UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
_______________

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
 PENGUIN SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee previously paid with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PENGUIN SOLUTIONS, INC.
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON FEBRUARY 7, 2025
December 20, 2024
Dear Shareholder:
You are cordially invited to attend the 2025 Annual General Meeting of the Shareholders (the “Annual General Meeting”) of Penguin Solutions, Inc., a Cayman Islands exempted company (“we,” “us,” “Penguin Solutions,” or the “Company”). The Annual General Meeting will be held in virtual-only format on Friday, February 7, 2025 at 10:00 a.m. Pacific Time, originating from our U.S. executive offices at 39870 Eureka Drive, Newark, CA 94560 and will be accessible at www.virtualshareholdermeeting.com/PENG2025 for the following purposes:

Items of Business and Board Voting Recommendation
1
To elect the two nominees for Class II director to serve until the 2028 annual general meeting of shareholders (the “2028 Annual General Meeting”) or until their successors are duly elected and qualified;
For each of the nominees
2	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year;	For
3	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (“NEOs”);	For
4	To approve, on a non-binding advisory basis, the frequency of the advisory vote to approve the compensation of our NEOs; and	One Year
5	To transact such other business as may properly come before the Annual General Meeting or any continuation, postponement, or adjournment of the Annual General Meeting.
These items of business are more fully described in the proxy statement accompanying this Notice of Annual General Meeting of Shareholders (the “Proxy Statement”).
The record date for the Annual General Meeting is December 9, 2024 (the “Record Date”). Only shareholders of record at the close of business on the Record Date may vote at the Annual General Meeting or any continuation, postponement, or adjournment thereof. A complete list of such shareholders will be available for examination by any shareholder for any purpose germane to the Annual General Meeting during ordinary business hours at our U.S. executive offices at c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560 for a period of 14 days prior to the Annual General Meeting.
Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting
to be held on February 7, 2025 at 10:00 a.m. Pacific Time
The Proxy Statement and annual report to shareholders are available at: www.proxyvote.com.
By Order of the Board of Directors,
Anne Kuykendall
Senior Vice President and Chief Legal Officer
Milpitas, California
ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL GENERAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE COMPLETE, DATE, SIGN, AND RETURN THE PROXY CARD OR VOTE VIA TELEPHONE OR INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL GENERAL MEETING. EVEN IF YOU HAVE VOTED BY PROXY, YOU MAY STILL VOTE DURING THE ANNUAL GENERAL MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD THROUGH A BROKER, BANK, OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL GENERAL MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THAT RECORD HOLDER.

Page
Questions and Answers About These Proxy Materials and Voting	1
Corporate Governance and Board Matters	10
Information Regarding Committees of the Board of Directors	13
Corporate Responsibility	20
Director Compensation	25
Proposal No. 1: Election of Directors	27
Proposal No. 2: Ratification of the Selection of Our Independent Registered Public Accounting Firm	31
Proposal No. 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of Our Named Executive Officers	33
Proposal No. 4: Approval, on a Non-Binding Advisory Basis, of the Frequency of the Advisory Vote to Approve the Compensation of Our Named Executive Officers	34
Other Information Related to Penguin Solutions, the Directors, and the Executive Officers	35
Compensation Discussion and Analysis	40
Fiscal 2024 Executive Compensation	60
Equity Compensation Plan Information	76
Certain Relationships and Related Person Transactions	77
Householding of Proxy Materials	79
Other Matters	80

Penguin Solutions, Inc.
c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands
PROXY STATEMENT FOR THE 2025 ANNUAL GENERAL MEETING OF SHAREHOLDERS
QUESTIONS AND ANSWERS ABOUT THESE
PROXY MATERIALS AND VOTING

Q1	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
A1
Pursuant to “Notice and Access” rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we are sending a Notice Regarding the Availability of Proxy Materials (the “Proxy Availability Notice”) to our shareholders of record. All shareholders will have the ability to access the proxy materials on the website referred to in the Proxy Availability Notice free of charge or request to receive a printed set of the proxy materials for the Annual General Meeting. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Proxy Availability Notice.
We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and those shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of the Proxy Availability Notice. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically.
We expect that this Proxy Statement and the other proxy materials will be mailed to shareholders on or about December 20, 2024.

Q2	What does it mean if I receive more than one Proxy Availability Notice?
A2	If you receive more than one Proxy Availability Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each Proxy Availability Notice to ensure that all of your shares are voted.
Q3	Will I receive any other proxy materials by mail?
A3	We may send you a proxy card by mail on or after December 20, 2024.
Q4	How do I attend the Annual General Meeting?
A4
The Annual General Meeting will be held on Friday, February 7, 2025 at 10:00 a.m. Pacific Time. The Annual General Meeting will be held in virtual-only format originating from our U.S. executive offices at 39870 Eureka Drive, Newark, CA 94560. We believe that hosting a virtual meeting will facilitate greater shareholder attendance and participation at our Annual General Meeting by enabling participation from any location around the world.
We have designed the virtual Annual General Meeting to provide the same rights and opportunities to participate as shareholders would have at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform. To attend the Annual General Meeting, go to www.virtualshareholdermeeting.com/PENG2025. To participate in the Annual General Meeting, you will need the 16-digit control number included on your Proxy Availability Notice, on your proxy card, or on the instructions that accompanied your proxy materials. Online access to the virtual meeting will begin at approximately 9:45 a.m. Pacific Time to allow time for participant log-in. We encourage our shareholders to access the Annual General Meeting in advance of the designated start time. If you encounter any difficulties accessing the meeting, please call the technical support number that will be posted on the virtual meeting log-in page.

Q5	Who can vote during the Annual General Meeting?
A5
Only shareholders of record at the close of business on the Record Date will be entitled to vote during the Annual General Meeting. On the Record Date, there were 53,343,996 ordinary shares outstanding and entitled to vote.
Shareholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote during the Annual General Meeting or vote by proxy. Whether or not you plan to attend the Annual General Meeting, we urge you to vote by proxy over the telephone or on the internet as instructed below (see “How do I vote?”) or complete, date, sign, and return the enclosed proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee
If, on the Record Date, your shares were held not in your name but in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Proxy Availability Notice will be forwarded to you by the organization that holds your account. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual General Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other nominee regarding how to vote the shares in your account. You are also invited to attend the Annual General Meeting; however, since you are not the shareholder of record, your access to online voting during the Annual General Meeting will depend on the voting procedures of the organization that holds your shares.

Q6	What am I voting on?
A6
There are four matters scheduled for a vote:
•Election of two Class II directors;
•Ratification of the selection by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company (the “Board”) of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for our fiscal year ending August 29, 2025;
•Approval, on a non-binding advisory basis, of the compensation of our NEOs; and
•Approval, on a non-binding advisory basis, of the frequency of the advisory vote to approve the compensation of our NEOs.

Q7	What if another matter is properly brought before the Annual General Meeting?
A7	The Board knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the Annual General Meeting, the persons named in the accompanying proxy will vote the shares for which you grant your proxy on those matters in accordance with their best judgment.
Q8	What is the Board’s voting recommendation?
A8
The Board recommends that you vote your shares:
•“For” the election of each of the two nominees for director named in this Proxy Statement;
•“For” the ratification of the selection by the Audit Committee of Deloitte as our independent registered public accounting firm for our fiscal year ending August 29, 2025;
•“For” the approval, on a non-binding advisory basis, of the compensation of our NEOs; and
•“One Year” with respect to the frequency of the advisory vote to approve the compensation of our NEOs.

Q9	How do I vote?
A9
With regard to the election of directors, you may vote “For” or “Against” or you may “Abstain” from voting for either or both of the two nominees to the Board. With regard to the ratification of the Audit Committee’s selection of Deloitte as our independent registered public accounting firm for our fiscal year ending August 29, 2025, you may vote “For” or “Against” or you may “Abstain” from voting. For the approval, on a non-binding advisory basis, of the compensation of our NEOs, you may vote “For” or “Against” or you may “Abstain” from voting. For the non-binding advisory vote on the frequency of the advisory vote on the compensation of our NEOs, you may vote “One Year,” “Two Years,” “Three Years,” or “Abstain.”
The procedures for voting depend on whether your shares are registered in your name or are held by a bank, broker, or other nominee.
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record on the Record Date, you may vote during the Annual General Meeting, vote by proxy via telephone, vote by proxy via internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time.
Whether or not you plan to attend the Annual General Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual General Meeting and vote during the Annual General Meeting even if you have already voted by proxy. Voting during the Annual General Meeting will have the effect of revoking your previously submitted proxy (see “Can I change my vote after submitting my proxy?” below).
•To vote via telephone, dial toll-free (800) 690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide our number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m. Eastern Time on February 6, 2025 in order to be counted.
•To vote via internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide our number and control number from the Proxy Availability Notice. Your vote must be received by 11:59 p.m. Eastern Time on February 6, 2025 in order to be counted.
•To vote using the proxy card, simply complete, sign, and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us and we receive it before the Annual General Meeting, we will vote your shares as you direct.
•To vote during the Annual General Meeting, please visit www.virtualshareholdermeeting.com/PENG2025. Instructions on how to vote during the Annual General Meeting will be posted on the website. The availability of online voting may depend on the voting procedures of the organization that holds your shares.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank, or Other Nominee
If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a Proxy Availability Notice containing voting instructions from that organization rather than from Penguin Solutions. Simply follow the voting instructions in the Proxy Availability Notice to ensure that your vote is counted.

Q10	How many votes do I have?
A10	On each matter to be voted upon, you have one vote for each ordinary share you own as of the Record Date.

Q11	What if I return a proxy card or otherwise vote but do not make specific choices?
A11
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the two nominees for director named in this Proxy Statement, “For” the ratification of Deloitte as our independent registered public accounting firm, “For” the approval, on a non-binding advisory basis, of the compensation of our NEOs, and “One Year” with respect to the frequency of the advisory vote on the compensation of our NEOs. If any other matter is properly presented at the Annual General Meeting, your proxy holder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Q12	Will my vote be kept confidential?
A12	We handle proxies, ballots, and voting tabulations on a confidential basis to protect your voting privacy. This information will not be disclosed except as required by law.
Q13	Who is soliciting my proxy?
A13	The accompanying proxy is solicited by the Board on our behalf for use at the Annual General Meeting.
Q14	Who is paying for this proxy solicitation?
A14	We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, members of our Board and our employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have engaged MacKenzie Partners, Inc. (“MacKenzie”) as the proxy solicitor for the Annual General Meeting for an approximate fee of $12,000 plus fees for additional services, if needed. We have also agreed to reimburse MacKenzie for reasonable out-of-pocket expenses. We may also reimburse brokerage firms, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
Q15	Can I change my vote after submitting my proxy?
A15
Yes. You can revoke your proxy at any time before the final vote at the Annual General Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy card with a later date.
•You may grant a subsequent proxy by telephone or through the internet.
•You may send a timely written notice to our Secretary that you are revoking your proxy.
•You may attend the Annual General Meeting and vote during the Annual General Meeting. Simply attending the Annual General Meeting will not, by itself, revoke your proxy.
Your most current proxy card or telephone or internet proxy is the one that will be counted, so long as it is provided within the applicable deadline. If your shares are held by your broker, bank, or other nominee, you should follow the instructions provided by your broker, bank, or other nominee to change your vote or revoke your proxy.

Q16	When are shareholder proposals for inclusion in our proxy statement for next year’s annual general meeting due?
A16
We expect to hold our 2026 annual general meeting of shareholders (the “2026 Annual General Meeting”) on or about February 6, 2026. Shareholders wishing to present proposals for inclusion in our proxy statement for the 2026 Annual General Meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposals so that they are received by us at our U.S. executive offices no later than August 22, 2025. Proposals should be sent to our Secretary, c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560.

Q17	When are other proposals and shareholder nominations for next year’s annual general meeting due?
A17
With respect to director nominations, our Articles of Association provide that shareholders who wish to nominate a director to be brought before the shareholders at an annual general meeting of shareholders must notify our Secretary, c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560 by a written notice, which notice must be received at c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560 not less than 120 days prior to the annual general meeting of shareholders; provided, however, that in the event of less than 130 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For other business to be brought before the shareholders at an annual general meeting of shareholders outside of Rule 14a-8 of the Exchange Act, shareholders must notify our Secretary, c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560 by a written notice, which notice must be received at c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560 not less than 45 days prior to the anniversary date on which we mailed proxy materials for the prior year’s annual general meeting; provided, however, that if the meeting occurs on a date more than 30 days earlier or later than the prior year's annual general meeting, the Board shall determine a date a reasonable period prior to the annual general meeting by which date the notice must be delivered by shareholders to us and shall publicize such date in a filing pursuant to the Exchange Act or via press release.
Based on the expected date of the 2026 Annual General Meeting, shareholders wishing to present nominations for directors for consideration at the 2026 Annual General Meeting under the provisions of our Articles of Association must submit their nominations so that they are received at c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560 not later than October 9, 2025 in order to be considered. Shareholders wishing to present other proposals for consideration at the 2026 Annual General Meeting under these provisions of our Articles of Association must submit their proposals so that they are received at c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560 not later than November 5, 2025 in order to be considered.
Nominations or proposals should be sent in writing to our Secretary, c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560. A shareholder’s notice to nominate a director or bring any other business before the 2026 Annual General Meeting must set forth certain information, which is specified in our Articles of Association. A complete copy of our Articles of Association may be found by accessing Penguin Solutions’ filings on the SEC’s website at www.sec.gov.
Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the additional requirements of Rule 14a-19(b).

Q18	How are votes counted?
A18	Votes will be counted by the inspector of elections appointed for the Annual General Meeting.

Q19	What is the effect of abstentions and broker non-votes?
A19
Abstentions: Under the laws of the Cayman Islands (under which Penguin Solutions is incorporated), abstentions are counted as shares present and entitled to vote at the Annual General Meeting but are not counted as votes cast. Unless put to the meeting as a special resolution or a matter to be decided by a Plurality of votes (as described below), matters shall be decided by a simple majority of votes cast by such members (or shareholders) who, being entitled to do so, vote in person or by proxy at such meeting. Voting at any shareholders’ meeting is by way of a poll.
Broker Non-Votes: A “broker non-vote” occurs when a broker, bank, or other nominee holding your shares in street name does not vote on a particular matter because you did not provide the broker, bank, or other nominee voting instructions and the broker, bank, or other nominee lacks discretionary voting authority to vote the shares because the matter is considered “non-routine” under the New York Stock Exchange rules for brokers. The “non-routine” matters on the agenda for the Annual General Meeting include Proposal No. 1: Election of Directors, Proposal No. 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of Our NEOs, and Proposal No. 4: Frequency of the Advisory Vote on the Compensation of Our NEOs.
Broker non-votes will be counted for the purpose of determining whether a quorum is present at the Annual General Meeting; however, because broker non-votes will constitute an abstention, they will not be counted as votes cast on the outcome of the votes on Proposal No. 1: Election of Directors, Proposal No. 3: Approval, on a Non-Binding Advisory Basis, of the Compensation of Our NEOs, or Proposal No. 4: Frequency of the Advisory Vote on the Compensation of Our NEOs. As a result, if you hold your shares in street name and you do not instruct your broker, bank, or other nominee how to vote your shares in the election of directors, the approval, on a non-binding advisory basis, of the compensation of our NEOs, or the frequency of the advisory vote on the compensation of our NEOs, then no votes will be cast on your behalf on these proposals. Therefore, it is critical that you indicate your vote on these proposals if you want your vote to be counted. The proposal to ratify the selection by the Audit Committee of Deloitte as our independent registered public accounting firm for the current fiscal year should be considered a “routine” matter. Therefore, your broker, bank, or other nominee will be able to vote on Proposal No. 2: Ratification of the Selection of Our Independent Registered Public Accounting Firm, even if it does not receive instructions from you, so long as it holds your shares in its name.

Q20	How many votes are needed to approve each proposal?
A20	Proposal		Vote Required
	No. 1.	Election of Directors	Majority Cast
	No. 2.	Ratification of the Selection of Our Independent Registered Public Accounting Firm	Majority Cast
	No. 3.	Approval, on a Non-Binding Advisory Basis, of the Compensation of Our NEOs	Majority Cast
	No. 4.	Frequency of the Advisory Vote on the Compensation of Our NEOs	Plurality

A “Majority Cast” means that a majority of the votes cast on the proposal are voted “For” the proposal. A “Plurality,” with regard to the frequency of future advisory votes on the compensation of our NEOs, means that the frequency receiving the highest number of votes cast by the holders of shares either present in person or represented by proxy will be the frequency recommended by our shareholders. Accordingly:
•Proposal No. 1: For the election of directors, each nominee receiving at least a majority of “For” votes from the total votes cast in respect of their election will be elected as a Class II director to hold office until the 2028 Annual General Meeting. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 1.
•Proposal No. 2: To be approved, a majority of the total votes cast on Proposal No. 2 must be voted “For” the ratification of the selection by the Audit Committee of Deloitte as our independent registered public accounting firm for the current fiscal year. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 2; however, the ratification of the selection by the Audit Committee of Deloitte is a matter on which a broker, bank, or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to Proposal No. 2.
•Proposal No. 3: To be approved, a majority of the total votes cast on Proposal No. 3 must be voted “For” the approval, on a non-binding advisory basis, of the compensation of our NEOs. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 3.
•Proposal No. 4: The frequency alternative that receives a plurality of the total votes cast on Proposal No. 4 will be considered approved as the frequency alternative preferred by shareholders. Abstentions and broker non-votes will not be considered votes cast on Proposal No. 4.
None of the proposals, if approved, entitles shareholders to appraisal rights under Cayman Islands law or our Articles of Association.

Q21	What is the quorum requirement?
A21
A quorum of shareholders is necessary to hold a valid shareholder meeting. A quorum will be present if one or more holders of shares are present, in person or by remote communication, or represented by proxy (or, if a corporation or other non-natural person, by its duly authorized representative) together holding (or representing by proxy) not less than a majority of the total voting power of all shares outstanding and entitled to vote at the Annual General Meeting. On the Record Date, there were 53,343,996 shares outstanding and entitled to vote. Thus, the holders of at least 26,671,999 shares must be present, in person or by remote communication, or represented by proxy at the Annual General Meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy by mail, over the phone, or through the internet (or if one is submitted on your behalf by your broker, bank, or other nominee), or if you vote during the Annual General Meeting.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, then either the chair of the Annual General Meeting or the holders of a majority of shares present at the Annual General Meeting or represented by proxy may adjourn the meeting to a later date. At any adjourned Annual General Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual General Meeting as originally notified. If the adjournment is for more than 30 days, or if after that adjournment a new record date is fixed for the adjourned Annual General Meeting, a notice of the adjourned Annual General Meeting shall be given to each shareholder of record entitled to vote at the adjourned Annual General Meeting.

Q22	How can I find out the results of the voting at the Annual General Meeting?
A22	Preliminary voting results will be announced at the Annual General Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the Annual General Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual General Meeting, we intend to file a Form 8-K to publish the preliminary results within four business days after the Annual General Meeting and will file an additional Form 8-K to publish the final results within four business days after the final results are known to us.
Interest of Certain Persons in Matters to Be Acted Upon
The Board knows of no matters to come before the Annual General Meeting other than the matters referred to in this Proxy Statement; however, if any other matters should properly come before the meeting, the persons named in the enclosed proxy intend to vote in accordance with their best judgment. No director, nominee for election as director, or executive officer of Penguin Solutions since the beginning of the last fiscal year or their associates has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be voted upon other than election to the Board.

Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, including but not limited to, statements concerning future risks and trends related to our risk management efforts; goals and expectations for our performance; identification of emerging issues that may affect our strategies, corporate governance, compensation practices, or other aspects of our operations; assessments of our leadership structure and board oversight; effectiveness of our corporate governance policies and executive compensation philosophy; our efforts to transform, evolve, and expand our business; our plans and expectations with respect to the SKT Investment (as defined under “Certain Relationships and Related Person Transactions” below); future plans with respect to our compensation practices; estimated payments to our Named Executive Officers upon termination or change in control; our environmental, social, and governance (“ESG”) goals, commitments, and expected improvements; estimations of future payouts under our incentive plans; and statements regarding our future financial or operating performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “commit,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “could,” and other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, circumstances, results, or aspirations and are subject to significant risks and uncertainties. These risks and uncertainties could cause our actual results to differ materially from those set forth in such forward-looking statements. Some of these risks and uncertainties are described in our Annual Report on Form 10-K for the fiscal year ended August 30, 2024. Except as required by law, we do not undertake to update the forward-looking statements included in this Proxy Statement to reflect the impact of circumstances or events that may arise after the date that the forward-looking statements were made. Additionally, part of the information in this Proxy Statement, including certain information on our ESG initiatives, is informed by various stakeholder expectations, as well as third-party frameworks on such matters. Such information, and information on similar topics in other disclosures (including on our website), is not necessarily, and should not be deemed to be, material for purposes of our reporting obligations, including under U.S. federal securities laws. Moreover, while we may reference various third-party frameworks and standards in our reporting, we cannot guarantee complete alignment with such frameworks or any specific interpretation thereof. Our approach to disclosures and the underlying methodology for such information may evolve due to a variety of factors, including changes in business or regulatory policies, data availability or quality, or other factors which may be in or out of our control.

CORPORATE GOVERNANCE AND BOARD MATTERS
This section describes the key corporate governance guidelines and practices that we have adopted. Complete copies of our Corporate Governance Guidelines, the charters of the committees of the Board, and our Code of Business Conduct and Ethics, described below, can be found in the Governance section of the Investors section of our website at ir.penguinsolutions.com. Information on our website is not incorporated by reference in this Proxy Statement. Alternatively, you can request a copy of any of these documents free of charge by writing to our Secretary, c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560.
Board Composition and Refreshment
Our Board currently consists of nine members. In accordance with our Articles of Association, our Board is divided into three classes with staggered three-year terms. At each annual general meeting of shareholders, the directors or the successors to directors whose terms are set to expire will be elected to serve from the time of election and qualification until the third annual general meeting following election. The number of directors may be changed by the affirmative vote of a majority of the directors.
Our directors are divided among the three classes as follows:
•Class I directors consist of Sandeep Nayyar, Mary Puma, and Maximiliane Straub, whose terms expire at the 2027 annual general meeting of shareholders;
•Class II directors consist of Randy Furr, Min Yong Ha, and Penelope Herscher, whose terms expire at the Annual General Meeting; and
•Class III directors consist of Mark Adams, Bryan Ingram, and Mark Papermaster, whose terms expire at the 2026 annual general meeting of shareholders.
We expect that any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control.
Our Board recognizes the importance of board renewal to introduce new perspectives, backgrounds, and skillsets to the Board, while maintaining a balance with experience and continuity. In fiscal 2024, our Board amended our Corporate Governance Guidelines to provide that a director will generally not be nominated for re-election or reappointed to the Board after reaching the age of 75, although our Board in its discretion may nominate any such director for re-election if it determines that it is in the best interests of our Company and shareholders for such director to continue his or her service on our Board in light of his or her particular contributions or expertise. Our Board also recognizes the importance of experience and continuity and has not adopted term limits. While term limits offer some advantages, our Board believes that the benefit is outweighed by the disadvantage of losing experienced directors who have developed valuable insight into the Company and its operations during the course of their service on our Board.
Independence of the Board of Directors
The Board has determined that all of the nominees and continuing directors, except for Mark Adams, our Chief Executive Officer (“CEO”), and Min Yong Ha, who was designated to be appointed to the Board by SK Telecom Co., Ltd. (“SKT”) pursuant to the SKT Investment (as defined under “Certain Relationships and Related Person Transactions” below), are independent directors. We define “independent directors” pursuant to the rules of the SEC and the listing standards of the Nasdaq Stock Market (“Nasdaq”). To be considered independent, a director cannot be an officer or employee of our Company or our subsidiaries and cannot have a relationship with our Company or our subsidiaries that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making the “independence” determination, our Board considered all relevant facts and circumstances, including the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. Our Board consults with our legal counsel to ensure that its determinations are consistent with all relevant laws, rules, and regulations regarding the definition of “independent director,” including applicable securities laws, and the rules of the SEC and Nasdaq. There are no family relationships between any of our directors or executive officers.

Board Leadership Structure
The Board believes that it is important to retain the flexibility to structure its board leadership in any manner that it determines to be in our best interests at any point in time. This includes flexibility to determine whether to maintain a separate office of Chair of the Board. Our policies do not preclude our CEO from also serving as a Board member or as Chair of the Board. Currently, the role of Chair of the Board is separated from the role of CEO. Ms. Herscher serves as our independent Chair of the Board, and Mr. Adams serves as our President and CEO. The Board reviews its leadership structure periodically and believes that its current structure provides effective leadership. We believe that separating these positions allows our CEO to focus on our day-to-day business operations and strategy, while allowing our Chair of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, our management team. Our Board recognizes the time, effort and energy that the CEO is required to devote to his position in the current business environment, as well as the commitment required to serve as Chair of the Board, particularly as the Board’s oversight responsibilities continue to grow.
The independent and non-executive members of the Board meet regularly without management and the Chair of the Board chairs those meetings.
Role of the Board in Risk Oversight
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business, and operational, legal and compliance, and reputational risks. A list of risk factors associated with our business can be found in our Annual Report on Form 10-K for our fiscal year ended August 30, 2024. One of the Board’s key functions is providing informed oversight of our risk management process. The Board believes that its current leadership structure facilitates its risk oversight responsibilities. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. For example, the Board acts as our ultimate decision-making body and advises and oversees management, who are responsible for our day-to-day operations and management. The Board believes this division of labor amongst the Board, committees, and management allows us to appropriately monitor risks over the short, intermediate, and long terms. We also engage with outside advisors, such as our compensation consultant, legal counsel, auditors, and other advisors to identify future risks and trends so that we can anticipate our ongoing risk management obligations at our regularly scheduled meetings. The Audit Committee monitors compliance with legal and regulatory requirements, in addition to providing oversight for the performance of our internal audit function and our system of internal controls. The Nominating and Corporate Governance Committee of the Board (the “NCG Committee”) monitors the effectiveness of our corporate governance guidelines and policies. The Compensation Committee of the Board (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Cybersecurity and Technology Risk Management Committee of the Board (the “Cybersecurity Committee”) oversees our information technology use, data security, and compliance with information security and data protection laws. Please refer to “Information Regarding Committees of the Board of Directors” below for a more detailed explanation of how our Board committees support the Board and management in risk oversight.
It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. Our Chief Legal Officer and Chief Financial Officer (“CFO”) coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.
Meetings of the Board of Directors
The Board oversees our business. It establishes overall policies and standards and reviews the performance of management. During the fiscal year ended August 30, 2024 (“fiscal 2024”), the Board held thirteen meetings. Each then-serving Board member attended 75% or more of the aggregate meetings of the Board and of each committee on which he or she served during the period for which he or she was a director or committee member. Our directors are encouraged to attend our annual general meetings of shareholders, but we do not currently have a policy requiring director attendance. All but one of the then-serving members of our Board attended our previous annual general meeting of shareholders.

The independent and non-executive members of our Board meet regularly in executive sessions outside of the presence of management, often prior to or following regularly scheduled meetings of the Board. The independent and non-executive directors also conducted telephonic meetings and/or updates during fiscal 2024.
Shareholder Communications with the Board of Directors
Our relationship with our shareholders is an important part of our corporate governance program. Engaging with our shareholders helps us to understand how they view us, to set goals and expectations for our performance, and to identify emerging issues that may affect our strategies, corporate governance, compensation practices, or other aspects of our operations. Our shareholder and investor outreach includes investor road shows, analyst meetings, and investor conferences and meetings, such as the investor day that we hosted in July 2024 to share our progress and plans directly with investors. We also communicate with shareholders and other stakeholders through various media, including our annual report and SEC filings, proxy statement, news releases, and our website. Our conference calls for quarterly earnings releases are open to all. These calls are available in real time and as archived webcasts on our website for a period of time. Information on our website is not incorporated by reference in this Proxy Statement.
As set forth in our Corporate Governance Guidelines, unless otherwise indicated in such guidelines or our policies, all requests by shareholders for communications with individual directors or the Board shall initially be made to our Secretary, who will relay such requests to the Chair of the Board or other directors as appropriate. Such requests should be sent to c/o Penguin Solutions, Inc. 39870 Eureka Drive, Newark, CA 94560. As set forth in our Policy for Reporting Concerns, shareholders who are also directors, employees, or contractors of Penguin Solutions should report concerns related to accounting, auditing, and ethical violations directly to the CFO or his designee, to the Chair of the Audit Committee (to the extent that the concerns relate to accounting, auditing, or internal controls), or via our anonymous whistleblower hotline. Any such concerns shall be communicated to our officers or directors as set forth in the policy.
Code of Business Conduct and Ethics
The Board has adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees, including those officers responsible for financial reporting. A copy of our Code of Business Conduct and Ethics is available in the Governance section of the Investors section of our website at ir.penguinsolutions.com. Information on our website is not incorporated by reference in this Proxy Statement. If we make any substantive amendments to our Code of Business Conduct and Ethics or grant any waiver from a provision of our Code of Business Conduct and Ethics to any director or our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions, we will promptly disclose the nature of the amendment or waiver on our website in accordance with the requirements of Item 5.05 of Form 8-K.
Director Equity Ownership Policy
As stated in our Corporate Governance Guidelines, the Board believes that directors should hold meaningful equity ownership positions in the Company. In fiscal year 2020, the Board adopted a Director and Officer Share Ownership Retention Policy (also referred to as our “share ownership guidelines”), which provides equity ownership requirements for our independent directors and Section 16 officers. A copy of our Director and Officer Share Ownership Retention Policy is available in the Governance section of the Investors section of our website at ir.penguinsolutions.com. Information on our website is not incorporated by reference in this Proxy Statement.
Anti-Hedging and Anti-Pledging Policy
Under our Insider Trading and Confidentiality Policy, all of our executive officers and directors are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, or other inherently speculative transactions in PENG shares and are barred from pledging PENG shares in any circumstance, including by purchasing PENG shares on margin or holding PENG shares in a margin account. A copy of our Insider Trading and Confidentiality Policy is available in the Governance section of the Investors section of our website at ir.penguinsolutions.com. Information on our website is not incorporated by reference in this Proxy Statement.

INFORMATION REGARDING COMMITTEES
OF THE BOARD OF DIRECTORS
The Board currently has the following standing committees: Audit Committee, Compensation Committee, NCG Committee, and Cybersecurity Committee. Below is a description of each of these committees. Each committee has authority to engage legal counsel or other experts or consultants as it deems appropriate in order to carry out its responsibilities.
The following table sets forth information on the committee membership of our directors as of December 13, 2024:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Cybersecurity and Technology Risk Management Committee
Mark Adams	—	—	—	—
Randy Furr (1)	X	Chair	—	—
Min Yong Ha	—	—	—	—
Penelope Herscher (1)	—	—	X	—
Bryan Ingram (1)	—	X	X	X
Sandeep Nayyar (1)	Chair	—	—	—
Mark Papermaster (1)	—	X	—	Chair
Mary Puma (1)	X	X	—	—
Maximiliane Straub (1)	X	—	Chair	X
(1)As noted in “Independence of the Board of Directors” above, the Board has determined Mses. Herscher, Puma, and Straub and Messrs. Furr, Ingram, Nayyar, and Papermaster to be independent directors.
Audit Committee
The Board has a separately designated standing Audit Committee, established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee was established by the Board to assist the Board in its oversight of the integrity of our financial statements and internal controls; the design, implementation, and performance of our internal audit function; and our compliance with legal and regulatory requirements. To that end, the Audit Committee is responsible for, without limitation, the following:
•Overseeing the accounting and financial reporting processes and the audits of our financial statements;
•Reviewing the qualifications, independence, and performance, and approving the terms of engagement of our independent auditor;
•Reviewing the performance of, and overseeing our internal audit function;
•Preparing any reports required of the committee under the rules of the SEC or under the rules of any applicable stock market or exchange;
•Overseeing our cash management and investment and borrowing policies, and periodically reviewing our investment and borrowing policies; and
•Overseeing and reviewing our policies with respect to entry into derivatives transactions for hedging and risk management purposes.
The Audit Committee is currently composed of four directors: Messrs. Furr and Nayyar (Chair) and Mses. Puma and Straub. Mr. Furr will serve on the Audit Committee until his term expires at the Annual General Meeting. The Audit Committee is governed by a written charter, which can be found in the Governance section of the Investors section of our website at ir.penguinsolutions.com. Information on our website is not incorporated by reference in this Proxy Statement. The Audit Committee has the authority to obtain, at our expense, advice and assistance from internal and external legal, accounting, or other advisors and consultants and other external resources that the Audit Committee considers necessary or appropriate in the performance of its duties. During fiscal 2024, the Audit Committee held nine meetings. We have not identified a material weakness in our internal control over financial reporting since fiscal 2021.

The Audit Committee’s charter provides for self-evaluation at least every other year. The Audit Committee also reviews and assesses the adequacy of its charter at least annually and recommends any proposed changes to the Board for approval. The Audit Committee is also responsible for overseeing compliance with the Code of Business Conduct and Ethics and reporting on such compliance to the Board.
The Board has determined that Messrs. Furr and Nayyar and Mses. Puma and Straub all satisfy the “independence” requirements of Nasdaq and the Exchange Act applicable to members of an audit committee of a listed company’s board of directors. The Board has determined that all members are qualified as audit committee financial experts within the meaning of SEC regulations.
Audit Committee Report
The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation and integrity of the consolidated financial statements and the reporting process, including establishing and monitoring the system of internal financial controls. In this context, during fiscal 2024, the Audit Committee met and held discussions with management and Deloitte, the Company’s independent registered public accounting firm. Management has represented to the Audit Committee that the Company’s consolidated financial statements for the fiscal year ended August 30, 2024 were prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and with Deloitte. In addition, the Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte the independence of Deloitte. The Audit Committee has also concluded that the provision of the non-audit services to the Company in fiscal 2024 was compatible with Deloitte’s independence. Based on the foregoing, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended August 30, 2024 for filing with the SEC. The Audit Committee and the Board have also recommended the selection of Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending August 29, 2025.
The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
Sandeep Nayyar, Chair
Randy Furr
Mary Puma
Maximiliane Straub

Compensation Committee
The Compensation Committee acts on behalf of the Board to oversee our director and executive compensation and benefits policies and to evaluate executive officer performance and compensation. Among other things, the Compensation Committee is responsible for the following:
•Reviewing and approving, or recommending to the Board to approve, the compensation for our senior executives;
•Reviewing and approving the compensation for independent directors;
•Reviewing and evaluating our executive compensation and benefits policies generally;
•Reporting to our Board periodically;
•Evaluating its own performance at least once every other year and reporting to our Board on such evaluation; and
•Reviewing and assessing periodically, and at least annually, consistent with Nasdaq listing requirements, the adequacy of its charter and recommending any proposed changes to the Board for approval.
The Compensation Committee is currently composed of four directors: Messrs. Furr (Chair), Ingram, and Papermaster and Ms. Puma. Mr. Furr will serve on the Compensation Committee until his term expires and Mr. Ingram will serve as Chair of the Compensation Committee effective at the Annual General Meeting. The Board has determined that Messrs. Furr, Ingram, and Papermaster and Ms. Puma all satisfy the “independence” requirements of Nasdaq and the Exchange Act applicable to members of a compensation committee of a listed company’s board of directors. During fiscal 2024, the Compensation Committee held four meetings.
The Compensation Committee is governed by a written charter, which can be found in the Governance section of the Investors section of our website at ir.penguinsolutions.com. Information on our website is not incorporated by reference in this Proxy Statement. The Compensation Committee charter grants the Compensation Committee sole authority to retain or obtain the advice of a compensation consultant, legal counsel, or other advisor, including the authority to approve the consultant’s reasonable compensation. The Compensation Committee may select such advisors, or receive advice from any other advisor, only after taking into consideration all factors relevant to that person’s independence from management, including those independence factors enumerated by Nasdaq. The Compensation Committee may delegate its authority under its charter to one or more subcommittees or the chair of the Compensation Committee as it deems appropriate and in our best interests from time to time. The Compensation Committee may also delegate to one or more officers the authority to make grants and awards of share rights or options to certain employees, as further described in its charter and subject to the terms of our equity-based plans.
Consideration and Determination of Our Compensation Programs for Executives and Directors
The Compensation Committee is responsible for overseeing our compensation programs for executive officers and directors and all related policies and practices. Our Compensation Committee, which reports to our Board, meets at least quarterly during the year and retains a compensation consultant (described below under “Role of the Compensation Consultant”) to provide support to the Compensation Committee, including an annual review and assessment of our compensation programs for executive officers and directors. The annual compensation review includes a determination of the companies to be considered in our peer group and a review of external market compensation comparisons relative to our peer companies and other comparable companies, including executive base salaries, cash incentives, and long-term equity awards as well as fees and equity awards for directors. The Compensation Committee reviews and determines whether and to what extent to approve all final recommendations from management regarding all forms of compensation for the NEOs (other than the CEO). The Compensation Committee also evaluates the performance of the CEO, reviews all forms of compensation paid to the CEO, and can either approve or modify such compensation, with any decision being reported to the Board.
Role of Management
In carrying out its responsibilities, the Compensation Committee asks the CEO to provide information on Company and individual performance, market data, and management’s perspective and recommendations on compensation matters. The Compensation Committee believes that it is important to consider the CEO’s input, particularly his evaluation of individual performance as well as the expected contribution and future potential of the other NEOs, because of his daily interaction with them. The CEO may recommend changes in base salaries, target cash incentives, and annual equity awards for executive officers (other than himself) and assists the Compensation Committee in assessing the individual performance of each executive officer for purposes of determining amounts to be paid under our annual bonuses. The CEO’s role in determining the compensation of executive officers is advisory only and the Compensation Committee (or the Board, on the recommendation of the Compensation Committee) provides final approval of all compensation matters for NEOs. The CEO also recommends the annual operating plan to the Board for approval, which includes corporate and division or business unit performance objectives and financial goals for the fiscal year.
The CEO also reviews the compensation data gathered from compensation surveys and analyses to make his recommendations to the Compensation Committee on base salary, annual cash incentive target amounts, and equity awards for each NEO other than himself.
Role of the Compensation Consultant
During fiscal 2024, the Compensation Committee retained Semler Brossy Consulting Group (“Semler”) as its outside, independent compensation consultant. Semler reports directly and is accountable to the Compensation Committee. Semler has been engaged to provide advice, information, and recommendations relating to compensation of our executive officers and directors, including base salary, cash incentive and equity incentive levels, and program structures, as well as other retention incentives, and how this compensation compares to compensation for executive officers and directors of members of Penguin Solutions’ peer group and comparably sized technology companies. In addition, Semler assists the Compensation Committee with the development of a peer group and the design and refinement of our compensation philosophy. Semler also advises the Compensation Committee regarding compensation disclosures, compensation risk assessments, share ownership guidelines, shareholder proposals, and trends and best practices in executive and director pay.
In the course of its work, Semler interacts with management to understand existing Company programs and policies, collects current pay program data, reviews competitive compensation data, obtains feedback on industry trends and best practices, and provides input on the Compensation Discussion and Analysis disclosure in our proxy statements. Semler does not provide, and has not been retained to provide, any services to the Company outside of the work assigned by the Compensation Committee.
The Compensation Committee has assessed the independence of Semler consistent with SEC rules and Nasdaq listing standards. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. On the basis of its consideration of the foregoing and other relevant factors, the Compensation Committee has determined that Semler is independent and that no conflicts of interest exist between the Company and Semler.
Compensation Committee Interlocks and Insider Participation
In fiscal 2024, Messrs. Furr, Ingram, and Papermaster and Ms. Puma served as members of our Compensation Committee. None of the fiscal 2024 members of the Compensation Committee was at any time one of our officers or employees. None of our executive officers currently serves, or served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee
The NCG Committee is generally responsible for identifying qualified Board candidates, recommending director nominees and appointments to Board committees, evaluating Board performance, reviewing management succession planning, reviewing matters relating to corporate social responsibility, and overseeing our Corporate Governance Guidelines. To that end, the NCG Committee is responsible for, without limitation, the following:
•Reviewing qualifications of candidates for membership on our Board and identifying and recommending to the Board qualified individuals for membership on the Board and its committees;
•Evaluating, at least once every other year starting in fiscal year 2019, the performance of the directors as well as the committee’s own performance and reporting to the Board on such evaluation;
•Reviewing the adequacy of the composition of the Board and its committees;
•Overseeing compliance with the Corporate Governance Guidelines and reporting on such compliance to the Board, including recommendations in connection with directors’ and officers’ indemnification and insurance matters;
•Overseeing orientation and continuing education programs for directors meeting the requirements set forth in our Corporate Governance Guidelines;
•Reviewing the Company’s actions in furtherance of its corporate social responsibility, including considering the impact of Company procedures and processes on employees, citizens, and communities;
•Reviewing our strategies and policies related to human capital management, including with respect to matters such as diversity, inclusion, employee engagement, and talent development;
•Reviewing our management succession planning, including policies for CEO selection and succession in the event of the incapacitation, retirement, or removal of the CEO, and evaluations of, and development plans for, any potential successors to the CEO; and
•Reviewing and assessing periodically the adequacy of its charter and recommending any proposed changes to the Board for approval.
The NCG Committee is composed of three directors: Mses. Herscher and Straub (Chair) and Mr. Ingram. The NCG Committee held four meetings during fiscal 2024. The Board determined that Mses. Herscher and Straub and Mr. Ingram are all independent within the meaning of the Nasdaq rules.
The NCG Committee is governed by a written charter that can be found in the Governance section of the Investors section of our website at ir.penguinsolutions.com. Information on our website is not incorporated by reference in this Proxy Statement. The NCG Committee charter complies with the guidelines established by Nasdaq.
The charter of the NCG Committee grants the NCG Committee authority to retain and terminate any advisors, including search firms to identify director candidates, and sole authority to approve all such advisors’ fees and other retention terms. In selecting candidates for recommendation to the Board, the NCG Committee considers the long-term interests of the shareholders, our needs, and the appropriate skills, characteristics, and experience of the candidates, including multiple factors that are more fully described below. We are committed to actively seeking candidates from underrepresented groups. In addition to candidates identified by Board members, the NCG Committee considers candidates proposed by shareholders and evaluates them using the same criteria. A shareholder who wishes to suggest a candidate for the NCG Committee’s consideration should follow the procedures described under the heading “When are other proposals and shareholder nominations for next year’s annual general meeting due?”
Listed below are the skills and experience that we consider most important for our directors in light of our current business and structure.
•Independence: To ensure the Board acts in the best interests of our shareholders, we seek to identify candidates who would be considered independent directors.
•Senior Leadership Experience: Directors who have served in senior leadership positions are important to us because they have the experience and perspective to analyze, shape, and oversee the execution of important operational and policy issues.
•Experience in Semiconductor and Electronic Equipment Manufacturing: Because we are a leader in the design and manufacturing of specialty solutions for the computing, memory, and LED markets,

understanding of and experience with manufacturing and other operational processes is a valuable asset to the Board.
•Technical Expertise: Because we design and manufacture specialty high-performance computing and artificial intelligence (“AI”) solutions, education or experience in relevant technology is useful for understanding our R&D efforts, competing technologies, the products and processes we develop, our manufacturing and assembly and test operations, and the market segments in which we compete.
•Sales and Marketing Experience: Directors with sales, marketing, and brand management experience can provide expertise and guidance as we seek to grow sales and enhance our brand.
•Government and International Experience: We are a global organization with R&D, manufacturing, assembly and test facilities, and sales and other offices in many countries, and we market our products to OEMs and commercial and government customers. Directors with global and government experience can provide valuable perspectives and insights regarding many important aspects of our business.
•Public Company Board Experience: Directors with public company board experience understand the dynamics and operation of a corporate board, the relationship of a public company board to the CEO and other senior management personnel, the legal and regulatory landscape in which public companies must operate, the importance of particular agenda and oversight issues, and the oversight of an ever-changing mix of strategic, operational, regulatory, and compliance-related matters.
•Contribution to Board Diversity: Members representing a mix of ages, genders, races, ethnicities, geographies, cultures, and other perspectives expand the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments, shareholders, the environment, and other stakeholders worldwide.
•Financial Expertise: Directors with financial literacy, risk management experience, transactional experience (including M&A), and other financial expertise, such as audit management practices, including cybersecurity, can help us navigate compliance with complex and changing financial regulations, transactions, and other ongoing compliance matters.
The following table summarizes our current directors’ voluntary self-identified diversity characteristics.

Board Diversity Matrix (as of December 13, 2024)	Female		Male
Gender Identity:
Directors	3		6

Demographic Background:
Asian	0		2
White	3		4

Board Size:
Total number of Directors		9

Cybersecurity and Technology Risk Management Committee
In June 2021, the Board formed the Cybersecurity Committee, which acts on behalf of the Board to oversee our information technology use, data security, and compliance with information security and data protection laws. Among other things, the Cybersecurity Committee is responsible for:
•Cybersecurity: Overseeing our global IT strategy, including the quality and effectiveness of our policies and procedures with respect to our IT systems, enterprise cybersecurity, AI, and privacy;
•Data Collection: Overseeing the systems, controls, and procedures used by us and our business partners engaged to collect, create, use, maintain, process, and protect personal information and/or any information or assets of our customers, employees, and business partners (collectively, “Company Information Assets”);
•Data Protection: Overseeing policies, procedures, plans, and execution intended to provide security, confidentiality, availability, and integrity of Company Information Assets;
•AI Governance: Along with management, reviewing the implementation, use, and management of generative AI tools at the Company to ensure that AI initiatives align with the Company's ethical standards, regulatory requirements, and strategic objectives;
•Product Oversight: Providing high-level guidance on the risk of compromise of any of our products, services (including software), and processes and controlling procedures put in place to mitigate such risks;
•New Acquisition IT: Overseeing, planning, and mitigating risk in relation to the integration of new acquisitions’ IT systems and data;
•Incident Response: Overseeing any of our policies and procedures that pertain to our response to any material incidents;
•Disaster Recovery: Periodically reviewing our disaster recovery capabilities with management;
•Legal Compliance and Internal Audits: Overseeing our compliance with applicable information security and data protection laws and industry standards, and overseeing any internal audits of our IT systems and processes;
•Risk Education and Culture: Overseeing our education of employees regarding cybersecurity, AI, privacy, and related risks;
•Cyber Insurance: Reviewing our cyber insurance policies to ensure appropriate coverage; and
•Knowledge Management: Maintaining current knowledge of changing cybersecurity threats, countermeasures, and other information relevant to cybersecurity and technology risk oversight.
The Cybersecurity Committee includes directors with technology and cybersecurity experience and is currently composed of three directors: Messrs. Ingram and Papermaster (Chair) and Ms. Straub.
During fiscal 2024, the Cybersecurity Committee held four meetings. At each of those meetings, the Cybersecurity Committee received updates from our Chief Information Officer, among other members of management, on technology investments, IT programs and operations, AI governance matters, and our information security programs, matters, and efforts. Such efforts include employee information security training for new hires and our broader employee population on an annual basis. Management also timely briefs the Board on policy and regulatory cybersecurity and AI governance matters.
The Cybersecurity Committee is governed by a written charter, which can be found in the Governance section of the Investors section of our website at ir.penguinsolutions.com. Information on our website is not incorporated by reference in this Proxy Statement. The Cybersecurity Committee may request that our Chief Information Officer and other appropriate Company personnel work with the committee to review strategic plans and implementation, as well as to check on any identified issues. The Cybersecurity Committee has the sole authority to retain and terminate any advisors, including cybersecurity or data privacy experts and legal counsel, and has sole authority to approve all such advisors’ fees and other retention terms. The Cybersecurity Committee also has the authority to conduct or authorize investigations into or studies of any matters within its scope of responsibilities.

CORPORATE RESPONSIBILITY
We strive to engage in business practices that are environmentally sustainable in addition to being beneficial to our shareholders and the wider community. We aim to set ambitious goals and make tangible investments to advance progress in the areas of environmental sustainability, governance and ethics, human capital, supply chain responsibility, and community engagement.
Our Environmental, Social, and Governance Steering Committee, which reports to our Board’s NCG Committee, meets regularly to develop and implement strategies for contributing to a more sustainable world for our people, communities, and the environment. The steering committee is made up of senior executives in Legal, Human Resources, Supply Chain and Operations, and Marketing and Communications. Our ESG Steering Committee reviews our policies, evaluates and sets long-term objectives, and approves public disclosures regarding corporate social responsibility. The NCG Committee is responsible for overseeing our ESG efforts. Our ESG Steering Committee updates the NCG Committee at least twice per year, and the NCG Committee updates the full Board.
Over the past three years, we have achieved a number of goals related to improved safety in our operations, enhanced protection of our employees, and expanded sourcing of clean energy. In 2024, we furthered our dedication to these goals and took steps to pursue our goal of achieving net zero Scope 1 and Scope 2 carbon emissions by 2030, continued to report our climate action and water management efforts publicly, and pursued opportunities to responsibly promote diversity, equity, and inclusion amongst our employees (we take such efforts seriously, along with our responsibility to comply with applicable civil rights laws). We reduced our total Scope 1 and Scope 2 greenhouse gas emissions by 76% from calendar 2022 to 2023, largely through a combination of carbon offsets and renewable energy purchases. Details on our calendar 2023 sustainability performance and more information on our Future Impact Goals (as described below) and our broader sustainability efforts are included in our 2023 Environmental, Social, and Governance Report (our “ESG Report”). Information in our ESG Report is not incorporated by reference in this Proxy Statement or any of our filings with the SEC and is referred to for further information only.

Our ESG Goals
In 2024, we reaffirmed our efforts on the following goals established in prior years with regard to climate action, diversity, equity, and inclusion, and governance (our “Future Impact Goals”):

Future Impact Goals
Environmental Sustainability
•Achieve net-zero Scope 1 and Scope 2 carbon emissions by 2030. We are proud to have achieved 78% renewable energy usage in our global operations in 2023, more than double the percentage of the previous year.

•Transparently report on our climate action and water management efforts publicly and measure our success against industry-accepted ESG frameworks, ratings, and scores.

•Maintain ISO 14001 and ISO 45001 certifications at all major sites.

•Require all new key suppliers to agree to our Supplier Code of Conduct and conflict mineral request.

Governance and Ethics
•Transparently report on our ESG program and meaningfully engage with stakeholders to integrate feedback and seek continuous and appropriate improvement on our ESG performance.

•Increase executive accountability to ESG initiatives, including by adding measurable ESG performance goals in our executive bonus program in order to hold our executives accountable for progress on ESG issues, beginning in fiscal 2023.

•Add oversight responsibility with respect to the Company’s use of AI, including by adding AI governance to the Cybersecurity Committee charter.

•Form AI Governance Committee with key executive participation.

Diversity and Inclusion
•Collaborate with external partners such as CIRCA, a diversity recruitment and HR compliance solutions company, which promotes our open positions to individuals in Black, Hispanic, and LGBTQIA+ communities, as well as partnerships with Historically Black Colleges and Universities.

•Leverage the findings of our gender compensation analyses to inform our efforts to continue to advance pay equity within Penguin Solutions, including an equitable pay structure that remains consistent throughout our company.

•Implement and fund efforts to drive recruitment, career support, and community building for employees from historically underrepresented groups. We launched our employee resource groups (“ERGs”) in fiscal 2023, providing new spaces for employees to connect over their shared perspectives, goals, and identities, and we continue to support and develop our ERG program. Additionally, our global diversity council conducts regular reviews of our HR policies and practices, and helps inform our talent recruiting process, talent acquisition strategies, and professional development programs. These reviews include an assessment from a legal compliance lens as part of our continued legal compliance efforts, including civil rights laws.

Our attention to climate action, governance, and diversity, equity, and inclusion is not only forward-thinking; we believe that it also creates value for Penguin Solutions and our shareholders by contributing to more robust and inclusive planning and analysis around the pursuit of new market opportunities, greater brand recognition, and mitigation of costs and risks.

Our Governance and Ethics Framework
Corporate Governance
Penguin Solutions believes that sound governance contributes to good corporate citizenship, competitive strength, investor confidence, long-term success, and sustained shareholder value. Penguin Solutions is governed by the Board and the committees of the Board, which meet throughout the year. The Board and management regularly review and evaluate our corporate governance practices, policies, and procedures. Penguin Solutions’ corporate governance documents, including the charters of the Audit Committee, Compensation Committee, NCG Committee, and Cybersecurity Committee, as well as the Code of Business Conduct and Ethics, Corporate Governance Guidelines, and Policy for Reporting Concerns are available on the Governance section of the Investors section of our website at ir.penguinsolutions.com.
Ethics and Compliance
Penguin Solutions is committed to ethical business practices, as demonstrated by our Code of Business Conduct and Ethics, our Supplier Code of Conduct, and our membership in and commitment to the Responsible Business Alliance (“RBA”) and its code of conduct, which align with the United Nations (“UN”) Guiding Principles and its framework on the issue of human rights and transnational corporations and other business enterprises.
Privacy and Data Security
Our Board takes a direct interest in privacy, data security, and IP protection. In 2021, the Board formed the Cybersecurity Committee, which oversees information technology use and data security, including enterprise cybersecurity, AI, privacy, data collection and protection, and compliance with information security and data protection laws in accordance with our ongoing implementation of our Information Security Risk Management framework, which is built on National Institute of Standards and Technology and International Organization for Standardization (“ISO”) standards. In 2023, we took steps to strengthen our information technology strategy and cybersecurity protections, including increasing the size of our cybersecurity team and implementing a new comprehensive cybersecurity training program. During fiscal 2023 and 2024, we did not identify any risks from cybersecurity threats, including as a result of any previous cybersecurity incidents, that materially affected us.
AI Governance
In fiscal 2024, we formed an AI Governance Committee, which oversees the implementation, use, and management of generative AI tools at the Company to ensure that our AI initiatives align with the Company's ethical standards, regulatory requirements, and strategic objectives. We also adopted a Generative AI Use in the Workplace Policy to set forth rules, requirements, and processes governing our employees’ use of AI tools. The AI Governance Committee, which consists of key executives across Company departments, reports its activities and findings to the Cybersecurity Committee at least annually.
Product Safety and Compliance
Product safety and compliance efforts are also central to Penguin Solutions. For example, we work with our suppliers so that we have visibility into the components we use which, based on our suppliers’ transparency, are lead-free and compliant with the most current version of the European Union’s Restriction of Hazardous Substances directive. Penguin Solutions also complies with the EU’s Registration, Evaluation, Authorization, and Restriction of Chemicals regulations to manage and mitigate the risks of chemical exposure for our employees, our community, and the environment.
Environmental Management Systems
Penguin Solutions has established a quality, environment, health, and safety (“QEHS”) management system, which is aligned to the principles of ISO and defines elements by which Penguin Solutions conducts its global business and the protection of its employees and stakeholders, the public, and the environment. It provides the framework to develop, implement, monitor, and improve QEHS objectives, targets, and performance standards to mitigate our exposure to risks. We conduct internal and external audits annually to maintain our standards of operation and maintain our ISO certification. The QEHS management system applies to all Penguin Solutions’ business locations, units, and functions, as well as all aspects of our global business processes.

Our Focus on Environmental Sustainability, Human Capital, Supply Chain Responsibility, and Community Engagement
Environmental Sustainability
As a global technology company involved in multiple lines of business, we are positioned to make a positive impact on our environment and in our communities. We strive to deploy environmentally sustainable business practices to help minimize the impact of our operations on the environment.
Our environmental sustainability strategy and programs are managed by our ESG Steering Committee, which sets goals, tracks progress, and promotes compliance to legal requirements. The team meets regularly to seek out, identify, and address negative impacts that can be reduced or eliminated in order to foster a cleaner and healthier environment.
Energy Management
A significant portion of our operational greenhouse gas emissions can be attributed to our energy use. As a result, we are focused on our energy management as a part of our broader climate strategy. We take actions to measure, reduce, and report on our climate impact and proactively invest in projects that support conservation and renewable energy. For example, in 2023, approximately 78% of our total global energy consumption was from renewable energy sources, which is more than double the percentage from 2022.
Water Management
Penguin Solutions recognizes water as both a critical global resource and an essential part of our business operations. We monitor our water usage and consistently look for opportunities to reduce our water withdrawal and consumption. For example, in 2023, we recycled over 65% of water used across all our facilities and were able to reduce our overall water withdrawal by more than 18% compared to 2022.
Waste Management
Penguin Solutions has a sustained focus on consuming fewer resources, producing less waste, and recycling and reusing as much as possible. We engage in sustainable packing and shipping practices, such as increasing packing density to reduce the need for multiple deliveries, packaging products using materials that are recyclable, reusable and made of post-consumer materials, and re-using recycled packing materials. We also seek to reduce our production of hazardous waste and to repurpose the hazardous waste that we do produce.
Human Capital
At Penguin Solutions, we value our employees and understand the importance of supporting their development and creating opportunities for their advancement. As part of our “put people first” mindset, we invest in key initiatives such as employee engagement and development; health, safety and wellness; and diversity, equity, and inclusion.
Employee Engagement and Development
In 2023, we reviewed our approach to employee engagement and culture to determine whether it continues to meet the needs of our evolving workforce. We value and foster capable leadership that can meet the challenges of business growth while contributing to a supportive and inclusive company culture. At all locations, we provide our employees with performance assessments and evaluations. Where applicable, employees also have access to coaching programs and job-specific training. We also provide our employees with training on workplace culture and enrichment through our learning platform, which covers topics such as harassment, creating healthy work environments, inclusion, and global ethics and compliance.
Health, Safety, and Wellness
We strive to provide and maintain a safe work environment and to promote overall wellness among employees. We prioritize employee wellbeing throughout our operations as well as through specific wellness programs. We also support mental health and wellness through our Employee Assistance Program, which offers free and confidential counseling and support for our employees and members of their households.

We promote a safe working environment by taking steps to comply with all related Occupational Safety and Health (“OSH”) Legislation, the ISO 45001 standard, and effective OSH procedures and policy implementation. We conduct health and safety programs such as Crime Prevention, Fire Prevention, and CPR Awareness to promote a healthier, safer workplace. In addition, risk assessments and periodic safety inspections performed by the QEHS team identify areas for improvement in safety and prevention in order to minimize safety-related incidents.
Diversity, Equity, and Inclusion
We believe diversity, equity, and inclusion supports better results for both people and business. Diverse teams bring valuable perspectives and backgrounds to our company. Our employees represent various races, religious beliefs, gender identities and expressions, ages, national origins, and points of view, and this diversity also extends to our executive leadership team. Our non-discrimination policy, which is outlined in our employee handbook, articulates people-oriented and fair treatment principles in the recruitment, hiring, training, promotion, compensation, benefits, transfer, and disciplinary action of all employees.
Supply Chain Responsibility
Supply Chain Strategy
Penguin Solutions strives to maintain sustainable supply chain practices to promote the highest environmental and social standards throughout our value chain. We work to be trusted supply chain partners by following all applicable laws and hold ourselves accountable against high ethical standards. We joined the RBA over a decade ago and have worked to uphold their code of conduct (the “RBA Code of Conduct”) ever since. We also contractually require within our Supplier Code of Conduct that our suppliers adopt the RBA Code of Conduct and follow the principles and practices outlined therein and conduct periodic reviews to confirm such compliance.
Conflict Minerals
Responsible sourcing is integral to sourcing safe and ethically-created products. Our Conflict Minerals program was created to monitor the sourcing of tin, tantalum, tungsten, and gold from the Democratic Republic of Congo and adjoining countries, which are at risk of being mined and sold under the control of armed groups to finance conflict. We leverage resources and guidance from RBA’s Responsible Mining Initiative (“RMI”), including having suppliers complete the RMI Conflict Minerals Reporting Template annually.
Human Rights
Penguin Solutions seeks to respect human rights in our business practices and to contribute to prosperity globally through our products and our services and by providing a workplace that promotes meaningful work and growth. We do not allow any forms of forced labor, child labor, or bonded labor. Additionally, we require that non-exempt employees do not work over 40 hours without added compensation. We require all suppliers to sign our Supplier Code of Conduct annually to promote accountability for human rights violations, including forced or involuntary labor, child labor, unfair wages and benefits, unfair working hours, discrimination, freedom of association, health and safety concerns, and conflict minerals.
Through the adoption of the RBA Code and through our own Code of Business Conduct and Ethics, we aim to align our efforts to the UN Guiding Principles on Business and Human Rights, the UN Universal Declaration of Human Rights, the UN Global Compact, the International Labor Organization’s International Labor Standards, and the Organisation for Economic Co-operation and Development’s Guidelines for Multinational Enterprises.
Community Engagement
Throughout the world, we engage locally to make a positive impact in our communities by encouraging employees to volunteer and participate in charitable giving opportunities that matter to them. We support and host volunteer opportunities, and our employee donation matching program allows employees to select nonprofits for a company match of up to $2,500 per employee each calendar year.

DIRECTOR COMPENSATION
The Compensation Committee is responsible for approving the compensation of our independent directors. As part of this process, the Compensation Committee periodically reviews the independent director compensation program to evaluate whether it is competitive with market practices after considering input from the Compensation Committee’s independent compensation consultant with respect to market data for the same peer group of companies as is used for evaluating executive compensation decisions. Following this review, for fiscal 2024, the Compensation Committee decided not to adjust the independent director compensation program, which consists of the compensation set forth in the table below, effective as of February 11, 2022 through fiscal 2024.
Annual Retainers

	Chair	Member
Board Retainers
Cash Retainer (1)	$110,000	$60,000
Equity Retainer (2)(3)		$150,000

Committee Cash Retainers (1)
Audit	$30,000	$10,000
Compensation	$20,000	$7,500
Nominating and Corporate Governance	$15,000	$5,000
Cybersecurity and Technology Risk Management	$15,000	$5,000
(1)Annual Cash Retainer: Annual cash retainers are paid quarterly. The Board chair retainer is inclusive of the Board member retainer and the committee chair retainers are inclusive of payment for service as a committee member. There are no separate meeting fees.
(2)Initial RSU Grant: Upon first being appointed to the Board and to cover the director’s annual equity retainer for the first partial year of service and his or her following full year of service on the Board, each new independent director will receive a prorated restricted share unit (“RSU”) grant, with the grant date fair value determined as follows: (x) $10,000, multiplied by (y) the number of months from the first day of the calendar month of appointment, through and including January 31st of the second January after appointment. These initial equity grants vest in part on the first anniversary of the grant date, with the remainder vesting the second January after the appointment (the “Initial Director RSUs”).
(3)Annual RSU Grant: For fiscal 2024, each independent director who has served on the Board for at least twelve months will receive RSUs on the first Friday following the date of the annual shareholder meeting (or if such meeting occurs on a Friday, then on the date of such meeting), with a grant date value of approximately $150,000 and vesting in full on the first anniversary (or, if earlier, on the date of the next annual general meeting of shareholders at which the director’s term would expire) (the “Annual Director RSUs”).
For purposes of RSU awards granted to our directors, grant date fair values are determined based on the closing price of our ordinary shares at the close of trading on the last trading day immediately prior to the date of grant and are rounded down to the nearest whole share.
The Initial Director RSUs and the Annual Director RSUs fully vest upon a change in control.
We do not provide separate compensation for service on our Board to directors who are not independent. We provide all of our directors with reimbursement for expenses incurred in connection with their service on our Board.

Share Ownership Requirements
The Compensation Committee believes that, in order to more closely align the interests of our independent directors with those of our other shareholders, all independent directors who participate in our independent director compensation program (“Covered Directors”) should maintain a minimum level of equity interests in our ordinary shares. The Compensation Committee initially adopted share ownership guidelines in fiscal year 2020 and adopted more robust guidelines in March 2024, requiring ownership of five times (reflecting an increase from three times) the annual cash Board member retainer for Covered Directors. Covered Directors are required to be in compliance with the policy by the later of: (i) March 31, 2026 and (ii) the date that is five years after appointment to the Board. As of the Record Date, all Covered Directors were in compliance with our share ownership guidelines or were in the five-year transition period.
The following table summarizes the compensation of our then-serving independent directors for fiscal 2024. Mr. Adams, who served as one of our executive officers, did not receive separate compensation for his service as a director during fiscal 2024. Information regarding the compensation received by Mr. Adams for fiscal 2024 is disclosed in the 2024 Summary Compensation Table and in “Compensation Discussion and Analysis” below.
Director Compensation Table for Fiscal 2024

Name	Fees Earned or Paid in Cash	Share Awards (1)(2)	Total
Randy Furr	$90,000	$155,860	$245,860
Penelope Herscher	$115,000	$155,860	$270,860
Bryan Ingram	$77,500	$155,860	$233,360
Sandeep Nayyar	$90,000	$155,860	$245,860
Mark Papermaster	$82,500	$155,860	$238,360
Mary Puma	$77,500	$—	$77,500
Maximiliane Straub	$90,000	$155,860	$245,860
(1)Represents the grant date fair value of each RSU award granted during fiscal 2024 in accordance with the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For a discussion of assumptions used to calculate the FASB ASC Topic 718 grant date fair value, refer to the Share-Based Compensation Note to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2024.
(2)As of August 30, 2024, our independent directors held the equity awards set forth in the following table:

Name	RSUs
Randy Furr	6,821
Penelope Herscher	6,821
Bryan Ingram	6,821
Sandeep Nayyar	6,821
Mark Papermaster	6,821
Mary Puma	2,567
Maximiliane Straub	6,821

PROPOSAL NO. 1: ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF
EACH NAMED NOMINEE.
Our Board is presently composed of nine members who are divided into three classes, designated as Class I, Class II, and Class III. One class of directors is elected by the shareholders at each annual general meeting of shareholders to serve from the time of their election until the third annual general meeting of shareholders following their election. Class I directors consist of Sandeep Nayyar, Mary Puma, and Maximiliane Straub. Class II directors consist of Randy Furr, Min Yong Ha, and Penelope Herscher. Class III directors consist of Mark Adams, Bryan Ingram, and Mark Papermaster. The current terms of our Class II directors expire at the Annual General Meeting.
The following table sets forth information regarding the Board nominees and other members of the Board as of December 13, 2024.

Name	Age	Position with Penguin Solutions	Director Since	Class	Term Expires
Sandeep Nayyar	65	Director	2014	I	2027
Mary Puma	66	Director	2023	I	2027
Maximiliane Straub	60	Director	2019	I	2027
Randy Furr	70	Director	2017	II	2025
Min Yong Ha	54	Director and Nominee	2024	II	2025
Penelope Herscher	64	Director and Nominee	2021	II	2025
Mark Adams	60	Director, President and CEO	2020	III	2026
Bryan Ingram	60	Director	2018	III	2026
Mark Papermaster	63	Director	2022	III	2026
The NCG Committee has nominated Mr. Ha and Ms. Herscher as Class II director nominees for a three-year term expiring at the 2028 Annual General Meeting and until their respective successors are duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal. Mr. Ha, who joined our Board on December 13, 2024 as a Class II director, was designated to be appointed to the Board by SKT in connection with SKT’s preferred equity investment in the Company. Mr. Furr, currently a Class II director, is not standing for re-election at the Annual General Meeting. We thank him for his distinguished service to Penguin Solutions.
A brief biography of each nominee and each continuing director is set forth below as of December 13, 2024, as well as information regarding the experience, qualifications, attributes, and/or skills of each nominee that led the NCG Committee to believe that the director should continue to serve on the Board. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected.
Nominees for Election as Class II Directors for a Term Expiring at the 2028 Annual General Meeting
Min Yong Ha has served as a director since December 2024, as a designee of SKT. Mr. Ha has served as SKT’s Chief Development Officer since April 2022. Previously, Mr. Ha also served as the Chief Executive Officer of AI semiconductor companies and affiliates of SKT, SAPEON Inc. from July 2024 until November 2024 and SAPEON Korea Inc. from July 2024 until December 2024. Prior to his positions at SKT and its affiliates, Mr. Ha held various positions at SKT since January 2019, including as Vice President, Global Alliance until January 2020, Vice President, Corporate Planning until January 2021, and Vice President, Innovation Suite until April 2022. Mr. Ha also serves on the boards of several private companies, including SKT affiliates, Pacific Telecom, Inc., ID Quantique, and Rebellions Inc. Mr. Ha holds a Bachelor’s degree in Economics from the University of Seoul and a Master of Business Administration from the Indiana University Kelley School of Business.
We believe that Mr. Ha’s substantial experience as an executive and director at technology, semiconductor, and AI companies, as well as his background in business development and corporate strategy, make him well qualified for service as a director.

Penelope Herscher has served as a director since September 2021. Ms. Herscher is a seasoned technology public company board director, executive, and entrepreneur, with more than 15 years of experience as a high-tech CEO in Silicon Valley and more than 10 years of experience serving on public company boards of directors. She currently serves as chair of the board of directors at Lumentum Holdings, Inc. and as a member of the board of directors of FORVIA SA and one private company. Ms. Herscher previously served as a member of the board of directors of Embark Trucks, Inc. from September 2022 to August 2023, Verint Systems, Inc. from March 2017 to June 2021, PROS Holdings, Inc. from January 2018 to May 2021, and Rambus, Inc. from July 2006 to April 2018. Since 2004, Ms. Herscher held various executive positions as CEO of First Rain, Inc., Executive Vice President and Chief Marketing Officer of Cadence Design Systems, Inc., and CEO of Simplex Solutions, Inc. Ms. Herscher holds a BA Hons, MA in Mathematics from Cambridge University in England.
We believe that Ms. Herscher’s substantial experience as a director at public companies and as an executive in the technology sector make her well qualified for service as a director.
Resolution for Proposal No. 1:
Each of the following resolutions will be put to shareholders at the Annual General Meeting:
“RESOLVED, by ordinary resolution, that Min Yong Ha be appointed as a Class II director of the Board to serve until the Company’s 2028 Annual General Meeting of Shareholders or until his respective successor is duly elected and qualified or until his earlier death, resignation, or removal.
RESOLVED, by ordinary resolution, that Penelope Herscher be appointed as a Class II director of the Board to serve until the Company’s 2028 Annual General Meeting of Shareholders or until her respective successor is duly elected and qualified or until her earlier death, resignation, or removal.”
Class I Directors: Continuing in Office Until the 2027 Annual General Meeting
Sandeep Nayyar has served as a director since September 2014. Mr. Nayyar has been Vice President and CFO of Power Integrations, Inc., a supplier of high-performance electronic components, from 2010 to the present. From 2001 to 2009, Mr. Nayyar served as Vice President of Finance for Applied Biosystems, Inc., a developer and manufacturer of life sciences products. From 1990 to 2001, Mr. Nayyar served in various senior finance roles including Vice President, Finance at Quantum Corporation, a computer storage company. Mr. Nayyar was with Ernst & Young LLP, a public accounting firm, from 1986 to 1990, including service as an Audit Manager. Mr. Nayyar holds a Bachelor of Commerce from the University of Delhi, India and is a Certified Public Accountant.
We believe that Mr. Nayyar’s substantial experience in complex technology companies in the semiconductor, life sciences, and storage industries and the perspective he brings as a Certified Public Accountant make him well qualified for service as a director.
Mary Puma has served as a director since July 2023. Ms. Puma previously served as Chief Executive Officer and President of Axcelis Technologies, Inc. (“Axcelis”), a publicly-held company engaged in the supply of capital equipment for the semiconductor chip manufacturing industry, from January 2002 to May 2023 and has served as an executive advisor to Axcelis since May 2024. Prior to becoming Chief Executive Officer of Axcelis, she served as the company’s President and Chief Operating Officer beginning in July 2000. In 1998, Ms. Puma was appointed General Manager and Vice President of Axcelis’ predecessor, the Implant Systems Division of Eaton Corporation, a global diversified industrial manufacturer, after having joined in 1996 as General Manager of Eaton’s Commercial Controls Division. Prior to joining Eaton, Ms. Puma spent 15 years in various marketing and general management positions for the General Electric Company. Ms. Puma has served on the boards of directors of Ciena Corporation, an American telecommunications networking equipment and software services supplier, since August 2023, Allegro MicroSystems, Inc., a global leader in power and sensing semiconductor solutions for motion control and energy-efficient systems, since October 2023, and Entegris, Inc., a leading supplier of advanced materials and process solutions for the semiconductor and other high-technology industries, since September 2024. She has also served as Chairperson of the Board of SEMI, a global industry association serving the manufacturing supply chain for the micro- and nano-electronics industries, since January 2023. Ms. Puma served as Executive Chairperson of the Board of Axcelis from May 2023 to May 2024 and as Chairperson of the Board from 2005 to 2015, and she also served as a director of Nordson Corporation from July 2001 to November 2023. Ms. Puma holds a Bachelor of Arts degree in Economics from Tufts University and a Master of Science degree from the MIT Sloan School of Management.

We believe that Ms. Puma’s substantial expertise as an industry leader in the technology, electronics, and semiconductor industries, as well as her extensive supply chain expertise, make her well qualified for service as a director.
Maximiliane Straub has served as a director since April 2019. Ms. Straub served with the Robert Bosch LLC companies (“Robert Bosch companies”) for over 30 years, most recently as President Global Business Services Bosch from January 2020 to May 2024. Ms. Straub also served as CFO and Executive Vice President of Finance, Controlling, and Administration of Bosch North America from June 2010 to December 2021. Prior to joining the Robert Bosch companies, Ms. Straub held several financial positions within the semiconductor division of Siemens AG and Siemens Matsushita Components. In 2010, 2015, and 2020, Ms. Straub was recognized by Automotive News as one of the “Top 100 Women in the Auto Industry.” She is a guest lecturer for the University of Michigan Ross School of Business program “Ascending to the C-Suite: From Theory to Practice.” Ms. Straub served on the boards of directors of Aquantia Corp. from June 2019 to September 2019, Horizon Global Corporation from May 2018 to May 2019, and MTS Systems Corporation from January 2017 to February 2019, and currently serves on the boards of two private companies. Ms. Straub's educational degrees include Industriekauffrau IHK and an Advanced Business Administration degree with thesis, Diplom-Betriebswirt from the University of Munich.
We believe that Ms. Straub’s substantial experience as an executive at public and private companies in the technology sector, as well as her extensive financial and operational expertise and her background in industrial technology, make her well qualified for service as a director.
Class III Directors: Continuing in Office Until the 2026 Annual General Meeting
Mark Adams became our President and CEO as of August 31, 2020 and has served as a director since September 2020. Mr. Adams served as CEO of Lumileds, Inc. (“Lumileds”) from February 2017 until March 2019. Previously, Mr. Adams served as President of Micron Technology, Inc. (“Micron”) from February 2012 to February 2016. From 2006 to February 2012, Mr. Adams served in a number of positions at Micron, including as Vice President of Worldwide Sales and Vice President of Digital Media. Prior to joining Micron, Mr. Adams served as COO of Lexar Media, Inc. in 2006. Mr. Adams also served as Vice President of Sales and Marketing of Creative Labs, Inc. (“Creative Labs”) from 2002 to 2006. In addition, he held numerous roles at Creative Labs prior to 2002, including five years as General Manager of Latin America. Prior to joining Creative Labs, Mr. Adams spent five years in major account sales for the enterprise server business of NCR Corporation. Mr. Adams has served as a member of the boards of directors of Cadence Design Systems, Inc. since February 2015 and Seagate Technology Holdings plc (“Seagate”) since October 2024, and he previously served as a member of the board of directors of Seagate from January 2017 to October 2022. Mr. Adams holds a Bachelor of Arts in Economics from Boston College and a Master of Business Administration from Harvard University.
As our top executive, Mr. Adams has direct responsibility for strategy development and execution. We believe that Mr. Adams’ substantial experience in investing and finance and his service as a senior executive and on the boards and board committees of technology companies, make him well qualified for service as a director.
Bryan Ingram has served as a director since October 2018. Mr. Ingram retired from Broadcom Inc. (“Broadcom”) effective March 20, 2020. Mr. Ingram served as Senior Vice President (“SVP”) and General Manager of Broadcom’s Wireless Semiconductor Division (“WSD”) from November 2015 to November 2019 and from 2007 to March 2013. As SVP and General Manager at WSD, Mr. Ingram oversaw the development, production, and marketing of Radio-Frequency components used in handsets and other communications devices. Mr. Ingram served as COO of Avago Technologies (“Avago”) from April 2013 until October 2015. In this role, he led the legacy Avago business units and operations. From 2005 to 2007, Mr. Ingram was Vice President of WSD. Prior to the founding of Avago from the Agilent Semiconductor Products Group (“SPG”) in 2005, Mr. Ingram was Vice President and General Manager of the SPG Wireless Semiconductor Division. From 1986 to 1999, Mr. Ingram held various management positions at HP Inc. and Westinghouse Electric Corporation. Mr. Ingram has served as a member of the board of directors of Aviat Networks, Inc. since November 2021. Mr. Ingram holds a Bachelor of Science in Electrical Engineering from the University of Illinois and a Master of Science in Electrical Engineering from Johns Hopkins University.
We believe that Mr. Ingram’s substantial experience as an executive at public companies in the technology sector, as well as his background in operations, business development, and marketing, make him well qualified for service as a director.

Mark Papermaster has served as a director since August 2022. Mr. Papermaster is an experienced Chief Technology Officer overseeing corporate technical direction and product development with a demonstrated history of delivering impactful, leading-edge products to market. Since January 2019, he has served as Chief Technology Officer and Executive Vice President, Technology and Engineering, at Advanced Micro Devices, Inc. (“AMD”), where he is responsible for corporate technical direction, product development, advanced research, and the information technology foundation of compute infrastructure and services. Before joining AMD as the company’s Senior Vice President and Chief Technology Officer in October 2011, he held senior leadership positions at Cisco Systems, Inc., Apple, Inc., and International Business Machines Corporation. Mr. Papermaster holds a Bachelor of Science from the University of Texas at Austin and a Master of Science from the University of Vermont, both in Electrical Engineering. He is a long-term member of the University of Texas Cockrell School of Engineering Advisory Board, the Juvenile Diabetes Research Foundation, the CTO Forum Advisory Board, IEEE Industry Advisory Board, and Global Semiconductor Alliance Board of Directors.
We believe that Mr. Papermaster’s substantial engineering experience, including significant leadership roles managing the development of a wide range of products from microprocessors to mobile devices and high-performance servers, as well as his cyber, technology, and information security background as a Chief Technology Officer, make him well qualified for service as a director.

PROPOSAL NO. 2: RATIFICATION OF THE SELECTION OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 2.
The Audit Committee has selected and approved of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending August 29, 2025. Deloitte has served as our independent registered public accounting firm since 2014. Representatives of Deloitte plan to attend the Annual General Meeting and will be available to answer appropriate questions from shareholders. They will also have the opportunity to make a statement if they desire to do so.
Neither our Articles of Association nor other governing documents or law require shareholder ratification of the selection of Deloitte as our independent registered public accounting firm; however, the Audit Committee is submitting the selection of Deloitte to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the interests of our shareholders.
Auditor Fees and Services
The following is a summary of the fees and services provided to us by Deloitte and the member firms of Deloitte Touche Tohmatsu Limited, and their respective affiliates for fiscal 2024 and 2023:

	Fiscal Year
Description of Services Provided by Deloitte	2024	2023
Audit Fees (1)	$4,521,378	$5,468,516
Audit-Related Fees (2)	313,834	—
Tax Fees (3)	356,198	235,971
All Other Fees (4)	3,790	2,788
TOTAL	$5,195,200	$5,707,275
(1)Audit fees for Deloitte for fiscal 2024 and 2023 were for professional services rendered for the audits of our financial statements, review of interim financial statements, audit of internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, assistance with registration statements filed with the SEC, and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. Audit fees for fiscal 2023 also included amounts associated with the IFRS audit in connection with our divestiture of SMART Brazil.
(2)Audit-related fees for fiscal 2024 included due diligence fees associated with a potential acquisition.
(3)Includes fees for tax compliance, tax advice, and tax planning services. These services include assistance regarding federal, state, and international tax compliance, tax return review, tax audits, and miscellaneous consulting services.
(4)Includes fees for professional services other than the services reported above. These services include permissible business advisory and consulting services, such as training seminars and subscriptions to an accounting regulatory database.
Pre-Approval Policies and Procedures
The Audit Committee or delegate thereof pre-approves the scope of the audit, audit-related, and tax services provided by our independent registered public accounting firm as well as all associated fees and terms, pursuant to pre-approval policies and procedures established by the Audit Committee, provided that such policies and procedures are detailed as to particular services; do not involve delegation to management of the Audit Committee’s responsibilities under its charter; and the Audit Committee is informed as to each such service for which the independent registered public accounting firm is engaged pursuant to such policies and procedures at its next scheduled meeting. The Audit Committee evaluates the independent registered public accounting firm’s qualifications, performance, and independence and presents its conclusions to the full Board on at least an annual basis. All of the services provided by Deloitte in fiscal 2024 and 2023, and fees for such services, were pre-approved by the Audit Committee in accordance with these standards.

Resolution for Proposal No. 2:
The following resolution will be put to shareholders at the Annual General Meeting:
“RESOLVED, by ordinary resolution, that the selection by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending August 29, 2025 is ratified.”

PROPOSAL NO. 3: APPROVAL, ON A NON-BINDING
ADVISORY BASIS, OF THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL NO. 3.
Our Board is committed to excellence in governance. At our 2019 annual general meeting of shareholders, our Board recommended and our shareholders approved, in a non-binding advisory vote, that a non-binding advisory vote to approve the compensation of our NEOs (the “Say-on-Pay” vote) be held every year. Consistent with this preference expressed by our shareholders, the Board determined that our shareholders should be provided with an opportunity to vote on a Say-on-Pay proposal every year.
We utilize a “pay-for-performance” philosophy as the foundation for all decisions regarding compensation of our NEOs. In designing the compensation program for our NEOs, we start by evaluating our businesses’ objectives and take into account the complexity of our businesses in tailoring our compensation program toward furthering these objectives. We implement corporate governance best practices into our executive compensation programs, along with high standards of risk management, in order to protect the interests of our shareholders.
Our executive compensation philosophy and program, as approved by our Compensation Committee, have been central to our objective to attract, retain, and motivate individuals who can lead in our efforts to achieve superior shareholder returns. The Compensation Committee is engaged in reevaluating our compensation philosophy and our compensation programs and practices. Please refer to “Compensation Discussion and Analysis” below for a more detailed explanation of the compensation of our NEOs.
Pursuant to Schedule 14A of the Exchange Act, we are asking for shareholder approval, in the form of a non-binding advisory resolution, of the compensation of our NEOs as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis” below, the compensation tables, and the narrative discussion following the compensation tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation policies and practices described in this Proxy Statement. This advisory vote gives you, as a shareholder, the opportunity to endorse or not endorse the compensation of our NEOs through the following resolution:
Resolution for Proposal No. 3:
The following resolution will be put to shareholders at the Annual General Meeting:
“RESOLVED, by ordinary resolution, and in the form of an advisory resolution, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in the Compensation Discussion and Analysis section and compensation tables as well as the other narrative executive compensation disclosures contained in the Proxy Statement for the Annual General Meeting of Shareholders, is approved.”
While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on the Company, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of our shareholders. To the extent that there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we will consider those shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

PROPOSAL NO. 4: APPROVAL, ON A NON-BINDING
ADVISORY BASIS, OF THE FREQUENCY OF
THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF
OUR NAMED EXECUTIVE OFFICERS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EVERY “ONE YEAR” ON PROPOSAL NO. 4.
The Dodd-Frank Act and Section 14A of the Exchange Act enable our shareholders to indicate their preference regarding how frequently the Company should solicit a non-binding advisory vote on the compensation of our NEOs as disclosed in our proxy statements (the “Say-on-Frequency” vote). Accordingly, we are asking our shareholders to indicate whether they would prefer an advisory vote every one year, every two years, or every three years. For the reasons described below, our Board recommends that our shareholders select a frequency of one year.
After careful consideration of the frequency alternatives, our Board has determined that an annual advisory vote on executive compensation is the best approach for the Company. In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation will allow our shareholders to provide direct and timely input on the Company’s compensation philosophy, policies, and practices. Additionally, an annual advisory vote on executive compensation is consistent with the Company’s policy of seeking input from, and engaging in discussions with, its shareholders on executive compensation and corporate governance matters.
While our Board believes that its recommendation is appropriate at this time, the shareholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory (non-binding) basis, as to whether the non-binding advisory vote on the approval of our NEO compensation practices should be held every one year, every two years, or every three years. The option among those choices that receives the highest number of votes cast by the holders of shares either present in person or represented by proxy and entitled to vote at the Annual General Meeting will be deemed to be the frequency preferred by our shareholders.
Shareholders who have concerns about executive compensation during the interval between Say-on-Pay votes are welcome to bring their specific concerns to the attention of our Board. Please refer to “Shareholder Communications with the Board of Directors" above for information about communicating with our Board.
A “Say-on-Frequency” vote similar to this Proposal No. 4 will occur at least once every six years and most recently occurred at our 2019 annual general meeting of shareholders.
Accordingly, our Board is asking our shareholders to indicate their preferred voting frequency on the compensation of our NEOs by voting for every one year, two years, or three years or abstaining from voting in response to the resolution below.
Resolution for Proposal No. 4:
The following resolution will be put to shareholders at the Annual General Meeting:
“RESOLVED, that the shareholders of the Company advise, by their vote on this resolution, whether the advisory vote to approve the compensation of the Company’s Named Executive Officers, as set forth in the Company’s Proxy Statement, should take place every one year, every two years, or every three years.”
Our Board and the Compensation Committee value the opinions of our shareholders in this matter, and our Board intends to seek advisory approval of the compensation of our NEOs in the future at the same frequency as the alternative that receives the most shareholder support, even if that alternative does not receive the support of a majority of the total votes cast.

OTHER INFORMATION RELATED TO PENGUIN SOLUTIONS, THE
DIRECTORS, AND THE EXECUTIVE OFFICERS
Security Ownership of Certain Beneficial Owners and Management and Related Shareholder Matters
Each of our ordinary shares entitles its holder to one vote. The following table presents the beneficial ownership of our shares as of December 9, 2024 for:
•Each of our NEOs (as defined in our “Compensation Discussion and Analysis” below);
•Each of our directors;
•Each person known to us to be the beneficial owner of more than 5% of our ordinary shares; and
•All of our current executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole or shared voting and investment power with respect to all ordinary shares that they beneficially own, subject to applicable community property laws.
Ordinary shares subject to options under the Penguin Solutions, Inc. Amended and Restated 2017 Share Incentive Plan (as amended, the “Plan”) that are currently exercisable or exercisable within 60 days of December 9, 2024, and RSUs and restricted share awards (“RSAs”) under the Plan and the Penguin Solutions, Inc. 2021 Inducement Plan that are scheduled to be released within 60 days of December 9, 2024 (excluding any performance or market-based awards where the performance or market conditions have not been satisfied as of such date), are deemed to be outstanding and beneficially owned by the person holding the options, the RSUs, or the RSAs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Shares potentially issuable upon conversion of our convertible senior notes due 2026, our convertible senior notes due 2029, or our convertible senior notes due 2030 are not deemed to be outstanding. Percentage ownership is based on 53,343,996 ordinary shares outstanding on December 9, 2024. The SKT Investment closed on December 13, 2024, after the Record Date of December 9, 2024, and therefore the ownership of SKT and its affiliates is not reflected in the table below.
Unless otherwise indicated, the mailing address of each of the individuals below is c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Shares Beneficially Owned
5% Shareholders:
BlackRock, Inc. (2)	8,277,124	15.5%
The Vanguard Group (3)	6,835,008	12.8%
FMR LLC (4)	4,005,247	7.5%
State Street Corporation (5)	3,394,101	6.4%

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Shares Beneficially Owned
Directors and Named Executive Officers:
Mark Adams (6)	819,394	1.5%
Randy Furr (7)	58,202	*
Min Yong Ha (8)	—	—
Penelope Herscher (9)	16,455	*
Bryan Ingram (10)	37,277	*
Sandeep Nayyar (11)	20,165	*
Mark Papermaster (12)	9,564	*
Mary Puma (13)	6,967	*
Maximiliane Straub (14)	41,723	*
Anne Kuykendall (15)	52,420	*
David Laurello	—	—
Pete Manca (16)	1,578	*
Nate Olmstead (17)	1,578	*
Jack Pacheco (18)	271,466	*
Ken Rizvi (19)	18,923	*
All directors and current executive officers as a group (14 persons) (20)	1,386,944	2.6%
* Represents beneficial ownership of less than 1.0%.
(1)Shares shown in the table include shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee, or trustee for the beneficial owner’s account.
(2)Includes (i) 8,185,958 shares over which BlackRock, Inc. (“BlackRock”) possesses sole voting power and (ii) 8,277,124 shares over which BlackRock possesses sole dispositive power. The information presented for BlackRock is based on a Schedule 13G/A filed with the SEC on January 22, 2024 with respect to ordinary shares held as of December 31, 2023. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(3)Includes (i) 49,100 shares over which The Vanguard Group (“Vanguard”) has shared voting power, (ii) 6,738,313 shares over which Vanguard has sole dispositive power, and (iii) 96,695 shares over which Vanguard has shared dispositive power. Vanguard’s clients, including investment companies registered under the Investment Company Act of 1940 and other managed accounts, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the ordinary shares. The information presented for Vanguard is based on a Schedule 13G/A filed with the SEC on February 13, 2024 with respect to ordinary shares held as of December 29, 2023. The address for Vanguard is 100 Vanguard Boulevard, Malvern, PA 19355.
(4)Includes (i) 4,003,802 shares over which FMR LLC (“FMR”) has sole voting power and (ii) 4,005,247 shares over which FMR has sole dispositive power. The information presented for FMR is based on a Schedule 13G filed with the SEC on November 12, 2024 with respect to ordinary shares held as of September 30, 2024. The address for FMR is 245 Summer Street, Boston, MA 02210.
(5)Includes (i) 3,270,584 shares over which State Street Corporation (“State Street”) has shared voting power and (ii) 3,394,101 shares over which State Street has shared dispositive power. The information presented for State Street is based on a Schedule 13G/A filed with the SEC on January 25, 2024 with respect to ordinary shares held as of December 31, 2023. The address for State Street is State Street Financial Center, 1 Congress Street, Suite 1, Boston, MA 02114.
(6)Consists of (i) 611,025 shares held of record by Mr. Adams, (ii) 29,640 shares held through the Adams Family Trust, (iii) 156,250 shares issuable pursuant to outstanding share options held by Mr. Adams that are currently exercisable or will be exercisable within 60 days of December 9, 2024, and (iv) 22,479 shares issuable pursuant to outstanding RSUs held by Mr. Adams that are scheduled to be released within 60 days of December 9, 2024.
(7)Consists of (i) 51,381 shares held of record by Mr. Furr and (ii) 6,821 shares issuable pursuant to outstanding RSUs held by Mr. Furr that are scheduled to be released within 60 days of December 9, 2024.
(8)Mr. Ha joined our Board on December 13, 2024, after the Record Date of December 9, 2024, and therefore the shares acquired by SKT and its affiliates on December 13, 2024 are not included in the table above.
(9)Consists of (i) 5,050 shares held of record by Ms. Herscher, (ii) 4,584 shares held through the 2001 Herscher Family Trust U/A/D 6/14/2001, for which Ms. Herscher and her spouse serve as co-trustees, and (iii) 6,821 shares issuable pursuant to outstanding RSUs held by Ms. Herscher that are scheduled to be released within 60 days of December 9, 2024.
(10)Consists of 37,277 shares held of record by Mr. Ingram.
(11)Consists of 20,165 shares held of record by Mr. Nayyar.
(12)Consists of 9,564 shares held of record by Mr. Papermaster.
(13)Consists of 4,400 shares held of record by Ms. Puma and (ii) 2,567 shares issuable pursuant to outstanding RSUs held by Ms. Puma that are scheduled to be released within 60 days of December 9, 2024.

(14)Consists of 41,723 shares held of record by Ms. Straub.
(15)Consists of (i) 44,788 shares held of record by Ms. Kuykendall and (ii) 7,632 shares issuable pursuant to outstanding RSUs held by Ms. Kuykendall that are scheduled to be released within 60 days of December 9, 2024.
(16)Consists of 1,578 shares issuable pursuant to outstanding RSUs held by Mr. Manca that are scheduled to be released within 60 days of December 9, 2024.
(17)Consists of 1,578 shares issuable pursuant to outstanding RSUs held by Mr. Olmstead that are scheduled to be released within 60 days of December 9, 2024.
(18)Consists of (i) 176,803 shares held of record by Mr. Pacheco, (ii) 86,666 shares issuable pursuant to outstanding share options held by Mr. Pacheco that are currently exercisable or will be exercisable within 60 days of December 9, 2024, and (iii) 7,997 shares issuable pursuant to outstanding RSUs held by Mr. Pacheco that are scheduled to be released within 60 days of December 9, 2024.
(19)Consists of 18,923 shares held of record by Mr. Rizvi.
(20)Includes (i) 1,043,066 shares held of record by our current executive officers and directors, (ii) 34,224 shares indirectly held of record by our current executive officers and directors, (iii) 242,916 shares issuable pursuant to outstanding share options that are currently exercisable or will be exercisable within 60 days of December 9, 2024, and (iv) 66,738 shares issuable pursuant to outstanding RSUs that are scheduled to be released within 60 days of December 9, 2024.

Executive Officers
The following table sets forth information concerning our executive officers as of December 9, 2024 (other than for Mr. Adams, our CEO, whose biographical information appears above under “Proposal No. 1: Election of Directors–Class III Directors: Continuing in Office Until the 2026 Annual General Meeting”).

Name	Age	Position with Penguin Solutions
Joseph Clark	52	Senior Vice President, Penguin Solutions and President, Optimized LED
Anne Kuykendall	47	Senior Vice President and Chief Legal Officer, Penguin Solutions
Pete Manca	62	Senior Vice President, Penguin Solutions and President, Advanced Computing
Nate Olmstead	52	Senior Vice President and Chief Financial Officer, Penguin Solutions
Jack Pacheco	64	Executive Vice President and Chief Operating Officer, Penguin Solutions and President, Integrated Memory
Joseph Clark has served as our SVP and President, Optimized LED (formerly known as LED Solutions) since September 2022. He brings to Penguin Solutions more than 25 years of experience in the lighting and technology industries. He joined CreeLED in 1998 where he began his career as an R&D Engineer in LED Epitaxy. In the years following until 2017, Mr. Clark held various leadership roles, ultimately, ending as Head of LED R&D. Subsequently, he led the Board & Module business as Vice President of Integrated Lighting Solutions. Before Mr. Clark’s appointment to President, he led worldwide LED operations, including strategy and engineering, as Vice President of Global Operations. Prior to CreeLED and Penguin Solutions, Mr. Clark worked for Intel Corporation as a Characterization and Yield Engineer. Mr. Clark holds a Bachelor of Science and Master of Science in Materials Science and Engineering from North Carolina State University and more than a dozen patents related to LED lighting.
Anne Kuykendall has served as our SVP, Chief Legal Officer, and Chief Compliance Officer since September 2023 and served as our Vice President, General Counsel, and Chief Compliance Officer from April 2021 to September 2023. Most recently, Ms. Kuykendall served as General Counsel and Head of HR for MariaDB Corporation Ab. Prior to that, she served in various legal leadership roles with DriveOn, Inc., Cloudera, Inc., and Cadence Design Systems, Inc. Ms. Kuykendall earned her Juris Doctor at the University of California, Berkeley School of Law, and holds a Master’s degree and a Bachelor of Arts degree from Stanford University.
Pete Manca has served as our SVP since December 2024 and as President, Advanced Computing (formerly known as Intelligent Platform Solutions) since April 2024. Before joining the Company, from April 2018 to September 2023, Mr. Manca served as a Senior Vice President and General Manager at Dell Technologies, managing several large businesses, including Converged Solutions, OEM Solutions, and APEX, Dell’s end-to-end portfolio of cloud offerings, ranging from storage to high-performance computing to AI services and solutions. Prior to joining Dell, Mr. Manca served as President and CEO at Egenera, Inc., a leading provider of cloud computing solutions, from 2009 to 2018. Before becoming CEO of Egenera, he was its General Manager, Chief Technology Officer, and Executive Vice President of Engineering from 2000 to 2009. Prior to Egenera, Mr. Manca served as VP of Engineering at Hitachi America from 1990 to 2000. Mr. Manca holds a B.S. and an M.S. in Electrical Engineering from Worcester Polytechnic Institute.
Nate Olmstead has served as our Senior Vice President and Chief Financial Officer since June 2024. Most recently, Mr. Olmstead served in various financial management roles at Logitech International S.A., a software-enabled hardware solutions company, including as Chief Financial Officer from July 2019 to February 2023, interim Chief Financial Officer from June 2019 to July 2019, and Vice President of Business Finance from April 2019 to June 2019. Prior to that, Mr. Olmstead served in various financial management roles at Hewlett-Packard Company and Hewlett Packard Enterprise, a multinational information technology company, most recently as Vice President of Finance for Global Operations at Hewlett Packard Enterprise. He also served as Vice President of Finance, EG Global Supply Chain and Quality, Vice President of Finance, HP Storage and HP Converged Systems, and Director, HP Investor Relations. Mr. Olmstead holds a Masters in Business Administration from Harvard Business School and a Bachelor of Arts in Quantitative Economics from Stanford University.

Jack Pacheco has served as our Executive Vice President, Chief Operating Officer (“COO”), and President, Integrated Memory (formerly known as Memory Solutions) since September 2020. He previously served as our SVP, COO, and CFO from October 2011 to September 2020. Previously, from 2004 to 2008, Mr. Pacheco served as our CFO. Prior to rejoining us, from 2008 to 2011, Mr. Pacheco served as Vice President and CFO of Mirion Technologies, Inc., a provider of radiation detection, measurement, analysis, and monitoring products. From 2001 to 2004, Mr. Pacheco served as CFO for Ignis Optics, Inc., an optical components startup acquired by Bookham Technology Inc. Mr. Pacheco holds a Master in Business Administration from Golden Gate University and a Bachelor of Science in Business Administration from Washington State University.

COMPENSATION DISCUSSION AND ANALYSIS
This section discusses the compensation program for the Company’s NEOs for fiscal 2024, who are set forth in the table below.
Our Named Executive Officers

Name	Title
Mark Adams	President and Chief Executive Officer, Penguin Solutions
Nate Olmstead *	Senior Vice President and Chief Financial Officer, Penguin Solutions
Pete Manca **	Senior Vice President, Penguin Solutions and President, Advanced Computing
Jack Pacheco	Executive Vice President and Chief Operating Officer, Penguin Solutions and President, Integrated Memory
Anne Kuykendall	Senior Vice President and Chief Legal Officer, Penguin Solutions
Ken Rizvi *	Former Senior Vice President and Chief Financial Officer, Penguin Solutions
David Laurello **	Former Senior Vice President, Penguin Solutions and President, Advanced Computing
* Mr. Olmstead commenced employment with us as Senior Vice President and Chief Financial Officer, Penguin Solutions effective June 26, 2024. Because Mr. Olmstead did not participate in the Company’s standard annual executive compensation program for fiscal 2024, the compensation he received with respect to fiscal 2024 is described in “Other Elements of Our 2024 Executive Compensation Program – Employment and Severance Arrangements – Olmstead Offer Letter” below, and references to our fiscal 2024 annual executive compensation program in this Compensation Discussion and Analysis exclude Mr. Olmstead. Mr. Olmstead succeeded Mr. Rizvi, who resigned as Senior Vice President and Chief Financial Officer, Penguin Solutions effective June 26, 2024.
** Mr. Manca commenced employment with us as President, Advanced Computing (formerly known as Intelligent Platform Solutions) effective April 8, 2024. Because Mr. Manca did not participate in the Company’s standard annual executive compensation program for fiscal 2024, the compensation he received with respect to fiscal 2024 is described in “Other Elements of Our 2024 Executive Compensation Program – Employment and Severance Arrangements – Manca Offer Letter” below, and references to our fiscal 2024 annual executive compensation program in this Compensation Discussion and Analysis exclude Mr. Manca. Mr. Manca succeeded Mr. Laurello, who ceased serving as Senior Vice President, Penguin Solutions and President, Advanced Computing effective April 8, 2024 and provided transition services to the Company as an employee advisor through June 30, 2024. Please see “Employment and Severance Agreements; Potential Payments upon Termination or Change in Control” below for a description of Mr. Laurello’s transition agreement.
Overview
Our Compensation Discussion and Analysis (“CD&A”) is divided into three sections:

Executive Summary	•Fiscal 2024 Business Highlights
•Fiscal 2024 Executive Compensation Structure and Mix
•Our Executive Compensation Practices
•2024 Say-on-Pay Vote
•Investor Engagement
How We Make Executive Compensation Decisions	•Executive Compensation Philosophies and Objectives
•Role of the Board, the Compensation Committee, and Our Executive Officers
•Guidance from Independent Compensation Consultant
•Comparison to Relevant Peer Group
Elements of Executive Compensation	•Base Salary
•Short-Term Cash Incentive Compensation
•Equity Compensation
•Other Elements of Our 2024 Executive Compensation Program

Executive Summary
Fiscal 2024 Business Highlights
Over the past few years, our executive team has been on a journey to transform our business from a holding company structure to a global enterprise solutions provider. In October 2024, we changed our corporate name from “SMART Global Holdings, Inc.” to “Penguin Solutions, Inc.”, reflecting the Company’s strategic transformation and evolving focus on key areas such as AI infrastructure deployment, advanced memory enterprise solutions, and high-performance computing. Along with the update of our corporate name, we revised how we describe our business segments. Today, our business segments consist of Advanced Computing, formerly known as Intelligent Platform Solutions; Integrated Memory, formerly known as Memory Solutions; and Optimized LED, formerly known as LED Solutions.
In fiscal 2024, two significant transactions advanced our transformation. First, in November 2023, we completed the divestiture of an 81% interest in our SMART Brazil operations (the “Brazil Divestiture”), which positioned us to further align our resources and investments towards developing high-performance, high-availability enterprise solutions. Second, in July 2024, we announced an agreement with SKT regarding SKT’s planned $200 million preferred equity investment in the Company, which closed in December 2024. We plan to use the capital from SKT’s investment to enhance our capabilities and add to our financial flexibility as we further expand the scope and scale of our Penguin Solutions branded end-to-end AI factory offerings. We and SKT also intend to leverage our complementary capabilities to enhance our customer offerings.
We also enhanced our leadership in AI-focused enterprise solutions by welcoming Pete Manca as President of our Advanced Computing segment in April 2024, and in finance by welcoming Nate Olmstead as Chief Financial Officer in June 2024.
Our fiscal 2024 operational and financial performance also showed continued progress despite ongoing challenges in areas like geopolitical instability, supply chain constraints, inflation, and monetary policy. We reinforced our commitment to act as our customers’ trusted advisor, providing high-performance, high-availability infrastructure solutions to address their most complex needs. We continued to innovate, expanding our solutions offerings and advancing our software and services capabilities. And, we hosted an investor day in July 2024 to share our progress and plans directly with investors. Highlights from our fiscal 2024 financial performance include delivering revenue, gross margin, and EPS within our guidance range and achieving our third consecutive quarter of sequential revenue growth in the fourth quarter of fiscal 2024. The following table summarizes our significant transformation activities and key results for fiscal 2024.

Fiscal 2024 Transformation Activities
Completed Majority Divestiture of SMART Brazil Sharpening our strategic focus on enterprise solutions	Announced SKT Securities Purchase Agreement and Partnership Plans Positioning for future global growth and innovation in AI and Edge computing	Announced Corporate Name Change to Penguin Solutions Highlighting transformation from holding company to global enterprise solutions provider
Fiscal 2024 Financial Highlights
Revenue $1.17B	Cash, Equivalents, and Short-Term Investments $389M	GAAP Gross Margin Up 30 bps to 29.1%
Services Revenue Mix Up 370 bps to 21%	Continued Revenue Diversification 47% from Advanced Computing 30% from Integrated Memory 22% from Optimized LED	Record Non-GAAP Gross Margin* Up 20 bps to 31.9%

* Please refer to Appendix A for a reconciliation of each of the non-GAAP amounts discussed in this section.
As we look back on fiscal 2024, we are proud of the progress we have made and excited about the future. At the time of our IPO in 2017, Integrated Memory was 100% of our revenue. In fiscal 2024, Integrated Memory was just 30% of our revenue, with Advanced Computing and Optimized LED comprising 47% and 22% of revenue, respectively. In addition, services revenue is now a much larger portion of our total revenue, having grown from $148 million, or 11% of the Company’s overall sales in fiscal 2022, to $245 million, or 21% of the Company’s overall sales in fiscal 2024.
We also remained dedicated to responsible business practices and sound governance. In fiscal 2024, a significant portion of total executive compensation continued to be tied to Company and individual performance through a combination of cash performance incentives and equity compensation. Our pay-for-performance model strikes a balance between connecting pay to performance and attracting, retaining, and motivating our executives in an intensely competitive market and challenging macroeconomic environment. We also focused on reducing our burn rate, managing our overhang, and examining gender pay equity. While our burn rate over the prior three years was higher than that of our peers, primarily due to share price volatility, new hires in key positions, and acquisitions, our gross burn rate for fiscal 2024 is below fiscal 2023 levels, and we expect a slight decrease in overhang as granted equity vests. This is despite two significant executive new hires, with accompanying equity grants, in fiscal 2024. And finally, we acted upon the findings of gender pay equity studies that resulted in modest changes and continue to inform our efforts to ensure pay parity amongst our employees.

Fiscal 2024 Executive Compensation Structure and Mix
Our executive compensation program is built on a performance-driven culture and shareholder-focused executive compensation philosophies and objectives, as described below under “Executive Compensation Philosophies and Objectives.” The following table outlines each of the principal elements of our fiscal 2024 annual executive compensation program:

Pay Element *
	Base Salary	Short-Term Cash Incentive Compensation	Time-Based RSUs	Performance-Based RSUs
Recipients	All NEOs	All NEOs	All NEOs	All NEOs
When Granted	Annually	Annually	Annually	Annually
Form of Delivery	Cash	Cash	Equity	Equity
Type of Performance	Short-term emphasis, fixed	Short-term emphasis, variable	Long-term emphasis, variable	Long-term emphasis, variable
Performance / Vesting Period	Annual, fixed	One-year performance period	Quarterly vesting over a four-year period, subject to continued service through the applicable vesting date	Three-year performance period
How Payout Is Determined	Compensation Committee determination	Compensation Committee determination based upon attainment of performance condition(s) previously approved by the Compensation Committee	Service throughout the vesting period	Attainment of performance condition(s) previously approved by Compensation Committee and service throughout performance period and through vesting date
2024 Performance Measures	Individual	Performance is weighted 75% based on financial performance (net sales and non-GAAP operating income) and 25% based on individual performance, which includes matters related to environmental, social, and governance issues	Share price	Total shareholder return relative to Russell 2000
* This chart illustrates the principal elements of the Company’s annual executive compensation program. As referenced above, this chart does not capture the pay elements of Mr. Olmstead’s or Mr. Manca’s fiscal 2024 compensation as they joined the Company in June 2024 and April 2024, respectively, and did not participate in the Company’s standard annual executive compensation program for fiscal 2024.

88.7% At -Risk Pay

76.8% At -Risk Pay
† These charts reflect the value of the fiscal 2024 target total direct compensation opportunity with respect to our CEO and other NEOs (excluding Messrs. Olmstead and Manca who commenced employment with us in fiscal 2024) as follows: (i) annual base salary for fiscal 2024, (ii) target fiscal 2024 short-term cash incentive program opportunity, and (iii) the grant date fair value of equity awards granted in September 2023.

Our Executive Compensation Practices
The Compensation Committee reviews our executive compensation program on an ongoing basis in order to evaluate it against our executive compensation philosophies and objectives as well as shareholder interests. The Compensation Committee established the following practices in order to achieve our executive compensation objectives:

Our Executive Compensation Practices
✔	Substantial percentage of target annual compensation is at risk and delivered in the form of variable compensation tied to financial performance measured against pre-established targets based on financial metrics in our annual operating plan, or tied to performance of our share price or total shareholder return
✔	Emphasis on performance in our short-term and long-term incentive programs, where actual payouts vary based on Company performance against both Company-specific and relative metrics (including for fiscal 2024 and fiscal year 2025 (“fiscal 2025”)). Under the cash incentive program, Company performance is measured on an annual basis against pre-established financial metrics. And, with regard to annual equity grants to our then-serving executive officers in October 2021, September 2022, September 2023, and September 2024, 50% of the grant was in the form of performance-based restricted share units (“PSUs”) with vesting tied to the achievement of total shareholder return relative to the Russell 2000 over a three-year performance period
✔	Ten percent of each executive’s target bonus is subject to performance on predetermined, measurable ESG goals related to human capital and environmental stewardship
✔	Market comparison of executive compensation against a relevant peer group
✔	Independent Compensation Committee
✔	Use of an independent compensation consultant that provides no other services to the Company and reports directly to the Compensation Committee
✔	Robust share ownership guidelines, including updated guidelines in March 2024 requiring ownership of five times (previously, three times) the annual cash Board member retainer for Covered Directors
✔	Commitment to managing dilution over the long term, including through share repurchases
✔	Clawback policy, including a supplemental policy compliant with the SEC’s clawback rules
✔	Annual Say-on-Pay vote
✔	Management consideration and implementation of shareholder feedback related to executive compensation matters
✔	Limited perquisites
✔	No excessive severance benefits (unless already in place at the time of an acquisition)
✔	Payment of dividends or dividend equivalents on unearned performance-based equity awards is not permitted under our long-term incentive plan until such awards vest and/or are earned
✔	Prohibition on hedging, pledging, or short sales of our securities
✔	Pay equity studies of our U.S. workforce designed to inform our efforts to ensure pay parity amongst our employees, which required modest changes that we subsequently implemented
2024 Say-on-Pay Vote
The Compensation Committee is focused on aligning our executive compensation program with the interests of our shareholders. In January and February 2024, we reached out to our top 25 shareholders, representing almost 80% of our shares outstanding as of the record date for our 2024 Annual General Meeting. Shareholders have been largely receptive to the revised compensation practices that the Compensation Committee has implemented in conjunction with our management team since fiscal 2021. At our 2024 Annual General Meeting, 97.8% voted to approve our compensation practices. The Compensation Committee believes that the outcome of this vote reflects shareholder approval of the changes we have made to improve upon past pay practices. Beginning in fiscal 2022, our compensation program shifted from our legacy compensation practices to practices including a twelve-month performance period for executive bonuses and performance-based equity that measures performance relative to a pre-established peer group over a three-year performance period. As discussed in more detail below, we continued to build upon these improvements in fiscal 2023 and fiscal 2024 with changes such as formal consideration of measurable ESG goals in awarding executive bonuses. We view the shareholder vote at our 2024 Annual General Meeting as an indication of support for the Compensation Committee’s change in approach, as well as its commitment to continuing to address shareholder concerns in the years ahead.

Investor Engagement
We believe in listening to our shareholders. Each year, we conduct outreach to shareholders in order to solicit feedback on matters including our executive compensation and corporate governance practices. Last year, with the support of MacKenzie Partners, Inc., we reached out to our top 25 shareholders in advance of our 2024 Annual General Meeting and spoke with every shareholder who accepted our invitation to meet. Feedback was generally positive and acknowledged the Company’s efforts to follow responsible governance practices. In addition, throughout the year, the Company engages with our shareholders and is available to discuss our executive compensation practices. We value the input of our shareholders and have revised our compensation philosophy in direct response to their feedback.
To ensure effective and transparent communication with our shareholders, we convey relevant information through our Investor Relations website, our Annual Report, and this Proxy Statement.
Based on insights from our shareholders and our review of executive compensation and ESG best practices, we implemented the following policy improvements beginning in fiscal 2022 and continuing into fiscal 2023 and 2024:

Best Practice	Our Policy Improvements
Executive Compensation: Executive compensation closely tied to performance and shareholder returns.
•For fiscal 2022, 2023, 2024, and 2025, 50% of the annual equity grant to each of our then-serving NEOs included PSUs with vesting tied to the achievement of total shareholder return goals relative to the Russell 2000 over a three-year performance period. The remaining 50% of the annual equity grant, time-based RSUs, vests subject to continued service over a longer four-year vesting period.
•More than 82% of our NEOs’ compensation in fiscal 2024 (excluding new hires) was weighted towards at-risk, variable incentive awards (short-term cash incentives and equity grants) rather than base salaries.
•Beginning in fiscal 2022 and continuing through fiscal 2025, performance under the short-term cash incentive executive compensation program is measured on an annual basis rather than every six months. We set robust goals for our cash incentive program taken from our Board-approved annual operating plan and we adhered rigorously to our structured short-term cash incentive program.
•While our burn rate over the prior three fiscal years was high compared to our peers, primarily due to share price volatility, new hires in key positions, and acquisitions, our gross burn rate for fiscal 2024 is below fiscal 2023 levels and we expect a slight decrease in overhang as granted equity vests.
•We adopted a supplemental clawback policy compliant with the SEC’s clawback rules.
•In fiscal 2024, our Board revised our Director and Officer Share Ownership Retention Policy to require ownership of five times (previously, three times) the annual cash Board member retainer for Covered Directors.

Best Practice	Our Policy Improvements
Board Composition: A Board with a balance of experience, perspectives, backgrounds, and skillsets.
•We have increased the number of women in leadership positions on the Board. Ms. Herscher has served as our independent Chair of the Board since February 2022, Ms. Straub has served as chair of our NCG Committee since September 2021, and Ms. Puma joined our Board in July 2023.
•If all director nominees are elected at this Annual General Meeting, 38% of our directors will be female.
•In fiscal 2024, our Board revised our Corporate Governance Guidelines to provide that a director will generally not be nominated for re-election or reappointed to the Board after reaching the age of 75, subject to exceptions if the Board determines that it is in the best interests of our Company and shareholders in light of such director’s particular contributions or expertise.
•In fiscal 2024, our Board revised our Corporate Governance Guidelines to include consideration of diversity in gender, race, ethnicity, and age in evaluating director candidates and whether to nominate directors for election or re-election.
•In fiscal 2024, our Board revised our Corporate Governance Guidelines to require an external assessment of the Board at least once per three-year period.

Best Practice	Our Policy Improvements
ESG Disclosures and Governance: Enhance ESG practices, goals, and disclosures.
•In fiscal 2024, we released our third annual Environmental, Social, and Governance Report, which reports on our progress toward our ESG goals. We formed an ESG steering committee in 2021 and have continued our commitment to a sustainable future and a better world.
•We have demonstrated progress toward reaching our longer-term measurable ESG goals, including reduction of our Scope 1 and Scope 2 carbon emissions (primarily through the purchase of renewable energy and carbon offsets) in support of our commitment to achieve net-zero Scope 1 and Scope 2 carbon emissions by 2030.
•We launched our ERGs in fiscal 2023, providing new spaces for employees to connect over their shared perspectives and identities, and we continue to support and develop our ERG program. We have conducted robust gender pay equity studies of our U.S. workforce to inform our efforts to advance pay parity amongst our employees, which resulted in modest changes that we subsequently implemented.
•In fiscal 2023 and 2024, our Compensation Committee approved measurable ESG goals for assessing executive performance. Ten percent of each executive’s target bonus is affected by performance on predetermined ESG goals focused on human capital and environmental stewardship. This performance will be measured year-over-year using a scorecard-based approach.

Best Practice	Our Policy Improvements
Cybersecurity and AI Governance: Enhance oversight of cybersecurity and information technology matters and establish an AI governance framework.
•We leveraged the experience and expertise of our Board’s Cybersecurity Committee to continue to improve oversight of our information technology use, data security, and compliance with information security and data protection laws.
•We took steps to strengthen our information technology strategy and cybersecurity protections, including increasing the size of our cybersecurity team and implementing a new comprehensive cybersecurity training program.
•In fiscal 2024, we formed an AI Governance Committee and adopted a Generative AI Use in the Workplace Policy, as described in “Corporate Responsibility – Our Governance and Ethics Framework – AI Governance” above.

How We Make Executive Compensation Decisions
Executive Compensation Philosophies and Objectives
Our executive compensation program is designed around five primary objectives:
•Aligning executive and shareholder interests;
•Maintaining levels of guaranteed compensation aligned with our peer group and other comparably sized companies;
•Motivating and rewarding executives for performance against our annual operating plan;
•Attracting, motivating, and retaining qualified executives; and
•Improving quality of life by way of health and welfare benefits.
In furtherance of these objectives, the variable components of our executive compensation program tie significant portions of total compensation to Company and individual performance, using a combination of cash performance incentives and equity compensation. The Compensation Committee believes that the executive compensation program should motivate the executive officers to drive strong and sustained performance for Penguin Solutions. Accordingly, executive compensation is weighted towards at-risk, variable incentive awards — short-term cash incentives and equity grants — rather than base salaries. This focus on performance and equity aligns our executive compensation with the performance of individuals and the Company as a whole and the interests of our shareholders. Furthermore, aligning compensation with performance incentivizes strong executive performance.

At-Risk Executive Compensation
Pay Element	Philosophies and Objectives
Performance-Based Equity Awards	•Directly links compensation to relative total shareholder return goals and/or other performance-based metrics
Time-Based Equity Awards
•Supports executive retention by tying awards to specific timelines
•Provides an opportunity for executives to benefit from the creation of shareholder value over time
•Provides appropriate incentive to drive Company performance

Short-Term Cash Incentive Program
•Ties fiscal 2024 performance goals to net sales and non-GAAP operating income in order to incentivize top-line growth and profitability
•Fiscal 2024 performance goals are designed to be challenging but achievable, and are taken directly from the Board-approved annual operating plan
•Assesses performance based on ESG goals related to human capital and environmental stewardship, with specific, measurable metrics previously established for fiscal 2024

Role of the Board, the Compensation Committee, and Our Executive Officers
At least once per year, and always prior to awarding annual short-term cash incentive compensation, the CEO assesses each NEO’s performance, taking into account accomplishments, areas of strength, achievement established against executive leadership goals, and opportunities for development. The CEO bases this evaluation on his knowledge of each NEO’s performance and the individual’s self-assessment. This evaluation also includes a review of the NEOs’ collective progress on ESG matters, which is presented to the Compensation Committee and informs the CEO’s recommendations for any upward or downward adjustments to compensation and the actual payout amount of the short-term cash incentive. For fiscal 2024, ten percent of each executive’s target bonus was subject to performance on predetermined, measurable ESG goals related to human capital and environmental stewardship. This performance is evaluated year-over-year using a scorecard approach. NEOs, including our CEO, do not propose or seek approval of their own compensation or participate in the discussion of their performance with the Compensation Committee. After considering the CEO’s recommendations and a variety of other factors outlined below, the Compensation Committee has final authority to implement any changes to the compensation of each NEO.
The CEO’s annual performance review is conducted by the Compensation Committee, which is composed of independent directors only. This evaluation takes several factors into account, including the criteria listed above as well as overall actual Company performance relative to Company performance goals for the fiscal year. The Compensation Committee also considers the CEO’s individual contributions to Company performance, including his leadership and stewardship in achieving the Company’s actual performance. They then consider these evaluations in conjunction with any input they receive from other directors in order to arrive at an overall evaluation of the CEO’s performance. The Compensation Committee also considers whether any changes to the CEO’s compensation are warranted and presents any such changes to the Board.
Guidance from Independent Compensation Consultant
During fiscal 2024, Semler Brossy Consulting Group (“Semler” or the “Compensation Consultant”) provided executive and director compensation consulting services to the Compensation Committee.
The Compensation Committee’s independent Compensation Consultant reports directly to and is accountable to the Compensation Committee. The Compensation Consultant was engaged to provide advice, information, and recommendations relating to the compensation of our executive officers and directors, including base salary, cash incentive and equity incentive levels, and program structures and other retention incentives, and assessed how this compensation compares to compensation for executive officers and directors of members of our peer group and comparably sized technology companies. In addition, the Compensation Consultant assisted the Compensation Committee with the development of a peer group and the design and refinement of our compensation philosophy. The Compensation Consultant also advised the Compensation Committee regarding compensation disclosures, compensation risk assessments, share ownership guidelines, clawback provisions, shareholder proposals, and trends and best practices in executive and director pay.
In the course of its work, the Compensation Consultant interacts with management to understand existing Company programs and policies, collects current pay program data, reviews competitive compensation data, obtains feedback on industry trends and best practices, and provides input on the CD&A disclosure in our proxies. Semler does not provide and has not been retained to provide any services to us outside of the work assigned by the Compensation Committee. The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to the Nasdaq listing standards and concluded that the Compensation Consultant’s work for the Compensation Committee did not raise any conflict of interest.
Comparison to Relevant Peer Group
In determining actual pay, the Compensation Committee considers compensation levels at peer group and other comparably sized companies. However, it is only one factor among five, including:
•Company and individual performance;
•Scope of the relevant role;
•Experience;
•Qualifications; and
•Competitive compensation data from our peer group and other comparably sized companies.

Comparative Framework
Each year, the Compensation Committee works with the Compensation Consultant to develop and/or evaluate a peer group intended to represent companies with technology product manufacturing operations and a financial profile similar to ours. After consulting with its independent Compensation Consultant, the Compensation Committee updated the peer group used for purposes of compiling compensation benchmarking data for our fiscal 2024 executive compensation programs in order to better align our peer group with the size and structure of our evolving business. Given the more diversified nature of our business and the Company’s revenue profile and valuation in fiscal 2023, the Compensation Committee sought to include companies with similar growth profiles and business characteristics to Penguin Solutions (e.g., business-to-business products and services, semiconductor and semiconductor equipment, LED/LCD products, high-level computing, and internet-of-things companies) against which our business can be appropriately compared.
The peer group for fiscal 2024 was selected based on the following criteria:
•Publicly traded, U.S.-headquartered companies;
•Comparable semiconductor, semiconductor equipment, technology hardware, storage and peripherals, communications equipment, electronics manufacturing, and electronics equipment and components companies;
•Market capitalization generally targeted between $300 million and $2.9 billion; and
•Revenue for the most recent four quarters generally targeted between $600 million and $5.4 billion.
Based on the foregoing review, in June 2023 the Compensation Committee removed Super Micro Computer and, due to its acquisition, Plantronics, from the executive compensation peer group and added Semtech and Mercury Systems for fiscal 2024. The following eighteen companies represent the revised executive compensation peer group used for NEO pay competitiveness assessments in fiscal 2024:

Advanced Energy Industries	Extreme Networks	OSI Systems
Alpha & Omega Semiconductor	Ichor Holdings	Photronics
Cohu	Infinera	Ribbon Communications
Corsair Gaming	MaxLinear	Semtech Corporation
Diodes	Mercury Systems	SunPower Corporation
ePlus	Methode Electronics	Ultra Clean Holdings
Elements of Executive Compensation
The fiscal 2024 compensation of our executive officers, including the NEOs, comprised the following elements:
•Total direct compensation, consisting of:
◦Base salary;
◦Short-term cash incentive compensation; and
◦Equity compensation (including time-based and performance-based awards).
•Other compensation benefits, consisting of:
◦Employee benefit plans; and
◦Severance benefits.
Base Salary
The Compensation Committee reviews the base salaries of our executives, including the NEOs, as part of its annual review of our executive compensation program. As noted above, the base salaries of individual NEOs are determined based on (a) company and individual performance, (b) scope of the relevant role, (c) experience, (d) qualifications, and (e) competitive compensation data from our peer group and other comparably sized companies. In September 2023, our Compensation Committee approved an increase to Ms. Kuykendall’s fiscal 2024 base salary at the recommendation of our Compensation Consultant in connection with her promotion to Senior Vice President and Chief Legal Officer, and maintained the base salaries of the other then-serving NEOs for fiscal 2024 at their respective fiscal 2023 levels. Base salaries for the NEOs who commenced employment with us in fiscal 2024 were initially set based on the factors noted above and at levels deemed necessary to induce each executive to join us.
The table below sets forth the fiscal 2023 and fiscal 2024 annual base salary levels for each of our NEOs:

Named Executive Officer	2024 Annual Base Salary	2023 Annual Base Salary
Mark Adams	$750,000	$750,000
Nate Olmstead (1)	$500,000	—
Pete Manca (1)	$500,000	—
Jack Pacheco	$475,000	$475,000
Anne Kuykendall	$450,000	$400,000
Ken Rizvi	$475,000	$475,000
David Laurello	$566,500	$566,500
(1)Messrs. Olmstead and Manca commenced employment in June 2024 and April 2024, respectively.
Short-Term Cash Incentive Compensation
The Compensation Committee approved fiscal 2024 financial performance targets early in the year, including ambitious goals that were designed to be challenging but attainable, with achievement over 100% as a stretch goal.
Fiscal 2024 Short-Term Cash Incentive Program for Then-Serving NEOs
Performance Period. For fiscal 2024, performance under our short-term cash incentive program was measured over an annual period to promote executive focus on long-term results and to encourage executive retention. Bonus payouts are prorated based on the number of days employed during a particular bonus period.
Performance Factors. For fiscal 2024, each NEO’s actual bonus was determined by multiplying their target bonus amount by a Financial Performance Factor (weighted 75%) and an Individual Performance Factor (weighted 25%).
Financial Performance Factor. Financial performance targets for each performance period are set forth for Penguin Solutions as a whole (the aggregate of each of the three individual business segments) in our Board-approved annual operating plan (“AOP”). The AOP is approved by the Board before the beginning of each fiscal year or as soon as is practicable thereafter. For fiscal 2024, the financial performance of Penguin Solutions (the “Financial Performance Factor”) was calculated based on achievement of non-GAAP operating income targets (weighted 75%) and net sales targets (weighted 25%), as set forth under “Calculation of Fiscal 2024 Financial Performance Factor” below.
Financial Performance Factor Accelerator/Decelerator. In order to (a) incentivize over-achievement and long-term positive performance and (b) significantly reduce the Financial Performance Factor in cases of under-achievement, the Compensation Committee adopted an accelerator/decelerator mechanism that was applied to the Financial Performance Factor calculation. At 100% attainment, the Financial Performance Factor would remain unchanged. For every percentage point over 100% attainment, however, the Financial Performance Factor would be increased according to the graph below, up to a maximum of 200%. Conversely, for every percentage point below 100% attainment, the Financial Performance Factor would be decreased according to the graph below, with the Financial Performance Factor reduced to 0% at below 80% attainment.

The performance targets were designed to be challenging but achievable based on economic and market conditions at the time when the fiscal 2024 AOP was approved. Payouts at the maximum levels, however, were intended to be stretch goals.
Individual Performance Factor. The Compensation Committee determined each NEO’s Individual Performance Factor based on two areas of achievement, executive leadership (weighted 60%) and human capital and environmental stewardship (weighted 40%). For executive leadership, the CEO evaluated each NEO’s individual performance, taking into account accomplishments, areas of strength, and opportunities for development as considered against executive leadership goals established early in the fiscal year. The CEO based this evaluation on his knowledge of each NEO’s performance and the individual’s self-assessment. The Board and the Compensation Committee assessed the individual performance of the CEO. For evaluation of human capital and environmental stewardship, the CEO evaluated the NEOs’ progress on qualitative and quantitative ESG goals, such as progress toward achieving a total of net zero Scope 1 and Scope 2 carbon emissions across all lines of business by 2030. The Committee also noted the NEOs’ participation in the ESG steering committee, the release of our ESG Report, the launch of our global diversity council, a sustained focus on reduced water consumption, and efforts to improve our energy efficiency. The Individual Performance Factor is expressed as a percentage and may not exceed 125%.
These evaluations were shared with the Compensation Committee and informed the CEO’s recommendations for any upward or downward adjustments to compensation and the actual payout amount of the short-term cash incentive. For fiscal 2024, after considering each NEO’s individual performance, achievement against each NEO’s fiscal 2024 leadership goals, and the Company’s overall performance in fiscal 2024, the CEO recommended and the Compensation Committee approved (and for the CEO, the Compensation Committee approved) the respective Individual Performance Factor percentages set forth in “Fiscal 2024 Target and Payout Amounts for Then-Serving NEOs” below.
Bonus Calculation Diagram

Calculation of Fiscal 2024 Financial Performance Factor. The maximum and target financial performance goals used in calculating the fiscal 2024 Financial Performance Factor, as well as the actual amounts achieved, are set forth below. The following goals and achievement amounts were measured on a continuing operations basis, excluding SMART Brazil operations in fiscal 2024, per the terms of the cash incentive program.

Payout Opportunity	Non-GAAP Operating Income (1) (in millions)	Net Sales (in millions)
Maximum (150% Achievement)	$271.1	$2,079.6
Target (100% Achievement)	$180.8	$1,386.4
Actual Achievement	$120.3	$1,170.8
% of Target	66.6%	84.4%
(1)For purposes of determining cash incentive targets and attainment, “Non-GAAP Operating Income” is defined as GAAP operating income excluding share-based compensation expense, amortization of acquisition-related intangible assets (consisting of amortization of developed technology, customer relationships, trademarks/trade names, and backlog acquired in connection with business combinations), acquisition-related inventory adjustments, acquisition-related expenses, restructure charges and integration expenses, impairment of goodwill, changes in the fair value of contingent consideration, and other infrequent or unusual items. The Compensation Committee determined that it was appropriate to exclude these items in order to better measure and assess Penguin Solutions’ core operating performance.
During fiscal 2024, we achieved $120.3 million in non-GAAP operating income, representing 66.6% of the $180.8 million target, and $1.17 billion in net sales, representing 84.4% of the $1.39 billion target. Weighting non-GAAP operating income achievement at 75% and net sales achievement at 25% yielded a Financial Performance Factor of 71.0%. After application of the decelerator, the Financial Performance Factor for fiscal 2024 decreased to 0%.
Fiscal 2024 Target and Payout Amounts for Then-Serving NEOs. The table below sets forth the fiscal 2024 cash incentive targets established in September 2023 for each of our then-serving NEOs and the fiscal 2024 cash incentive payouts to each of our NEOs who served the entire fiscal year based upon fiscal 2024 performance.

Named Executive Officer	2024 Cash Incentive Target	Financial Performance Factor – Before Accelerator/ Decelerator (weighted 75%)	Financial Performance Factor – After Accelerator/ Decelerator (weighted 75%)	Individual Performance Factor (1) (weighted 25%)	Total 2024 Cash Incentive Payout
Mark Adams	$750,000	71.0%	0.0%	50.0%	$93,750
Jack Pacheco (2)	$403,750	71.0%	0.0%	45.0%	$45,422
Anne Kuykendall (2)	$292,500	71.0%	0.0%	55.0%	$40,219
Ken Rizvi (2)(3)	$380,000	—	—	—	—
David Laurello (4)	$566,500	—	—	—	—
(1)The Compensation Committee determined each NEO’s Individual Performance Factor percentage as set forth above after considering each NEO’s performance, achievement against each NEO’s fiscal 2024 leadership goals, and the Company’s overall performance in fiscal 2024. In making this determination, the Compensation Committee considered the recommendation of the CEO with respect to Mr. Pacheco and Ms. Kuykendall.
(2)Please see “Transaction Bonuses – Brazil Divestiture Bonuses” below for a description of the bonuses awarded to each of Messrs. Pacheco and Rizvi and Ms. Kuykendall in connection with the Brazil Divestiture in fiscal 2024.
(3)Mr. Rizvi resigned from the Company effective in June 2024 and was not eligible to receive a cash incentive payout for fiscal 2024.
(4)Mr. Laurello ceased serving as Senior Vice President of the Company and President of Advanced Computing in April 2024 and was not eligible to receive a cash incentive payout for fiscal 2024. Please see “Transaction Bonuses – Stratus Earn-Out Bonus” below for a description of the earn-out bonus earned by Mr. Laurello in fiscal 2024 and “Employment and Severance Agreements; Potential Payments upon Termination or Change in Control” below for a description of the severance amounts paid to Mr. Laurello in accordance with his transition agreement.
For fiscal 2024, out of an aggregate total annual short-term cash incentive target amount of $1,446,250 at 100% achievement for NEOs who served the entire fiscal year, the Company paid an aggregate total of $179,391, demonstrating the Company’s pay-for-performance compensation philosophy.

Short-Term Cash Incentive Program for NEOs Who Joined in Fiscal 2024
Mr. Olmstead joined the Company in June 2024 and, pursuant to the terms of his offer letter, was not eligible to receive a performance bonus with respect to fiscal 2024 as he was not employed by the Company and working for at least 50% of the working days in fiscal 2024. However, upon joining the Company, Mr. Olmstead received a sign-on bonus of $180,000, which is subject to repayment if his employment is terminated by us for “cause” or if he resigns without “good reason” (each as defined in Mr. Olmstead’s offer letter) prior to the one-year anniversary of his start date of June 26, 2024.
Mr. Manca joined the Company in April 2024. Pursuant to the terms of his amended and restated offer letter, which were determined based on a review by the Compensation Committee of competitive market data on compensation levels at peer companies, input from the Compensation Consultant, and the amount of compensation deemed necessary to induce Mr. Manca to join the Company, Mr. Manca was eligible to receive a prorated fiscal 2024 performance bonus equal to his target bonus opportunity of $500,000 regardless of the Company’s performance, prorated based on the number of days he was employed by the Company and working (not on any form of leave) in fiscal 2024. Accordingly, Mr. Manca received a prorated cash incentive payout in the amount of $195,418 for fiscal 2024.
Transaction Bonuses
Stratus Earn-Out Bonus. Pursuant to his amended and restated offer letter effective June 27, 2023, Mr. Laurello was eligible to receive an earn-out bonus under an earn-out bonus agreement that the Company entered into in connection with its acquisition of Stratus Technologies (the “Stratus Earn-Out Bonus”). Mr. Laurello earned the Stratus Earn-Out Bonus in the amount of $500,000 on August 29, 2023 (at the beginning of fiscal 2024) and was paid such amount on December 8, 2023.
Brazil Divestiture Bonuses. In January 2024, the Compensation Committee determined to award a cash bonus in the amount of $100,000 to each of Messrs. Pacheco and Rizvi and Ms. Kuykendall in recognition of their key contributions and efforts in connection with the successful closing of the Brazil Divestiture.
Equity Compensation
We believe that equity awards are long-term incentives that support retention of executives by rewarding them for improving Penguin Solutions’ performance and creating shareholder value. In determining individual equity awards, the Compensation Committee consults with the Compensation Consultant and, with their guidance, considers five key factors:
•Organizational criticality of the individual’s role;
•Individual performance;
•Company performance;
•Competitive market practices; and
•Unvested equity position.
As part of its annual review of our long-term incentive program, in September 2023 the Compensation Committee decided to grant fiscal 2024 equity awards for each then-serving NEO in the form of (i) 50% time-based RSUs, with a longer four-year vesting period in order to enhance the retention component of our executive compensation program, and (ii) 50% PSUs tied to a three-year performance period in order to further align our executive compensation program with market practices and shareholder interests.
PSU Vesting Condition. All NEOs’ PSUs are earned, if at all, based on the Company’s total shareholder return (“TSR”) relative to the performance of the median company in the Russell 2000 Index, as identified on the date of grant, following the end of a given three-year performance period, subject to the executive’s continued employment through the date of the Compensation Committee’s certification of our performance. Upon a change in control (as defined in the Plan) that (i) occurs within twelve months of the grant date, the performance goals applicable to the PSUs are deemed satisfied at the target performance level and the PSUs vest as of the date of such change in control under the Plan and are earned in an amount consistent with the target performance level, or (ii) occurs more than twelve months following the grant date, the PSUs vest as of the date of the change in control under the Plan based on actual performance through the date of such change in control under the Plan and are earned in an amount consistent with the executives’ actual performance.

Company TSR Performance Relative to Median Company in Russell 2000 Index *	Percentage of Target PSUs Eligible to Vest *
+ 25% of median company performance	200%
+12.5% of median company performance	150%
At median company performance	100%
-12.5% of median company performance	75%
-25% of median company performance	50%
Less than -25% of median company performance	0%
* If the Company’s TSR performance falls between the levels indicated above, the percentage of target PSUs eligible to vest will be determined on a straight-line basis (i.e., linearly interpolated) between the two nearest payout vesting percentages indicated above.
For fiscal 2024 PSU awards, TSR is measured as the percentage change in the 30-trading-day rolling average closing price of a share as measured on the first and last day of the three-year period beginning on September 25, 2023.
In September 2023, our NEOs were granted the following equity awards as part of the annual executive compensation program for fiscal 2024:

Named Executive Officer	RSUs (1)	PSUs (2)
Mark Adams	82,486	82,486
Jack Pacheco	26,808	26,808
Anne Kuykendall	20,621	20,621
Ken Rizvi (3)	30,932	30,932
David Laurello (4)	—	—
(1)These RSUs vested as to 6.25% on January 20, 2024 and continue to vest in 15 equal quarterly installments thereafter, subject to the NEO’s continued service through each applicable vesting date.
(2)These PSUs vest contingent on continuation of employment and achievement of the TSR performance goals described above.
(3)Mr. Rizvi departed the Company in June 2024. Pursuant to the terms of his offer letter and his equity compensation award agreements, Mr. Rizvi forfeited all outstanding and unvested RSUs and PSUs upon his departure.
(4)Mr. Laurello received a grant of 103,600 RSUs in connection with the acquisition of Stratus Technologies (“Stratus”) on August 29, 2022 (the “Laurello RSU Award”), which vested as to 25% on October 20, 2023 and continued to vest as to the remainder in equal quarterly installments over the following three years, subject to his continued service through each applicable vesting date. Therefore, he was not eligible for the annual equity awards made to our other NEOs in fiscal 2024. Upon Mr. Laurello’s termination of employment with the Company in June 2024, the vesting of 25,900 of the unvested RSUs underlying the Laurello RSU Award was accelerated and the remaining unvested RSUs were forfeited.
Messrs. Olmstead and Manca commenced employment in June 2024 and April 2024, respectively, and did not participate in the Company’s standard annual executive compensation program for fiscal 2024. Please see “Other Elements of Our 2024 Executive Compensation Program – Employment and Severance Arrangements – Olmstead Offer Letter” and “Other Elements of Our 2024 Executive Compensation Program – Employment and Severance Arrangements – Manca Offer Letter” below for a description of the new hire equity awards granted to Messrs. Olmstead and Manca, respectively, in fiscal 2024.
Equity Award Timing Policies and Practices
We do not grant equity awards in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information based on equity award grant dates or for the purpose of affecting the value of executive compensation. In addition, we do not take material nonpublic information into account when determining the timing and terms of such awards. Although we do not have a formal policy with respect to the timing of our equity award grants, the Compensation Committee has historically granted such awards on a predetermined annual schedule. In fiscal 2024, we did not grant new awards of share options, share appreciation rights, or similar option‐like instruments to our NEOs.

Attainment of Performance Conditions for Prior-Year Awards
August 2020 PSAs. Fifty percent of the performance-based restricted share awards granted to Mr. Adams on August 31, 2020 in connection with his commencement of employment with us as President and CEO (the “PSAs”) were subject to the 150% PSA Vesting Condition (defined below) and vested in four equal tranches of 25% on October 20, 2021 and each of the first three annual anniversaries thereof if the Fair Market Value (as defined in the Plan) of a share of the Company equaled or exceeded 150% of the Fair Market Value of a share of the Company on the grant date for at least 60 consecutive trading days at any time during the one-year period immediately preceding the applicable vesting date or any subsequent annual vesting date (the “150% PSA Vesting Condition”), subject to Mr. Adams' continued service as CEO through each applicable vesting date. The Compensation Committee certified the satisfaction of the 150% PSA Vesting Condition for the first tranche, second tranche, third tranche, and fourth tranche on September 27, 2021, October 12, 2022, September 25, 2023, and September 30, 2024, respectively.
The remaining fifty percent of the PSAs granted to Mr. Adams were subject to the 200% PSA Vesting Condition (defined below) and also vested in four equal tranches of 25% on October 20, 2021 and each of the first three annual anniversaries thereof if the Fair Market Value (as defined in the Plan) of a share of the Company equaled or exceeded 200% of the Fair Market Value of a share of the Company on the grant date for at least 60 consecutive trading days at any time during the one-year period immediately preceding the applicable vesting date or any subsequent annual vesting date (the “200% PSA Vesting Condition”), subject to Mr. Adams' continued service as CEO through each applicable vesting date. The Compensation Committee certified the satisfaction of the 200% PSA Vesting Condition for the first tranche and second tranche on October 12, 2022. The third tranche and fourth tranche of PSAs subject to the 200% PSA Vesting Condition were forfeited due to non-attainment of the 200% PSA Vesting Condition.
October 2021 PSUs. On October 1, 2021, PSUs were granted to each of Messrs. Adams and Pacheco and Ms. Kuykendall (the “2021 PSUs”) with a performance goal based on the Company’s TSR relative to the performance of the median company in the Russell 2000 Index as identified on the date of grant (the “2021 Index Group”) over the three-year performance period from October 1, 2021 through October 1, 2024 (the “2021 Performance Period”). In October 2024 (fiscal 2025), the Compensation Committee certified the achievement of the performance goal applicable to the 2021 PSUs at 2.60% above the TSR of the median company in the 2021 Index Group over the 2021 Performance Period, corresponding to a vesting percentage of 110.39% of target 2021 PSUs eligible to vest.
Other Elements of Our 2024 Executive Compensation Program
Employment and Severance Arrangements
We generally execute an offer of employment before an executive joins our Company. This offer describes the basic terms of the executive’s employment, including their initial base salary, target cash incentives, equity compensation opportunities, and severance benefits. The terms of the offer letter are set after considering compensation levels paid to similarly situated Penguin Solutions executive officers, competitive market data on external practices at peer companies, input from the Compensation Committee’s independent Compensation Consultant, and the amount of compensation deemed necessary to induce the executive to join us. The offer letters also provide for severance and other benefits in the event of certain qualifying terminations of employment and in connection with a Company change in control (as defined in the executive offer letters). The Compensation Committee believes that these severance benefits help secure the continued employment and dedication of our NEOs and are important as a recruitment and retention device, particularly given that many of the companies with which we compete for executive talent have similar agreements in place for their senior management. For additional information about these arrangements with each of the NEOs, refer to “Employment and Severance Agreements; Potential Payments upon Termination or Change in Control” below.
Olmstead Offer Letter. Effective June 18, 2024, we entered into an offer letter with Mr. Olmstead for his service as Senior Vice President and Chief Financial Officer. The terms of Mr. Olmstead’s offer letter were determined based on a review by the Compensation Committee of competitive market data on compensation levels at peer companies, input from the Compensation Consultant, and the amount of compensation deemed necessary to induce Mr. Olmstead to join the Company, and provide for the following:
•An annualized base salary of $500,000 per year;

•A sign-on bonus of $180,000, which is subject to repayment if his employment is terminated by us for “cause” or if he resigns without “good reason” (each as defined in Mr. Olmstead’s offer letter) prior to the one-year anniversary of his start date of June 26, 2024;
•An annual bonus opportunity with a target amount equal to 80% of his annualized base salary, or $400,000 on an annualized basis; provided that he is employed and working for no less than 50% of the working days in any performance period to be eligible for a bonus with respect to such performance period;
•An initial grant of RSUs with respect to 61,331 ordinary shares of the Company, which vest as to 25% on July 20, 2025 and continue to vest in 12 equal quarterly installments thereafter, subject to his continued service through each applicable vesting date;
•An initial grant of PSUs with respect to 61,331 ordinary shares of the Company at the target level of performance, which vest, if at all, based on the Company’s TSR relative to the performance of the median company in the Russell 2000 Index as of June 26, 2024, following the end of a three-year performance period beginning on June 26, 2024, and otherwise consistent with the terms of the PSUs granted to other NEOs in September 2023 and described under “Equity Compensation – PSU Vesting Condition” above; and
•Certain severance benefits, as described under “Employment and Severance Agreements; Potential Payments upon Termination or Change in Control” below.
Manca Offer Letter. Effective May 23, 2024, we entered into an amended and restated offer letter with Mr. Manca for his service as President, Advanced Computing, which amended and restated his original offer letter dated February 21, 2024 to reflect his revised start date and title. The terms of Mr. Manca’s amended and restated offer letter were determined based on a review by the Compensation Committee of competitive market data on compensation levels at peer companies, input from the Compensation Consultant, and the amount of compensation deemed necessary to induce Mr. Manca to join the Company, and provide for the following:
•An annualized base salary of $500,000 per year;
•An annual bonus opportunity with a target amount equal to 100% of his annualized base salary, or $500,000 on an annualized basis; provided that he is employed and working for no less than 50% of the working days in any performance period to be eligible for a bonus with respect to such performance period; further provided, however, that he is eligible to receive a prorated fiscal 2024 bonus equal to the target amount of $500,000 regardless of the Company’s performance, prorated based on the number of days he was employed by the Company and working in fiscal 2024;
•An initial grant of RSUs with respect to 106,042 ordinary shares of the Company, which vest as to 25% on April 20, 2025 and continue to vest in 12 equal quarterly installments thereafter, subject to his continued service through each applicable vesting date;
•An initial grant of PSUs with respect to 106,042 ordinary shares of the Company at the target level of performance, which vest, if at all, based on the Company’s TSR relative to the performance of the median company in the Russell 2000 Index as of April 8, 2024, following the end of a three-year performance period beginning on April 8, 2024, and otherwise consistent with the terms of the PSUs granted to other NEOs in September 2023 and described under “Equity Compensation – PSU Vesting Condition” above; and
•Certain severance benefits, as described under “Employment and Severance Agreements; Potential Payments upon Termination or Change in Control” below.
Laurello Transition Arrangement. We entered into a Transition and Separation Agreement with Mr. Laurello dated April 6, 2024, pursuant to which Mr. Laurello (i) ceased to serve as Senior Vice President of the Company and President of Advanced Computing and transitioned to employee advisor status effective April 8, 2024, (ii) agreed to provide transition services to the Company through his employment separation date of June 30, 2024, and (iii) was paid severance benefits following his employment separation pursuant to the terms of his existing amended and restated offer letter. The transition arrangement with Mr. Laurello, which reflected his severance arrangements that were in place prior to the acquisition of Stratus, is described under “Employment and Severance Agreements; Potential Payments upon Termination or Change in Control” below.

Benefits and Perquisites
Executive officers are eligible to participate in all of our employee benefit plans, including medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, and our 401(k) plan on substantially the same basis as other employees. Our 401(k) plan permits us to make matching contributions to eligible participants. In fiscal 2024, we continued our recent practice of matching 100% of participant contributions up to 3% of eligible compensation, and 50% of participant contributions of the next 2% of eligible compensation, in each case subject to applicable Internal Revenue Service limits. Our NEOs are also eligible to participate in our 2018 Employee Share Purchase Plan (the “ESPP”). In addition, we provide limited additional benefits for our NEOs that include enhanced life insurance coverage, enhanced disability insurance coverage, annual physical exams, and reimbursement for financial counseling services.
Share Ownership Requirements
The Compensation Committee believes that, in order to more closely align the interests of executives with the interests of our other shareholders, all executives should maintain a minimum level of equity interests in our ordinary shares. The Compensation Committee has adopted robust share ownership guidelines requiring ownership of six times annual base salary for our President and CEO, five times annual cash Board member retainer for our directors (reflecting an increase from three times in fiscal 2024), and one times annual base salary for our other executive officers. Covered individuals are required to be in compliance with the policy by the later of: (i) March 31, 2026 or (ii) the date that is five years after such individual first became subject to the ownership guidelines. Until this requirement is met, an executive officer must retain 20% of after-tax shares acquired upon the exercise of share options and vesting of other equity awards. As of the Record Date, all of our then-serving NEOs and our directors were in compliance with our share ownership guidelines or were in the five-year transition period.
Eligible equity under our share ownership guidelines generally includes shares beneficially owned by the executive, the after-tax value of unvested time-based restricted shares and time-based RSUs, and the after-tax value of performance-based restricted shares and performance-based RSUs, but solely to the extent that the underlying performance condition has been achieved. The following shares do not count toward achievement of the share ownership guidelines: unexercised share options and unvested share options, unearned performance-based restricted shares, and unearned performance-based RSUs.
Clawback Policy
We maintain a clawback policy that allows our Board to seek recovery of certain excess incentive compensation paid to our executive officers, including our NEOs, in the event of a restatement of our financials or in the event that an NEO’s misconduct caused, or could cause, financial or reputational harm to us, in each case to the extent such recovery is permitted by applicable law. We also adopted a supplemental clawback policy effective as of October 2, 2023 that is compliant with Rule 10D-1 under the Exchange Act and Nasdaq listing standards. The supplemental clawback policy generally provides that if the Company is required to prepare an accounting restatement (including a restatement to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period), the Company must recover from its current and former executive officers any incentive-based compensation that was erroneously received on or after October 2, 2023 and during the three years preceding the date that the Company is required to prepare such accounting restatement. The amount required to be recovered under the supplemental clawback policy is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received based on the restated financial measure.
Anti-Hedging and Anti-Pledging Policy
Under our Insider Trading and Confidentiality Policy, all of our executive officers and directors are prohibited from engaging in short sales, transactions in put or call options, hedging transactions, or other inherently speculative transactions in PENG shares and from pledging PENG shares in any circumstance, including by purchasing PENG shares on margin or holding PENG shares in a margin account.

Compensation Committee Report
The material in this report is not deemed “soliciting material,” is not deemed “filed” with the SEC, is not subject to Regulation 14A or 14C or to the liabilities of Section 18 of the Exchange Act, and is not to be incorporated by reference into any filing of Penguin Solutions under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Members of the Compensation Committee
Randy Furr, Chair
Bryan Ingram
Mark Papermaster
Mary Puma

FISCAL 2024 EXECUTIVE COMPENSATION
2024 Summary Compensation Table
The following table provides information regarding the compensation earned by our NEOs for fiscal 2024 and, to the extent required under the SEC executive compensation disclosure rules, fiscal 2023 and fiscal 2022.

Name and Principal Position	Year	Salary	Bonus (1)	Share Awards (2)	Non-equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Mark Adams	2024	$750,000	$—	$5,131,454	$93,750	$23,212	$5,998,416
President and Chief Executive Officer	2023	$750,000	$—	$2,284,931	$150,000	$29,411	$3,214,342
	2022	$750,000	$—	$4,995,747	$897,449	$21,674	$6,664,870
Nate Olmstead (5)	2024	$82,692	$180,000	$3,770,017	$—	$—	$4,032,709
Senior Vice President and Chief Financial Officer

Pete Manca (6)	2024	$192,308	$195,418	$5,305,281	$—	$5,703	$5,698,710
Senior Vice President and President, Advanced Computing

Jack Pacheco	2024	$475,000	$100,000	$1,667,726	$45,422	$25,884	$2,314,032
Executive Vice President, Chief Operating Officer, and President, Integrated Memory	2023	$475,000	$—	$1,028,196	$80,750	$23,329	$1,607,275
	2022	$460,000	$—	$999,126	$445,507	$43,262	$1,947,895
Anne Kuykendall	2024	$450,000	$100,000	$1,282,832	$40,219	$17,126	$1,890,177
Senior Vice President and Chief Legal Officer

Ken Rizvi (7)	2024	$398,269	$100,000	$1,924,280	$—	$15,343	$2,437,892
Former Senior Vice President and Chief Financial Officer	2023	$475,000	$—	$1,370,942	$76,000	$15,205	$1,937,147
	2022	$475,000	$—	$999,126	$454,707	$19,972	$1,948,805
David Laurello (8)	2024	$479,346	$1,408,000	$—	$500,000	$1,196,403	$3,583,749
Former Senior Vice President and President, Advanced Computing	2023	$566,500	$—	$1,949,752	$1,359,883	$8,476	$3,884,611

(1)Amounts reported in this column represent (i) with respect to Mr. Olmstead, a sign-on bonus in the amount of $180,000, (ii) with respect to Mr. Manca, $195,418, representing the guaranteed portion of his prorated bonus for fiscal 2024, (iii) with respect to Messrs. Pacheco and Rizvi and Ms. Kuykendall, discretionary bonuses paid to each NEO in January 2024 in the amount of $100,000 in connection with the Brazil Divestiture, and (iv) with respect to Mr. Laurello, the Stratus retention bonus in the amount of $275,000 and the Penguin Solutions retention bonus in the amount of $1,133,000. These amounts are further described in “Compensation Discussion and Analysis” above (with respect to (i), (ii), and (iii) above) and “Employment and Severance Agreements; Potential Payments upon Termination or Change in Control” below (with respect to (iv) above).
(2)Amounts reported in this column for fiscal 2024 represent the grant date fair value of the RSUs and PSUs granted during fiscal 2024, as calculated in accordance with FASB ASC Topic 718. See our Share-Based Compensation Note to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2024 for the assumptions used in calculating the amounts reported in this column. Under FASB ASC Topic 718, the vesting conditions related to the PSUs granted to the NEOs in fiscal 2024 are considered market conditions and not performance conditions. Accordingly, there is no grant date fair value in excess of the amount reflected in the table above that could be calculated and disclosed based on achievement of the underlying market condition. The fair values of PSUs granted in September 2023, May 2024, and June 2024 were determined as of the date of grant using the Monte Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our share price relative to the group of peer companies listed in “How We Make Executive Compensation Decisions – Comparison to Relevant Peer Group” above at the end of the three-year performance period and risk-free interest rates of 4.77%, 4.68%, and 4.48%, respectively, derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for such periods; as such, their maximum grant date fair values were the same as their target grant date fair values shown in the table. Based on the Monte Carlo simulation method, the grant date fair values of the PSUs were 161.60% of our average share price on the grant date for Messrs. Adams, Pacheco, and Rizvi, and Ms. Kuykendall; 165.19% of our average share price on the grant date for Mr. Olmstead; and 147.92% of our average share price on the grant date for Mr. Manca. The grant date fair values of the PSUs were $3,169,937, $2,348,364, $3,165,354, $1,030,231, $1,188,717, and $792,465 for Messrs. Adams, Olmstead, Manca, Pacheco, and Rizvi, and Ms. Kuykendall, respectively.

(3)See the “Short-Term Cash Incentive Compensation” section above for a description of these amounts for Messrs. Adams and Pacheco and Ms. Kuykendall. The amount for Mr. Laurello is the Stratus Earn-Out Bonus described in “Transaction Bonuses – Stratus Earn-Out Bonus” above.
(4)Amounts in this column for fiscal 2024 include the following:
(a)for Mr. Adams, (i) $13,800 for 401(k) plan matching contributions by the Company, (ii) $7,253 for life insurance premium payments by the Company, and (iii) $2,159 for a tax gross-up related to the reimbursement of tax preparation fees;
(b)for Mr. Manca, (i) $3,077 for 401(k) plan matching contributions by the Company and (ii) $2,626 for life insurance premium payments by the Company;
(c)for Mr. Pacheco, (i) $13,866 for 401(k) plan matching contributions by the Company, (ii) $10,797 for life insurance premium payments by the Company, (iii) $1,179 for a tax gross-up related to the reimbursement of tax preparation fees, and (iv) $42 for a tax gross-up related to the reimbursement of executive medical examination fees;
(d)for Ms. Kuykendall, (i) $15,373 for 401(k) plan matching contributions by the Company and (ii) $1,753 for life insurance premium payments by the Company;
(e)for Mr. Rizvi, (i) $12,219 for 401(k) plan matching contributions by the Company, (ii) $1,944 for life insurance premium payments by the Company, and (iii) $1,179 for a tax gross-up related to the reimbursement of tax preparation fees; and
(f)for Mr. Laurello, (i) $16,883 for 401(k) plan matching contributions by the Company, (ii) $1,133,000 in severance payments, and (iii) $46,520 for a post-termination healthcare continuation coverage payment.
(5)Mr. Olmstead joined the Company in June 2024.
(6)Mr. Manca joined the Company in April 2024.
(7)Mr. Rizvi departed the Company in June 2024 and did not receive any severance payments. Pursuant to the terms of his offer letter and his equity compensation award agreements, Mr. Rizvi forfeited all outstanding and unvested RSUs and PSUs upon his departure.
(8)Mr. Laurello’s employment with the Company terminated in June 2024.
2024 Grants of Plan-Based Awards Table
The following table provides information on non-equity incentive awards for fiscal 2024 and equity awards granted in fiscal 2024 under our 2021 Inducement Plan (for Messrs. Olmstead and Manca) and our Amended and Restated 2017 Share Incentive Plan (for each of our other NEOs). There can be no assurance that the grant date fair value for any equity award, as listed in this table, will ever be realized. The grant date fair value amounts for equity awards reported here are also included in the “Share Awards” column of the 2024 Summary Compensation Table.

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts under Equity Incentive Plan Awards (2)			All Other Share Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Share and Option Awards (3)
		Threshold	Target	Maximum	Threshold	Target	Maximum
Mark Adams		$—	$750,000	$1,359,375	—	—	—	—		$—
	9/25/2023	$—	$—	$—	41,243	82,486	164,972	—		$3,169,937
	9/25/2023	$—	$—	$—	—	—	—	82,486	(4)	$1,961,517
Nate Olmstead	6/26/2024	$—	$—	$—	30,666	61,331	122,662	—		$2,348,364
	6/26/2024	$—	$—	$—	—	—	—	61,331	(5)	$1,421,653
Pete Manca		$—	$—	$—	—	—	—	—		$—
	5/23/2024	$—	$—	$—	53,021	106,042	212,084	—		$3,165,354
	5/23/2024	$—	$—	$—	—	—	—	106,042	(6)	$2,139,928
Jack Pacheco		$—	$403,750	$731,797	—	—	—	—		$—
	9/25/2023	$—	$—	$—	13,404	26,808	53,616	—		$1,030,231
	9/25/2023	$—	$—	$—	—	—	—	26,808	(4)	$637,494
Anne Kuykendall		$—	$292,500	$530,156	—	—	—	—		$—
	9/25/2023	$—	$—	$—	10,311	20,621	41,242	—		$792,465
	9/25/2023	$—	$—	$—	—	—	—	20,621	(4)	$490,367
Ken Rizvi (7)		$—	$380,000	$688,750	—	—	—	—		$—
	9/25/2023	$—	$—	$—	15,466	30,932	61,864	—		$1,188,717
	9/25/2023	$—	$—	$—	—	—	—	30,932	(4)	$735,563
David Laurello		$—	$566,500	$1,026,781	—	—	—	—		$—
(1)For Messrs. Adams, Pacheco, Rizvi, and Laurello, and Ms. Kuykendall, these amounts represent an opportunity to earn an annual cash incentive award based on attainment of pre-established goals as described in detail in the “Short-Term Cash Incentive Compensation” section above. Payouts of such cash incentive awards may range from $0 to the applicable maximum as set forth above. Therefore, no amounts are included in the “Threshold” column. Mr. Manca joined the Company in April 2024 and, pursuant to the terms of his amended and restated offer letter, was eligible to receive a prorated fiscal 2024 performance bonus at the target performance level regardless of the Company’s performance, which is disclosed in the “Bonus” column of the 2024 Summary Compensation Table.
(2)These PSUs will vest on the date of the Compensation Committee’s certification of our performance following the end of a three-year performance period contingent upon the NEO’s continued employment through the vesting date and the Compensation Committee certifying that the Company’s total shareholder return during the performance period relative to that of the median company in the Russell 2000 Index equals or exceeds the applicable threshold level of performance. Payouts under the PSUs range from 50% of target at threshold to a maximum of 200% of target, as described in the “Equity Compensation” section above.
(3)The amounts reported represent the grant date fair values associated with the grant of RSUs and PSUs, as computed in accordance with FASB ASC Topic 718. See our Equity Plans Note to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended August 30, 2024 for the assumptions used in calculating these amounts. The fair values of PSUs granted in September 2023, May 2024, and June 2024 were determined as of the date of grant using the Monte Carlo simulation method, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award, including the expected volatility of our share price relative to the group of peer companies listed in “How We Make Executive Compensation Decisions – Comparison to Relevant Peer Group” above at the end of the three-year performance period and risk-free interest rates of 4.77%, 4.68%, and 4.48%, respectively, derived from linear interpolation of the term structure of Treasury Constant Maturities yield rates for such periods.
(4)These RSUs vested as to 6.25% of the shares on January 20, 2024 and continue to vest in 15 equal quarterly installments thereafter, subject to the NEO’s continued service through each applicable vesting date.
(5)These RSUs vest as to 25% on July 20, 2025 and continue to vest in 12 equal quarterly installments over the following three years, subject to the NEO’s continued service through each applicable vesting date.
(6)These RSUs vest as to 25% on April 20, 2025 and continue to vest in 12 equal quarterly installments over the following three years, subject to the NEO’s continued service through each applicable vesting date.
(7)Mr. Rizvi voluntarily departed from the Company in June 2024, and as a result, the awards listed on this table have been forfeited and returned to the Company.

Outstanding Equity Awards at 2024 Fiscal Year End
The following table sets forth information regarding options, RSUs, RSAs, PSUs, and PSAs held by our NEOs as of August 30, 2024.

		Option Awards						Share Awards
Name (1)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2)
Mark Adams	9/28/2020	145,833	(3)	10,417	—	$13.50	9/27/2030	—		—	—		—
	8/31/2020	—		—	—	—	—	28,126	(4)	$582,771	—		—
	8/31/2020	—		—	—	—	—	62,500	(5)	$1,295,000	—		—
	8/31/2020	—		—	—	—	—	—		—	125,000	(6)	$2,590,000
	10/1/2021	—		—	—	—	—	26,360	(7)	$546,179	—		—
	10/1/2021	—		—	—	—	—	—		—	168,704	(8)	$3,495,547
	9/26/2022	—		—	—	—	—	30,364	(9)	$629,142	—		—
	9/26/2022	—		—	—	—	—	—		—	107,958	(8)	$2,236,890
	9/25/2023	—		—	—	—	—	67,021	(10)	$1,388,675	—		—
	9/25/2023	—		—	—	—	—	—		—	82,486	(11)	$1,709,110
Nate Olmstead	6/26/2024	—		—	—	—	—	61,331	(12)	$1,270,778	—		—
	6/26/2024	—		—	—	—	—	—		—	61,331	(11)	$1,270,778
Pete Manca	5/23/2024	—		—	—	—	—	106,042	(13)	$2,197,190	—		—
	5/23/2024	—		—	—	—	—	—		—	106,042	(11)	$2,197,190
Jack Pacheco	1/22/2019	60,000	(14)	—	—	$10.78	1/21/2029	—		—	—		—
	3/12/2020	53,334	(14)	—	—	$9.20	3/11/2030	—		—	—		—
	12/14/2020	—		—	—	—	—	7,500	(15)	$155,400	—		—
	10/1/2021	—		—	—	—	—	5,274	(7)	$109,277	—		—
	10/1/2021	—		—	—	—	—	—		—	33,740	(8)	$699,093
	9/26/2022	—		—	—	—	—	13,664	(9)	$283,118	—		—
	9/26/2022	—		—	—	—	—	—		—	48,580	(8)	$1,006,578
	9/25/2023	—		—	—	—	—	21,782	(10)	$451,323	—		—
	9/25/2023	—		—	—	—	—	—		—	26,808	(11)	$555,462
Anne Kuykendall	4/1/2021	—		—	—	—	—	7,334	(16)	$151,960	—		—
	10/1/2021	—		—	—	—	—	3,296	(7)	$68,293	—		—
	10/1/2021	—		—	—	—	—	—		—	21,088	(8)	$436,943
	9/26/2022	—		—	—	—	—	12,146	(9)	$251,665	—		—
	9/26/2022	—		—	—	—	—	—		—	43,182	(8)	$894,731
	9/25/2023	—		—	—	—	—	16,755	(10)	$347,164	—		—
	9/25/2023	—		—	—	—	—	—		—	20,621	(11)	$427,267
(1)Excludes Messrs. Rizvi and Laurello, who departed the Company in June 2024 and did not hold any outstanding equity awards at fiscal year-end.
(2)The market value of shares or units of stock that have not vested reflects a share price of $20.72, our closing share price on August 30, 2024.
(3)These time-based options vested as to 25% on September 28, 2021 and continued to vest in equal monthly installments over the following three years, subject to Mr. Adams’ continued employment as CEO through each applicable vesting date.
(4)These time-based RSAs vested as to 25% on October 20, 2021 and continued to vest in 12 equal quarterly installments over the following three years, subject to Mr. Adams’ continued employment as CEO through each applicable vesting date.
(5)These PSAs vested as to 25% on each of October 20, 2021, 2022, 2023, and 2024, contingent on continued service and subject to the value of a share of the Company equaling or exceeding $18.90 (i.e., 150% of the trading price on Mr. Adams’ start date, as adjusted to reflect our two-for-one share split, which was effected on February 1, 2022) for at least sixty consecutive trading days. The first, second, and third tranches of these PSAs vested on October 20, 2021, October 20, 2022, and October 20, 2023, respectively. The performance condition applicable to the fourth tranche of these PSAs was achieved in fiscal 2024 and such PSAs vested on October 20, 2024 (fiscal 2025).
(6)These PSAs vested as to 25% on each of October 20, 2021, 2022, 2023, and 2024, contingent on continued service and subject to the value of a share of the Company equaling or exceeding $25.20 (i.e., 200% of the trading price on Mr. Adams’ start date, as adjusted to reflect our two-for-one share split, which was effected on February 1, 2022) for at least sixty consecutive trading days. The first and second tranches of these PSAs vested on October 20, 2022. The third and fourth tranches of these PSAs were forfeited in fiscal 2025 due to non-attainment of the vesting condition.
(7)These RSUs vested as to 25% on October 20, 2022 and continue to vest in 12 equal quarterly installments over the following three years, subject to the NEO’s continued service through each applicable vesting date.
(8)Represents the maximum number of PSUs granted on each of October 1, 2021 and September 26, 2022 based on actual performance tracking at above target through fiscal year-end. These PSUs will vest on the date of the Compensation Committee’s certification of our performance following the end of a three-year performance period contingent upon the NEO’s continued employment through the vesting date and the Compensation Committee certifying that the Company’s total shareholder return during the performance period relative to that of the median company in the Russell 2000 Index equals or exceeds the applicable threshold level of performance.
(9)These RSUs vested as to 6.25% on January 20, 2023 and continue to vest in 15 equal quarterly installments thereafter, subject to the NEO’s continued service through each applicable vesting date.
(10)These RSUs vested as to 6.25% on January 20, 2024 and continue to vest in 15 equal quarterly installments thereafter, subject to the NEO’s continued service through each applicable vesting date.
(11)Represents the target number of PSUs granted on each of September 25, 2023, May 23, 2024, and June 26, 2024 based on actual performance tracking at below target through fiscal year-end. These PSUs will vest on the date of the Compensation Committee’s certification of our performance following the end of a three-year performance period contingent upon the NEO’s continued employment through the vesting date and the Compensation Committee certifying that the Company’s total shareholder return during the performance period relative to that of the median company in the Russell 2000 Index equals or exceeds the applicable threshold level of performance.
(12)These RSUs vest as to 25% on July 20, 2025 and continue to vest in 12 equal quarterly installments over the following three years, subject to the NEO’s continued service through each applicable vesting date.
(13)These RSUs vest as to 25% on April 20, 2025 and continue to vest in 12 equal quarterly installments over the following three years, subject to the NEO’s continued service through each applicable vesting date.
(14)These options are fully vested and exercisable.
(15)These RSUs vested as to 25% on January 20, 2022 and continue to vest in 12 equal quarterly installments over the following three years, subject to the NEO’s continued employment through each applicable vesting date.
(16)These RSUs vested as to 25% on April 20, 2022 and continue to vest in 12 equal quarterly installments over the following three years, subject to the NEO’s continued employment through each applicable vesting date.
2024 Option Exercises and Ordinary Share Awards Vested
The following table sets forth information regarding options exercised by and shares vested under RSU, RSA, PSU, and PSA awards granted to our NEOs during the fiscal year ended August 30, 2024.

	Option Awards		Ordinary Share Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Mark Adams	—	$—	225,048	$4,085,987
Nate Olmstead	—	$—	—	$—
Pete Manca	—	$—	—	$—
Jack Pacheco	41,666	$529,087	34,316	$656,509
Anne Kuykendall	—	$—	21,678	$429,086
Ken Rizvi	—	$—	31,798	$580,466
David Laurello	—	$—	64,750	$1,247,927
(1)Values were determined based on the difference between the fair market value of our ordinary shares on the date of exercise and the exercise price of the options.
(2)Values were determined based on the fair market value of our ordinary shares on the vesting date.

Employment and Severance Agreements; Potential Payments upon Termination or Change in Control
Offer Letters and Employment Agreements
We have entered into agreements with our NEOs pursuant to which such officers will be eligible for severance and/or change in control benefits under specified conditions. The following summarizes the severance and change in control benefits under these agreements.
We entered into offer of employment letters with each of Messrs. Adams, Olmstead, Manca, and Rizvi in connection with the commencement of their employment, an amended and restated offer letter with Mr. Manca acknowledging his revised start date and title in May 2024, an amended and restated offer letter with Ms. Kuykendall in connection with her promotion in September 2023, and an amended and restated offer letter with Mr. Laurello in connection with his promotion in June 2023 (together, the “Executive Offer Letters”), and an amended and restated employment agreement with Mr. Pacheco in connection with his promotion in December 2017 (the “Pacheco Employment Agreement”). The initial term of the Pacheco Employment Agreement is for one year, at which time it was automatically renewed for an additional one-year term, and has and will continue to be automatically renewed for successive one-year periods thereafter unless either party provides written notice of termination no later than 90 days prior to the expiration of the then-current term. The Executive Offer Letters and the Pacheco Employment Agreement provide for the severance payments and benefits described further below.
Mr. Rizvi voluntarily departed the Company in June 2024 and did not incur an event triggering the severance and change in control benefits described below. He did not receive any separation payments or benefits in connection with his separation.
Laurello Transition Agreement
Mr. Laurello’s employment with the Company was terminated on June 30, 2024 (the “Separation Date”). In connection therewith, Mr. Laurello entered into a Transition and Separation Agreement (the “Transition Agreement”) on April 6, 2024, pursuant to which he ceased to serve as Senior Vice President of the Company and President of Advanced Computing and transitioned to employee advisor status effective on April 8, 2024 (the “Transition Date”) and agreed to provide transition services to the Company through the Separation Date. Pursuant to the Transition Agreement and in accordance with his Executive Offer Letter, during the period beginning on the Transition Date and ending on the Separation Date:
•Mr. Laurello continued to receive his fiscal 2024 base salary and benefits;
•He was paid a Stratus retention bonus in the amount of $275,000, which had already been earned before the Transition Date based on his continued service with the Company through April 1, 2024 and which was assumed by the Company in connection with its acquisition of Stratus;
•In accordance with the terms of his Executive Offer Letter, he earned and was paid a Penguin Solutions retention bonus in the amount of $1,133,000, which was subject to his remaining employed in good standing with the Company through May 31, 2024; and
•The Laurello RSU Award (as defined above) continued to vest in accordance with its terms.
The terms of Mr. Laurello’s Executive Offer Letter, which reflected his base salary, target bonus, and severance arrangements that were in place prior to the acquisition of Stratus, provided for certain severance benefits (as described below and set forth in the Transition Agreement) in the event of his termination of employment without Cause (as defined in the Executive Offer Letter) or his resignation for Good Reason (as defined in the Executive Offer Letter) (each, a “Qualifying Termination”). The Compensation Committee determined that Mr. Laurello’s termination of employment constituted a termination without Cause and therefore constituted a Qualifying Termination. Following the Separation Date, in accordance with his Executive Offer Letter and in exchange for providing a release of claims, under the Transition Agreement Mr. Laurello received the following severance benefits:
•An aggregate amount equal to $1,133,000, representing 100% of his fiscal 2024 annual base salary of $566,500 plus 100% of his annualized target bonus for fiscal 2024 of $566,500, which was paid in a lump sum within 15 days after the effective date of his release of claims;
•An amount equal to $46,520, representing the estimated cost of 24 months of COBRA premiums; and

•Accelerated vesting with respect to 25,900 of the unvested RSUs underlying the Laurello RSU Award, representing the number of shares of his outstanding unvested equity awards that would have otherwise vested during the 12-month period immediately following the Separation Date had his employment continued during such period, with a value of $592,333 based on the closing price of our ordinary shares as of the Separation Date.
Benefits Provided Upon Termination by Us Without Cause or Termination by Employee for Good Reason
Pursuant to the Executive Offer Letters and the Pacheco Employment Agreement, subject to the execution and non-revocation of a release of claims against us or any of our affiliates within 60 days following termination, if an NEO’s employment is terminated by us without Cause (as defined in the Executive Offer Letters or Pacheco Employment Agreement, as applicable), or if an NEO terminates employment for Good Reason (as defined in the Executive Offer Letters or Pacheco Employment Agreement, as applicable), and such termination or resignation occurs outside of the Change in Control Protection Period (as defined below), then we will be obligated to:
•Pay an amount equal to 100%, in the case of Messrs. Adams and Olmstead, and 75%, in the case of Messrs. Manca and Pacheco and Ms. Kuykendall, of their then-current annual base salary;
•Pay, with respect to Messrs. Adams, Olmstead, Manca, and Pacheco, and Ms. Kuykendall, to the extent a bonus could be earned for the year, the annual bonus for the then-current fiscal year prorated through the date of termination (based on the Board’s determination of our performance through the date of termination) (the “Prorated Bonus”); and
•Continue to provide for or reimburse health benefit continuation coverage until the earlier of twelve months, in the case of Messrs. Adams and Olmstead, and nine months, in the case of Messrs. Manca and Pacheco and Ms. Kuykendall, following the date of termination or the date they become eligible for health benefits with another employer.
With respect to Messrs. Adams, Olmstead, and Manca, and Ms. Kuykendall, the “Change in Control Protection Period” refers to the period beginning two months prior to and ending twelve months following a Change in Control. With respect to Mr. Pacheco, “Change in Control Protection Period” means the twelve-month period following a Change in Control.
The foregoing severance benefits are subject to each NEO’s execution and non-revocation of a release of claims against us or any of our affiliates. We are obligated to pay the cash base salary benefits in accordance with our regular payroll practices in equal or substantially equal payments over a maximum of twelve months. The Prorated Bonus is to be paid at the same time as bonuses are paid to other executives.
Benefits Provided Upon Termination by Us Without Cause or Termination by Employee for Good Reason Related to a Change in Control
Subject to the execution and non-revocation of a release of claims against us or any of our affiliates, if an NEO’s employment is terminated within the Change in Control Protection Period by us without Cause or by the NEO for Good Reason, then in lieu of the basic severance above, we will be obligated to:
•Pay, with respect to Messrs. Adams, Olmstead, Manca, and Pacheco, and Ms. Kuykendall, an amount equal to 150% of their then-current annual base salary plus 150% of the annual bonus paid or payable for the most recently completed fiscal year;
•Pay, with respect to Messrs. Adams, Olmstead, Manca, and Pacheco, and Ms. Kuykendall, the Prorated Bonus;
•Continue to provide for or reimburse health benefit continuation coverage for Messrs. Adams, Olmstead, Manca, and Pacheco, and Ms. Kuykendall until the earlier of eighteen months following the date of termination or the date the NEO becomes eligible for health benefits with another employer; and
•Accelerate the vesting of 100% of the NEO’s unvested and outstanding equity awards.
Except for the Prorated Bonus, which is to be paid at the same time that bonuses are paid to other executives, and the health benefit continuation coverage, we are obligated to pay the foregoing benefits in accordance with our regular payroll practices in equal or substantially equal payments over a maximum of twelve months following the execution and non-revocation of the NEO’s release of claims against us or any of our affiliates.

Benefits Provided Upon a Change in Control
The Executive Offer Letters provide that, except as otherwise provided in the applicable award agreement, upon a Change in Control, a prorated portion of any then-unvested performance-based equity awards held by Messrs. Adams, Olmstead, and Manca, and Ms. Kuykendall will vest based on actual performance measured through the date of such Change in Control and the remainder will vest in equal monthly installments over the remainder of the original performance period, provided that such remaining portion will immediately vest upon a Change in Control in which the successor to our Company does not assume or substitute such awards with substantially equivalent awards. Under the PSUs granted in fiscal 2022, 2023, and 2024, upon a change in control (as defined in the Plan), that (i) occurs within twelve months of the grant date, the performance goals applicable to the PSUs are deemed satisfied at the target performance level and the PSUs vest as of the date of such change in control under the Plan and are earned in an amount consistent with the target performance level, or (ii) occurs more than twelve months following the grant date, the PSUs vest as of the date of the change in control under the Plan based on actual performance through the date of such change in control under the Plan and are earned in an amount consistent with the executives’ actual performance.
The following table quantifies the payments and benefits that would be provided to Mr. Adams under different scenarios in connection with termination of his employment or a Change in Control, effective August 30, 2024, the last day of our most recently completed fiscal year.
Mr. Adams’ time-based options and RSAs and market-based PSAs also provide that, in addition to the treatment provided under the terms of his Executive Offer Letter, such awards will immediately vest in full if Mr. Adams agrees to, and does, continue in employment with us in a role other than CEO during the Change in Control Protection Period. This benefit was offered to Mr. Adams to enable him to assist us in connection with a Change in Control in a non-CEO role without jeopardizing his rights to the benefits provided to him in connection with a Change in Control, which he would otherwise only be entitled to in the event he were to resign for good reason or be terminated without cause.

		Trigger Event
Name	Payment/Benefit Type	Involuntary Termination	Death	Disability	Change in Control	Involuntary Termination During Change in Control Protection Period
Mark Adams	Severance (1)	$750,000	$—	$—	$—	$1,265,625
	Prorated Bonus (2)	—	—	—	—	—
	Equity Awards (3)	—	—	—	6,997,828	12,984,693
	Continued Health Coverage (4)	33,968	—	—	—	50,346
	Life Insurance Benefit (5)	—	2,000,000	—	—	—
	Disability Benefit (6)	—	—	963,094	—	—
(1)Upon an involuntary termination on August 30, 2024, Mr. Adams would have received severance benefits including 100% of his base salary. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Adams would have received severance benefits including 150% of his base salary and 150% of the annual bonus paid or payable for the most recently completed fiscal year.
(2)Upon (i) an involuntary termination or (ii) an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Adams would have received his bonus for the fiscal year, prorated for his service during that year. These estimates are based on a deemed termination at the end of the fiscal year, and a prorated bonus has not been included because no bonus would have been earned for fiscal 2024 based on the Company’s performance.
(3)Upon a Change in Control on August 30, 2024, (i) the PSUs granted on each of October 1, 2021, September 26, 2022, and September 25, 2023 would vest in accordance with their terms at 131% of the target level, 168% of the target level, and 100% of the target level, respectively, and (ii) a pro rata portion of the PSAs granted on August 31, 2020 would vest in accordance with their terms. The value of these awards as of August 30, 2024 has been measured using a price of $20.72 per share, the closing price of our ordinary shares on August 30, 2024. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Adams would have vested in 100% of his outstanding unvested equity awards, and upon a voluntary transition to a role other than CEO during the Change in Control Protection Period on August 30, 2024, Mr. Adams would have vested in 100% of his time-based options, RSAs, and market-based PSAs. Pursuant to SEC guidance, the value of any accelerated vesting of Mr. Adams’ equity awards has been estimated using a price of $20.72 per share, the closing price of our ordinary shares on August 30, 2024.

(4)Upon an involuntary termination on August 30, 2024, Mr. Adams would have received continued health coverage for up to twelve months following his termination. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Adams would have received continued health coverage for up to eighteen months following his termination.
(5)Represents a life insurance benefit payable to Mr. Adams’ beneficiaries with a face value of seven times his base salary as in effect on August 30, 2024, with a maximum benefit of $2,000,000.
(6)Represents the present value of a weekly short-term disability benefit for 52 weeks following termination on August 30, 2024, followed by a monthly long-term disability benefit until the month of Mr. Adams’ 65th birthday.
The following table quantifies the payments and benefits that would have been provided to Mr. Olmstead under different scenarios in connection with termination of his employment or a Change in Control, effective August 30, 2024, the last day of our most recently completed fiscal year.

		Trigger Event
Name	Payment/Benefit Type	Involuntary Termination	Death	Disability	Change in Control	Involuntary Termination During Change in Control Protection Period
Nate Olmstead	Severance (1)	$500,000	$—	$—	$—	$750,000
	Prorated Bonus (2)	—	—	—	—	—
	Equity Awards (3)	—	—	—	1,270,778	2,541,557
	Continued Health Coverage (4)	15,913	—	—	—	23,586
	Life Insurance Benefit (5)	—	2,000,000	—	—	—
	Disability Benefit (6)	—	—	2,082,144	—	—
(1)Upon an involuntary termination on August 30, 2024, Mr. Olmstead would have received severance benefits including 100% of his base salary. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Olmstead would have received severance benefits including 150% of his base salary and 150% of the annual bonus paid or payable for the most recently completed fiscal year. Mr. Olmstead joined the Company in June 2024 and was not eligible for the fiscal 2024 bonus.
(2)Upon (i) an involuntary termination or (ii) an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Olmstead would have received his bonus for the fiscal year, prorated for his service during that year. These estimates are based on a deemed termination at the end of the fiscal year, and a prorated bonus has not been included because no bonus would have been earned for fiscal 2024 based on the Company’s performance.
(3)Upon a Change in Control on August 30, 2024, the PSUs granted on June 26, 2024 would vest at the target level in accordance with their terms. The value of these awards at the target level as of August 30, 2024 has been measured using a price of $20.72 per share, the closing price of our ordinary shares on August 30, 2024. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Olmstead would have vested in 100% of his outstanding unvested equity awards. Pursuant to SEC guidance, the value of any accelerated vesting of Mr. Olmstead’s equity awards has been estimated using a price of $20.72 per share, the closing price of our ordinary shares on August 30, 2024.
(4)Upon an involuntary termination on August 30, 2024, Mr. Olmstead would have received continued health coverage for up to twelve months following his termination. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Olmstead would have received continued health coverage for up to eighteen months following his termination.
(5)Represents a life insurance benefit payable to Mr. Olmstead’s beneficiaries with a face value of seven times his base salary as in effect on August 30, 2024, with a maximum benefit of $2,000,000.
(6)Represents the present value of a weekly short-term disability benefit for 52 weeks following termination on August 30, 2024, followed by a monthly long-term disability benefit until the month of Mr. Olmstead’s 65th birthday.
The following table quantifies the payments and benefits that would have been provided to Mr. Manca under different scenarios in connection with termination of his employment or a Change in Control, effective August 30, 2024, the last day of our most recently completed fiscal year.

		Trigger Event
Name	Payment/Benefit Type	Involuntary Termination	Death	Disability	Change in Control	Involuntary Termination During Change in Control Protection Period
Pete Manca	Severance (1)	$375,000	$—	$—	$—	$1,043,127
	Prorated Bonus (2)	—	—	—	—	—
	Equity Awards (3)	—	—	—	2,197,190	4,394,380
	Continued Health Coverage (4)	18,013	—	—	—	35,386
	Life Insurance Benefit (5)	—	2,000,000	—	—	—
	Disability Benefit (6)	—	—	677,235	—	—
(1)Upon an involuntary termination on August 30, 2024, Mr. Manca would have received severance benefits including 75% of his base salary. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Manca would have received severance benefits including 150% of his base salary and 150% of the annual bonus paid or payable for the most recently completed fiscal year.
(2)Upon (i) an involuntary termination or (ii) an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Manca would have received his bonus for the fiscal year, prorated for his service during that year. These estimates are based on a deemed termination at the end of the fiscal year, and a prorated bonus has not been included because no bonus would have been earned for fiscal 2024 based on the Company’s performance.
(3)Upon a Change in Control on August 30, 2024, the PSUs granted on May 23, 2024 would vest at the target level in accordance with their terms. The value of these awards at the target level as of August 30, 2024 has been measured using a price of $20.72 per share, the closing price of our ordinary shares on August 30, 2024. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Manca would have vested in 100% of his outstanding unvested equity awards. Pursuant to SEC guidance, the value of any accelerated vesting of Mr. Manca’s equity awards has been estimated using a price of $20.72 per share, the closing price of our ordinary shares on August 30, 2024.
(4)Upon an involuntary termination on August 30, 2024, Mr. Manca would have received continued health coverage for up to nine months following his termination. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Manca would have received continued health coverage for up to eighteen months following his termination.
(5)Represents a life insurance benefit payable to Mr. Manca’s beneficiaries with a face value of seven times his base salary as in effect on August 30, 2024, with a maximum benefit of $2,000,000.
(6)Represents the present value of a weekly short-term disability benefit for 52 weeks following termination on August 30, 2024, followed by a monthly long-term disability benefit until the month of Mr. Manca’s 65th birthday.
The following table quantifies the payments and benefits that would have been provided to Mr. Pacheco under different scenarios in connection with termination of his employment or a Change in Control, effective as of August 30, 2024, the last day of our most recently completed fiscal year.

		Trigger Event
Name	Payment/Benefit Type	Involuntary Termination	Death	Disability	Change in Control	Involuntary Termination During Change in Control Protection Period
Jack Pacheco	Severance (1)	$356,250	$—	$—	$—	$780,633
	Prorated Bonus (2)	—	—	—	—	—
	Equity Awards (3)	—	—	—	1,858,874	2,857,992
	Continued Health Coverage (4)	17,964	—	—	—	35,288
	Life Insurance Benefit (5)	—	2,000,000	—	—	—
	Disability Benefit (6)	—	—	848,249	—	—
(1)Upon an involuntary termination on August 30, 2024, Mr. Pacheco would have received severance benefits including 75% of his base salary. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Pacheco would have received severance benefits including 150% of his base salary and 150% of the annual bonus paid or payable for the most recently completed fiscal year.

(2)Upon (i) an involuntary termination or (ii) an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Pacheco would have received his bonus for the fiscal year, prorated for his service during that year. These estimates are based on a deemed termination at the end of the fiscal year, and a prorated bonus has not been included because no bonus would have been earned for fiscal 2024 based on the Company’s performance.
(3)Upon a Change in Control on August 30, 2024, the PSUs granted on each of October 1, 2021, September 26, 2022, and September 25, 2023 would vest in accordance with their terms at 131% of the target level, 168% of the target level, and 100% of the target level, respectively. The value of these awards as of August 30, 2024 has been measured using a price of $20.72 per share, the closing price of our ordinary shares on August 30, 2024. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Pacheco would have vested in 100% of his outstanding unvested equity awards. Pursuant to SEC guidance, the value of any accelerated vesting of Mr. Pacheco’s equity awards has been estimated using a price of $20.72 per share, the closing price of our ordinary shares on August 30, 2024.
(4)Upon an involuntary termination on August 30, 2024, Mr. Pacheco would have received continued health coverage for up to nine months following his termination. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Mr. Pacheco would have received continued health coverage for up to eighteen months following his termination.
(5)Represents a life insurance benefit payable to Mr. Pacheco’s beneficiaries with a face value of seven times his base salary as in effect on August 30, 2024, with a maximum benefit of $2,000,000.
(6)Represents the present value of a weekly short-term disability benefit for 52 weeks following termination on August 30, 2024, followed by a monthly long-term disability benefit until the month of Mr. Pacheco’s 65th birthday.
The following table quantifies the payments and benefits that would have been provided to Ms. Kuykendall under different scenarios in connection with termination of her employment or a Change in Control, effective August 30, 2024, the last day of our most recently completed fiscal year.

		Trigger Event
Name	Payment/Benefit Type	Involuntary Termination	Death	Disability	Change in Control	Involuntary Termination During Change in Control Protection Period
Anne Kuykendall	Severance (1)	$337,500	$—	$—	$—	$735,328
	Prorated Bonus (2)	—	—	—	—	—
	Equity Awards (3)	—	—	—	1,465,008	2,284,090
	Continued Health Coverage (4)	1,654	—	—	—	3,250
	Life Insurance Benefit (5)	—	2,000,000	—	—	—
	Disability Benefit (6)	—	—	2,660,942	—	—
(1)Upon an involuntary termination on August 30, 2024, Ms. Kuykendall would have received severance benefits including 75% of her base salary. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Ms. Kuykendall would have received severance benefits including 150% of her base salary and 150% of the annual bonus paid or payable for the most recently completed fiscal year.
(2)Upon (i) an involuntary termination or (ii) an involuntary termination during the Change in Control Protection Period on August 30, 2024, Ms. Kuykendall would have received her bonus for the fiscal year, prorated for her service during that year. These estimates are based on a deemed termination at the end of the fiscal year, and a prorated bonus has not been included because no bonus would have been earned for fiscal 2024 based on the Company’s performance.
(3)Upon a Change in Control on August 30, 2024, the PSUs granted on each of October 1, 2021, September 26, 2022, and September 25, 2023 would vest in accordance with their terms at 131% of the target level, 168% of the target level, and 100% of the target level, respectively. The value of these awards as of August 30, 2024 has been measured using a price of $20.72 per share, the closing price of our ordinary shares on August 30, 2024. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Ms. Kuykendall would have vested in 100% of her outstanding unvested equity awards. Pursuant to SEC guidance, the value of any accelerated vesting of Ms. Kuykendall’s equity awards has been estimated using a price of $20.72 per share, the closing price of our ordinary shares on August 30, 2024.
(4)Upon an involuntary termination on August 30, 2024, Ms. Kuykendall would have received continued health coverage for up to nine months following her termination. Upon an involuntary termination during the Change in Control Protection Period on August 30, 2024, Ms. Kuykendall would have received continued health coverage for up to eighteen months following her termination.
(5)Represents a life insurance benefit payable to Ms. Kuykendall’s beneficiaries with a face value of six times her base salary as in effect on August 30, 2024, with a maximum benefit of $2,000,000.
(6)Represents the present value of a weekly short-term disability benefit for 52 weeks following termination on August 30, 2024, followed by a monthly long-term disability benefit until the month of Ms. Kuykendall’s 65th birthday.

Pay Ratio
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (collectively, the “Pay Ratio Rule”), we are providing the following estimated information for fiscal 2024:
•The annual total compensation of our median employee (excluding our President and CEO) was $36,779;
•The annual total compensation of our President and CEO was $5,998,416; and
•The ratio of these two amounts was 163 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.
SEC rules for identifying the median employee compensation and calculating the pay ratio allow companies to apply various methodologies and assumptions. As a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. For fiscal 2024, we identified our median employee by considering the Form W-2 (or for non-U.S. employees, Form W-2 equivalent) income for fiscal 2024 of individuals who were our employees on August 30, 2024. In order to align with our fiscal year-end, we used a median employee determination date of August 30, 2024 for fiscal 2024. Each resulting compensation figure in a currency other than U.S. dollars was converted to a U.S. dollar figure using the relevant average currency conversion rates for fiscal 2024. We determined the median employee from a population of 2,828 employees worldwide as of August 30, 2024 (excluding our President and CEO), including 909 U.S. employees and 1,919 non-U.S. employees.
The annual total compensation of our median employee was determined in a manner consistent with the calculation of compensation required to be disclosed for each of our NEOs in the Summary Compensation Table. The resulting figure was converted to a U.S. dollar figure using the relevant currency conversion rate on August 30, 2024.

Pay Versus Performance Table
The following table sets forth information concerning the compensation of our principal executive officers identified in footnote 1 to the table below (our “PEOs”) and our other NEOs (our “non-PEO NEOs”) for each of fiscal 2021, 2022, 2023, and 2024, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for Adams	Summary Compensation Table Total for Shah	Compensation Actually Paid to Adams (1)(2)	Compensation Actually Paid to Shah (1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs	Average Compensation Actually Paid to Non-PEO NEOs (1)(2)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) (in thousands)	Company Selected Measure: Non-GAAP Operating Income (in thousands) (5)(6)
							Total Shareholder Return (3)	Peer Group Total Shareholder Return (4)
2024	$5,998,416	$—	$1,709,660	$—	$3,326,212	$1,748,401	$164	$186	$(49,933)	$120,257
2023	$3,214,342	$—	$4,918,909	$—	$2,234,537	$2,732,723	$205	$145	$(185,694)	$179,794
2022	$6,664,870	$—	$5,198,254	$—	$1,878,963	$1,260,114	$146	$128	$68,592	$177,461
2021 (7)	$14,810,329	$47,437	$29,451,132	$5,856,579	$2,948,891	$3,702,862	$192	$144	$22,506	$83,484
(1)    Amounts represent compensation actually paid to our PEOs and the average compensation actually paid to our non-PEO NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	Mark Adams	Nate Olmstead, Pete Manca, Jack Pacheco, Anne Kuykendall, Ken Rizvi, and David Laurello
2023	Mark Adams	Ken Rizvi, David Laurello, Jack Pacheco, Joseph Clark, and Thierry Pellegrino
2022	Mark Adams	Ken Rizvi, Jack Pacheco, Claude Demby, and Thierry Pellegrino
2021	Mark Adams, Ajay Shah	Ken Rizvi, Jack Pacheco, Claude Demby, Thierry Pellegrino, and Anne Kuykendall
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021		2022	2023	2024
Adjustments	Adams	Shah	Adams	Adams	Adams
Deduction for Amounts Reported under the “Share Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(12,751,338)	$—	$(4,995,747)	$(2,284,931)	$(5,131,454)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	27,392,141	—	4,140,801	3,369,794	3,644,066
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	196,325	328,219
Increase/deduction for Awards Granted during Prior FYs that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	—	3,916,398	(2,814,656)	3,789,781	(1,209,681)
Increase/deduction for Awards Granted during Prior FYs that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	—	1,892,744	2,202,986	(3,366,402)	(1,919,906)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FYs that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—	—
TOTAL ADJUSTMENTS	$14,640,803	$5,809,142	$(1,466,616)	$1,704,567	$(4,288,756)

	2021	2022	2023	2024
Adjustments	Average Non-PEO NEOs	Average Non-PEO NEOs	Average Non-PEO NEOs	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Share Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	$(2,275,835)	$(936,673)	$(1,307,151)	$(2,325,023)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	2,528,042	776,376	1,622,677	1,770,750
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	81,831	44,277
Increase/deduction for Awards Granted during Prior FYs that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	317,778	(479,258)	249,068	(195,456)
Increase/deduction for Awards Granted during Prior FYs that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	183,986	20,706	(72,809)	(135,265)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FYs that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	(75,430)	(737,094)
TOTAL ADJUSTMENTS	$753,971	$(618,849)	$498,186	$(1,577,811)
(2)    Fair value or change in fair value, as applicable, of equity awards in the “Compensation Actually Paid” columns was determined by reference to (i) for solely service-vesting RSU and RSA awards, the closing price per share on the applicable fiscal year-end date(s) or, in the case of vesting dates, the closing price per share on the applicable vesting date(s), (ii) for PSU awards (excluding any market-based awards), the same valuation methodology as RSU and RSA awards above except that the fiscal year-end values are multiplied by the probability of achievement of the applicable performance objective as of the applicable date, (iii) for market-based PSU and PSA awards, the fair value calculated by a Monte Carlo simulation model as of the applicable fiscal year-end date(s), and (iv) for share options, a Black-Scholes value as of the applicable fiscal year-end or vesting date(s), determined based on the same methodology as used to determine grant date fair value but using the closing share price on the applicable revaluation date as the current market price and with an expected life set based on the moneyness factor of the award – if the moneyness factor is below 0.4, the remaining contractual term is used, if the moneyness factor is between 0.4 and 0.7, the midway point between the remaining contractual term and the remaining expected term is used, and if the moneyness term is above 0.7, the remaining expected term is used, and in all cases based on volatility and risk free rates determined a of the revaluation date based on the expected life period and based on an expected dividend rate of 0%. For additional information on the assumptions used to calculate the valuation of the awards, see the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended August 30, 2024 and prior fiscal years.
(3)    Pursuant to Item 402(v) of Regulation S-K, the comparison assumes $100 was invested on August 31, 2020 in our ordinary shares. Historic stock price performance is not necessarily indicative of future stock performance.
(4)    For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the Nasdaq Electronic Components Index (the “Peer Group”).
(5)    Non-GAAP operating income is presented on a continuing operations basis and excludes the operations of SMART Brazil.
(6)    We have selected non-GAAP operating income as the Company Selected Measure because it is a core driver of our performance and shareholder value creation and, accordingly, was utilized in the Company’s short-term cash incentive program. Non-GAAP operating income is defined as GAAP operating income (loss) excluding share-based compensation expense, amortization of acquisition-related intangible assets (consisting of amortization of developed technology, customer relationships, trademarks/trade names and backlog acquired in connection with business combinations), acquisition-related inventory adjustments, acquisition-related expenses, restructure charges and integration expenses, impairment of goodwill, changes in the fair value of contingent consideration, and other infrequent or unusual items.
(7)    In fiscal 2021, the Company underwent a transition to an almost entirely new management team, including the appointments of PEO Mr. Adams and non-PEO NEOs Mr. Rizvi, Mr. Demby, Mr. Pellegrino, and Ms. Kuykendall. These NEOs received sign-on inducement equity compensation and/or cash sign-on awards in fiscal 2021, which resulted in higher relative Summary Compensation Table total compensation amounts for fiscal 2021.
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO(s) and the average of the compensation actually paid to our non-PEO NEOs, with (i) our cumulative TSR and our Peer Group TSR, (ii) our net income

(loss), and (iii) our non-GAAP operating income, in each case, for each of fiscal 2021, 2022, 2023, and 2024. Non-GAAP operating income is presented on a continuing operations basis and excludes the operations of SMART Brazil. For fiscal 2021, the compensation actually paid to our two PEOs has been aggregated for purposes of the graphical relationship disclosure below, and as described in footnote 7 above, five of the NEOs received sign-on inducement equity compensation and/or cash sign-on awards in fiscal 2021, which resulted in higher relative Summary Compensation Table total compensation amounts for fiscal 2021.
*TSR amounts reported in the graph assume an initial fixed investment of $100.
**For fiscal 2021, PEO Compensation Actually Paid represents the aggregate of Mr. Adams’ and Mr. Shah’s compensation actually paid.
*For fiscal 2021, PEO Compensation Actually Paid represents the aggregate of Mr. Adams’ and Mr. Shah’s compensation actually paid.

*For fiscal 2021, PEO Compensation Actually Paid represents the aggregate of Mr. Adams’ and Mr. Shah’s compensation actually paid.
Tabular List of Financial Performance Measures
We believe the following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our NEOs for fiscal 2024:
•Net sales;
•Non-GAAP operating income; and
•Relative TSR.
For additional details regarding our most important financial performance measures, please see the sections titled “Elements of Executive Compensation – Short-Term Cash Incentive Compensation” and “Elements of Executive Compensation – Equity Compensation” in our CD&A above.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information as of August 30, 2024 with respect to all of our equity compensation plans in effect on that date.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		(b) Weighted-Average Exercise Price of Outstanding Options and Rights (1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (2)	4,071,807	(3)	$12.72	6,384,625	(4)
Equity compensation plans not approved by security holders (5)	735,546	(6)	$—	1,734,724
Total	4,807,353		$12.72	8,119,349
(1)Represents the weighted-average exercise price of outstanding options. Because RSUs do not have an exercise price, the weighted-average exercise price does not take into account outstanding RSUs.
(2)Consists of the Plan and the ESPP.
(3)Consists of 724,220 ordinary shares underlying outstanding options, 2,741,917 ordinary shares underlying outstanding RSUs, and 605,670 ordinary shares underlying outstanding PSUs and PSAs (based on target performance). Does not include rights to acquire ordinary shares under the ESPP.
(4)Consists of 4,464,049 ordinary shares available for issuance under the Plan and 1,920,576 ordinary shares available for issuance under the ESPP (of which 253,208 ordinary shares were purchased in the offering period in effect on August 30, 2024 that ended October 15, 2024).
(5)Consists of the 2021 Inducement Plan.
(6)Consists of 568,173 ordinary shares underlying outstanding RSUs and 167,373 ordinary shares underlying outstanding PSUs (based on target performance).
The number of shares reserved under the Plan is subject to an automatic annual increase on the first day of each fiscal year (ending with the fiscal year starting September 1, 2026), equal to the lesser of (i) 3,000,000 shares, (ii) 2.5% of the ordinary shares outstanding on such date, and (iii) an amount determined by the Board.
The number of shares authorized for sale under the ESPP is subject to an automatic annual increase on each September 1 (through and including September 1, 2027), equal to the lesser of (i) 600,000 shares, (ii) 1.5% of the ordinary shares outstanding on the last day of the immediately preceding fiscal year, and (iii) an amount determined by the Board.
Our 2021 Inducement Plan provides for the issuance of equity awards to provide inducements for certain individuals to enter into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Marketplace Rules, and to motivate such persons to contribute to, and to enable them to share in any long-term growth and financial success we may experience. Such awards include options, share appreciation rights, RSAs, RSUs, and performance-based awards such as PSAs and PSUs.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Transactions with Related Persons, Promoters, and Certain Control Persons
Since the beginning of fiscal 2024, there has not been, nor is there any transaction proposed in which we were or will be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than as set forth below and in the compensation, employment arrangements, and other agreements and transactions that are described elsewhere in this Proxy Statement.
Investment by SKT
On July 14, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with SKT. Pursuant to the Purchase Agreement, the Company agreed to sell to SKT 200,000 convertible preferred shares, par value $0.03 per share, of the Company (the “CPS”), at a purchase price of $1,000 per share or an aggregate purchase price of $200 million (the “SKT Investment”). On December 13, 2024, the Company consummated the SKT Investment (the “Closing”) and entered into an Investor Agreement (the “Investor Agreement”) providing for certain rights and restrictions relating to the SKT Investment, including the right to designate one person to be appointed to the Board (if the number of directors on the Board is less than twelve) until such time as SKT and its Subsidiaries and Affiliates (each as defined in the Investor Agreement) beneficially own less than five percent of the Ordinary Shares then issued and outstanding (calculated on a fully-diluted basis), directly or by holding the CPS.
Upon the Closing on December 13, 2024, the Board increased the authorized size of the Board to nine members, and upon the recommendation of the NCG Committee, the Board appointed Mr. Ha to the Board as SKT’s designee, effective immediately. Except for the Purchase Agreement, the Investor Agreement, and the Certificate of Designation, Mr. Ha was not selected pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Ha and any director or executive officer of the Company, and except as described herein, Mr. Ha does not have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Indemnification
We have entered into indemnification agreements with our directors and executive officers and intend to continue doing so in the future. Our Articles of Association provide that we will indemnify each director and executive officer against any liability, including personal liability for breaches of fiduciary duty, action, proceeding, claim, demand, costs, damages, or expenses, including legal expenses, arising out of the person’s services as a director or executive officer, other than that they may incur by reason of their own actual fraud or willful default.
Procedures for Approval of Related Person Transactions
Our Articles of Association provide that a director who is in any way interested in a contract or transaction with the Company must declare the nature of his or her interest at a meeting of the Board. A director may vote in respect of any such contract or transaction notwithstanding that they may be interested therein, and if they do so, their vote will be counted and they may be counted in the quorum at any meeting of the Board at which any such contract or transaction comes before the meeting of the Board for consideration.
Pursuant to our written Audit Committee charter, the Audit Committee must review all related person transactions required to be disclosed in our financial statements and approve any such related person transaction, unless the transaction is approved by another independent committee of our Board.
In furtherance of this requirement, the Board has adopted a Related Person Transaction Policy that is in conformity with the requirements for companies having ordinary shares listed on Nasdaq. This policy addresses the reporting, review, and approval or ratification of transactions with related persons, and applies to the following persons (each, a “Related Person”):
•Any of our directors or executive officers;
•Any nominee for director;

•A beneficial owner of 5% or more of our voting securities; or
•Any immediate family member of the foregoing.
A transaction involving the Company in which a Related Person has a direct or indirect material interest, as determined by the Audit Committee (or comparable body of the Board consisting solely of independent directors), is considered a “Related Person Transaction.”
Except as otherwise provided in the policy, each Related Person Transaction must be approved by the Audit Committee and each director, director nominee, and executive officer must promptly notify our Secretary of any Related Person Transaction and all the material facts thereof. If advance approval of a proposed Related Person Transaction is not feasible, our Audit Committee will review such new or proposed Related Person Transaction at its next occurring regular meeting.
In addition, on at least an annual basis, the Audit Committee reviews previously approved Related Person Transactions to determine whether such transactions should continue.
In reviewing the transaction or proposed transaction, the Audit Committee considers all relevant facts and circumstances, including without limitation the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the Related Person’s direct or indirect interest, and the actual or apparent conflict of interest of the Related Person. The Audit Committee will not approve or ratify a Related Person Transaction unless it determines that, upon consideration of all relevant information, the transaction is in, or not inconsistent with, the best interests of the Company and its shareholders.
If after its review, the Audit Committee determines not to approve or ratify a Related Person Transaction (whether such transaction is being reviewed for the first time or has previously been approved and is being reviewed on at least an annual basis), the transaction will not be entered into or continued, as directed by the Audit Committee.
Finally, our written Code of Business Conduct and Ethics requires that directors, executive officers, and employees make appropriate disclosure of potential conflict of interest situations to the Audit Committee (in the case of accounting, internal accounting controls or auditing matters) or to their supervisor or the legal department.

HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Proxy Availability Notice or other proxy materials with respect to two or more shareholders sharing the same address by delivering a single Proxy Availability Notice or other proxy materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards.
This year, a number of brokers with account holders who are our shareholders will be householding our proxy materials. A Proxy Availability Notice or proxy materials will be delivered in one single envelope to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your broker that they will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Availability Notice or proxy materials, please notify your broker or contact our Secretary, c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560, or by telephone: (510) 623-1231. Shareholders who currently receive multiple copies of the Proxy Availability Notice or proxy materials at their address and would like to request householding of their communications should contact us at the address or telephone number above or contact their broker if they are a street name shareholder. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Proxy Availability Notice or proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual General Meeting. If any other matters are properly brought before the Annual General Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
Solicitation of Proxies
In connection with our solicitation of proxies for our 2026 Annual General Meeting, we intend to file a proxy statement and WHITE proxy card with the SEC. Shareholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE PHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU REQUESTED TO RECEIVE PAPER PROXY MATERIALS, THEN YOU MAY ALSO VOTE BY MAILING A COMPLETED, SIGNED, AND DATED PROXY CARD OR VOTING INSTRUCTION CARD IN THE ENVELOPE PROVIDED. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL GENERAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Mark Adams
Director, President and Chief Executive Officer
Milpitas, California
December 20, 2024
A copy of our Annual Report on Form 10-K for the fiscal year ended August 30, 2024, including the financial statements and the financial statement schedules thereto but not including exhibits, as filed with the SEC on October 24, 2024, is available without charge upon written request to our Secretary, c/o Penguin Solutions, Inc., 39870 Eureka Drive, Newark, CA 94560, or by accessing a copy on Penguin Solutions’ website at ir.penguinsolutions.com in the Financials section of the Investors section under “SEC Filings.” Information on our website is not incorporated by reference in this Proxy Statement. Exhibits to the Annual Report on Form 10-K for the fiscal year ended August 30, 2024 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

APPENDIX A
Penguin Solutions, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures

GAAP to Non-GAAP Reconciliation
Our management uses non-GAAP financial measures to supplement our financial results under GAAP, including non-GAAP gross profit, non-GAAP gross margin, and non-GAAP operating income. Our management uses these measures to analyze the Company’s operations and make decisions as to future operational plans and believes that this supplemental non-GAAP information is useful to investors in analyzing and assessing the Company’s past and future operating performance. These non-GAAP measures exclude certain items, such as share-based compensation expense; amortization of acquisition-related intangible assets (consisting of amortization of developed technology, customer relationships and trademarks/trade names acquired in connection with business combinations); acquisition-related inventory adjustments; diligence, acquisition, and integration expense; restructure charges; impairment of goodwill; changes in the fair value of contingent consideration; gains (losses) from changes in currency exchange rates; amortization of debt issuance costs; gain (loss) on extinguishment or prepayment of debt; other infrequent or unusual items; and related tax effects and other tax adjustments. While amortization of acquisition-related intangible assets is excluded, the revenues from acquired companies is reflected in the Company’s non-GAAP measures and these intangible assets contribute to revenue generation. Our management believes the presentation of operating results that exclude certain items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, as they exclude important information about Penguin Solutions’ financial results, as noted above. The presentation of these adjusted amounts varies from amounts presented in accordance with GAAP and therefore may not be comparable to amounts reported by other companies. Investors are encouraged to review the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables below.
A-1

Penguin Solutions, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)

	Fiscal Year Ended
	August 30, 2024	August 25, 2023
GAAP gross profit	$340,776	$415,171
Share-based compensation expense	7,113	6,334
Amortization of acquisition-related intangibles	23,656	25,661
Flow-through of inventory step up	—	2,599
Cost of sales-related restructuring	2,136	6,813
Other	300	—
Non-GAAP gross profit	$373,981	$456,578

GAAP gross margin	29.1%	28.8%
Effect of adjustments	2.8%	2.9%
Non-GAAP gross margin	31.9%	31.7%

GAAP operating income	$18,295	$8,745
Share-based compensation expense	43,160	39,228
Amortization of acquisition-related intangibles	39,272	44,601
Flow-through of inventory step up	—	2,599
Cost of sales-related restructuring	2,136	6,813
Diligence, acquisition and integration expense	8,772	20,869
Impairment of goodwill	—	19,092
Change in fair value of contingent consideration	—	29,000
Restructuring charges	7,064	7,047
Other	1,558	1,800
Non-GAAP operating income	$120,257	$179,794

A-2

PENGUIN SOLUTIONS

PENGUIN SOLUTIONS, INC.
C/O SMART MODULAR TECHNOLOGIES, INC.
39870 EUREKA DRIVE
NEWARK, CA 94560-4809

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on February 6, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on February 6, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V60427-P21972

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PENGUIN SOLUTIONS, INC.

The Board of Directors recommends you vote FOR each of the following nominees for director:

Nominees:	**For**	**Against**	**Abstain**
1a. Min Yong Ha	☐	☐	☐
1b. Penelope Herscher	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	**2 Years**	**3 Years**	**Abstain**
4. Approval, on a non-binding advisory basis, of the frequency of the advisory vote to approve the compensation of the Company's named executive officers.	☐	☐	☐	☐

NOTE: The proxies may vote in their discretion upon other business as may properly come before the Annual General Meeting or any continuation, postponement or adjournment of the Annual General Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V60428-P21972

PENGUIN SOLUTIONS, INC.
Annual General Meeting of Shareholders
February 7, 2025 10:00 AM PT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Mark Adams and Nate Olmstead, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the ordinary shares of PENGUIN SOLUTIONS, INC. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM PT on February 7, 2025, virtually at www.virtualshareholdermeeting.com/PENG2025, and any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

ANY ADDITIONAL BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF WILL BE VOTED IN ACCORDANCE WITH THE JUDGEMENT OF THE PERSON VOTING THE PROXY. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO COMMENCEMENT OF VOTING AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS OR ANY CONTINUATION, POSTPONEMENT OR ADJOURNMENT THEREOF.

Continued and to be signed on reverse side